UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No. __)

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WASHINGTON PRIME GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WASHINGTON PRIME GROUP INC.

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

WASHINGTON PRIME GROUP INC.

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

April 29, 2020

Dear Shareholder:

You are cordially invited to participate in the 2020 Annual Meeting of Shareholders of Washington Prime Group Inc. (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., Eastern Time, on Monday, June 15, 2020 and will be a webcast meeting of shareholders.

In light of the public health and safety concerns related to the coronavirus (COVID-19) global pandemic and the various measures being implemented to reduce its spread, the Annual Meeting will be held via live webcast only. You will be able to access the Annual Meeting, vote, and submit any relevant questions during the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/WPG2020. To participate in the Annual Meeting, you must have your sixteen-digit control number that is shown on your Notice Regarding the Availability of Proxy Materials (the “Internet Notice”) and your proxy card if you receive our proxy materials by mail. Access to the Annual Meeting is limited to our shareholders of record, or their duly appointed proxies, as of the close of business on April 17, 2020. It is important that your common shares be represented at our online Annual Meeting. We hope that you will participate in the Annual Meeting and vote your shares as promptly as possible.

We are utilizing the Securities and Exchange Commission rules that allow us to deliver proxy materials over the Internet to expedite the receipt of these materials by our shareholders. You will receive the Internet Notice which will include instructions on how to access our proxy materials and vote. At your discretion, you may request hard copies and a proxy card for voting via mail by following the instructions on the Internet Notice. Information about the Annual Meeting and the various matters on which the holders of our common shares of beneficial interest will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement that follow. We encourage you to read the Proxy Statement carefully.

Our Board of Directors appreciates your support of our company in these challenging times.

Sincerely,

Robert J. Laikin

Chairman of the Board

Louis G. Conforti

Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT.

PLEASE FOLLOW THE INSTRUCTIONS FOR THE VOTING METHOD YOU SELECT.

Forward Looking Statements

This Proxy Statement, together with other statements and information publicly disseminated by Washington Prime Group Inc., contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results may differ from the events discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, employment litigation, transaction delays, the failure of Washington Prime Group Inc. to qualify as a real estate investment trust, loss of key personnel, the failure to achieve earnings/funds from operations targets or estimates, as well as other risks listed from time to time in our Form 10-K and other reports and statements filed by Washington Prime Group Inc. with the Securities and Exchange Commission.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

WASHINGTON PRIME GROUP INC.

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 15, 2020

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Washington Prime Group Inc., an Indiana corporation and real estate investment trust (“WPG” or the “Company”), will begin at 9:00 a.m., Eastern Time (“ET”), on Monday, June 15, 2020. The Annual Meeting will be held virtually via webcast and can be accessed via the Internet at www.virtualshareholdermeeting.com/WPG2020. There is no physical location for the Annual Meeting. We are holding the Annual Meeting for the following purposes:

1.	to vote to elect seven (7) nominees named in the Proxy Statement to serve as directors until our next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	to vote upon a non-binding and advisory resolution regarding the compensation of the Company’s named executive officers;

3.	to consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.	to transact such other business as may properly be raised during the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Proxy Statement following this notice describes these matters in detail. We have not received notice of any other proposals to be included in the Proxy Statement and presented during the Annual Meeting. You may vote in the virtual Annual Meeting and any postponements or adjournments thereof if you were a holder of record of our common shares as of the close of business on Friday, April 17, 2020, the record date fixed by our Board of Directors for determining the holders of record of the common shares entitled to receive notice of and to vote in the virtual Annual Meeting. The Company recommends that you vote “FOR” the election of each of the nominees for director and “FOR” proposals 2 and 3.

YOUR VOTE IS IMPORTANT AND YOU SHOULD VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO PARTICPATE IN THE ANNUAL MEETING. SHAREHOLDERS ARE CORDIALLY INVITED TO ACCESS THE ANNUAL MEETING AT THE INTERNET ADDRESS PROVIDED ABOVE.

If you are a shareholder of record then you may change your vote or revoke your proxy at any time before your proxy is exercised during the Annual Meeting by following the voting instructions in the Notice Regarding the Availability of Proxy Materials that you received or by filing with us a duly signed revocation or another proxy card bearing a later date than the initial proxy card submitted. Alternatively, you may also change your proxy vote by accessing the virtual Annual Meeting and voting; however, merely accessing the website for the Annual Meeting will not serve to revoke a proxy unless you specifically request such a revocation. If your common shares are held in a stock brokerage account or by a bank or other nominee, then you must contact the institution or representative that holds your shares and follow its instructions for revoking your proxy. Beneficial owners of common shares held in a brokerage account, by a bank or other nominee are advised that if you do not timely provide instructions to your broker, banker, or nominee, your shares will not be voted in connection with the election of directors (proposal 1) or with respect to the advisory resolution regarding the compensation of the Company’s named executive officers (proposal 2).

By Order of the Board of Directors,

Robert P. Demchak

Executive Vice President, General Counsel and Corporate Secretary

April 29, 2020

WASHINGTON PRIME GROUP INC.

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

WASHINGTON PRIME GROUP INC.

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

PROXY STATEMENT

2020 Annual Meeting of Shareholders – Monday, June 15, 2020 – 9:00 a.m., ET

www.virtualshareholdermeeting.com/WPG2020

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is Soliciting My Vote?

The Board of Directors (the “Board”) of Washington Prime Group Inc., an Indiana corporation and real estate investment trust or REIT, is soliciting proxies from the holders of Washington Prime Group Inc.’s issued and outstanding common shares of beneficial interest, $0.0001 par value per share (the “Common Shares” or “Common Stock”) to be voted during the 2020 Annual Meeting of Shareholders (the “Annual Meeting”), and any adjournments or postponements of such meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Meeting Notice”). From time to time throughout this Proxy Statement, Washington Prime Group Inc. will be referred to as the “Company,” “WPG,” “we,” “us,” “our,” or “our company.”

Your Vote is Very Important

Because of concerns relating to the global pandemic of the novel coronavirus (COVID-19) and to provide access to the Annual Meeting for our shareholders in light of such concerns, the Annual Meeting is being conducted in a virtual-only webcast format that is accessible via the Internet at www.virtualshareholdermeeting.com/WPG2020. There is no physical location for the Annual Meeting.

Under rules adopted by the Securities and Exchange Commission (“SEC”), we have also elected, as we have in prior years, to provide access to our proxy materials for the Annual Meeting over the Internet. Accordingly, we anticipate that our third party distributor will begin sending our Notice of Availability of Proxy Materials (the “Notice”) on or about May 6, 2020 to our shareholders of record. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request it in the manner described in the Notice. The Notice includes instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials. Whether or not you plan to access the online Annual Meeting, please take the time to vote your shares.

Voting by Shareholders of Record. If you are a common shareholder of record and wish to access the Annual Meeting to vote your shares then you will need your sixteen-digit control number that was provided to you in the Notice or your proxy card (if you received a printed copy of our proxy materials). You will need this control number to vote your shares, submit any questions for consideration during the Annual Meeting, or to change your previously submitted proxy vote. You may also vote by proxy over the Internet, by mail, or by telephone following the instructions provided in your proxy card or Notice.

Voting by Beneficial Owners. If your Common Shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of Common Shares held in “street name.” If you are a beneficial owner and you wish to access the Annual Meeting then you must follow the directions for accessing the Annual Meeting that you receive from the organization that holds your Common Shares. If you hold your Common Shares in “street name,” please check the materials provided by your broker or contact your broker, nominee, fiduciary or other custodian(s) to determine if you will be able to vote over the Internet or by telephone.

What Am I Voting On?

There are three (3) proposals (the “Proposals”) to be considered and voted on by holders of Common Shares (the “Common Shareholders” or a “Common Shareholder”) during the Annual Meeting:

►

Proposal 1: A vote to elect seven (7) nominees named in this Proxy Statement to serve as directors on the Board until our next annual meeting of shareholders and until their successors are duly elected and qualified;

►	Proposal 2: An advisory vote to approve the compensation of the Company’s named executive officers; and

►	Proposal 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

What are the Board’s Voting Recommendations?

The Board unanimously recommends that Common Shareholders vote FOR each of the Board’s nominees for election as directors and FOR Proposals 2 and 3.

What Happens If Additional Matters are Presented During the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement and the Meeting Notice that will be considered during the Annual Meeting. If other matters properly presented for consideration during the Annual Meeting, the persons named as proxies will have the discretion to vote on those matters for you.

How Do I Access the Annual Meeting?

The Annual Meeting will begin at 9:00 a.m., ET, on Monday, June 15, 2020. In order to access and participate in the Annual Meeting, if you are a registered Common Shareholder then use your sixteen-digit control number to access the website www.virtualshareholdermeeting.com/WPG2020 that is hosting the Annual Meeting. Be sure to have computer speakers (and headphones, if necessary) as the audio will only stream through computer speakers. There is no telephone conference line. Common Shareholders that hold their shares in “street name” should follow the instructions for accessing the website hosting our Annual Meeting in the voter instruction form provided by the brokerage, bank, trust or other custodian that holds your Common Shares.

Common Shareholders are encouraged to log into the webcast at least 15 minutes prior to the start of the meeting to provide time to register and download, if needed, any required software and test the Internet connectivity of their computer or other technical equipment used to access the Annual Meeting. The webcast replay of the Annual Meeting proceedings will be available at www.virtualshareholdermeeting.com/WPG2020 24 hours after the Annual Meeting concludes. The replay will be available for a period of thirty (30) days following the Annual Meeting date. If you access the Annual Meeting and do not enter your sixteen-digit control number then you will only be able to listen to the proceedings, but will not be able to vote or otherwise participate.

How Do I Submit a Question for Consideration During the Annual Meeting?

If you would like to submit a relevant question before the Annual Meeting convenes then visit www.proxyvote.com and submit a question for consideration. Once the Annual Meeting begins and the webcast commences then you may submit a relevant question for consideration, once you have logged into the webcast at www.virtualshareholdermeeting.com/WPG2020 and entered your sixteen-digit control number, by simply typing in your question in the “Ask a Question” box and clicking “Submit.” All appropriate and relevant questions will be eligible for selection by the Annual Meeting chairperson to be asked during the Annual Meeting proceedings and considered.

What If I Encounter Technical Problems in Accessing or Participating in the Annual Meeting?

We have provided a toll-free technical support “help line” that can be accessed by any Common Shareholder who is experiencing technical challenges or problems logging into or participating in our virtual Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the registration or meeting time then please call the technical support telephone number that will be posted to the Virtual Shareholder Meeting log-in page. Technical support is only available 30 minutes before the Annual Meeting start time and during the meeting time. The technical support number for assistance is only available the day of the Annual Meeting.

Who is Entitled to Vote?

You are entitled to vote on all matters presented to the Common Shareholders during the virtual Annual Meeting if you owned Common Shares at the close of business on Friday, April 17, 2020 (the “Record Date”), the date fixed by the Board for determining the holders of record of the Common Shares entitled to receive notice of and to vote during the Annual Meeting.

How Many Common Shares May Vote During the Annual Meeting?

On the Record Date, a total of 187,356,814 Common Shares were outstanding and entitled to vote on all matters presented to Common Shareholders during the Annual Meeting. Holders of our preferred shares are entitled to receive notice of the Annual Meeting, but are not entitled to vote on any matters being acted on during the Annual Meeting or access the Annual Meeting.

What If I Receive More Than One Notice or More Than One Control Number?

If you receive more than one Notice, voter instruction form or more than one set of our proxy materials because you hold Common Shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts and you have received more than one sixteen-digit control number, then you will need to enter each respective control number when accessing the Annual Meeting, or otherwise, to vote the Common Shares associated with that particular control number and relating to the respective account(s) in which those Common Shares are held.

How Many Common Shares Must be Present in Order for the Annual Meeting to Proceed?

The representation at the Annual Meeting, either virtually or by proxy, of holders of Common Shares representing a majority of all the votes entitled to be cast during the Annual Meeting as of the Record Date, or at least 93,678,407 Common Shares, will constitute a quorum for the transaction of business during the Annual Meeting.

What is a Proxy?

A proxy is a person or entity authorized to act for another. In the context of our Annual Meeting, by executing our proxy card, you will appoint the individuals designated on it to vote your shares represented by the proxy card as specifically instructed on the proxy card, or if a matter that is not described on the proxy card comes up for a vote during the Annual Meeting, in their discretion.

What is the Difference Between a “Shareholder of Record” and a “Street Name” Holder?

These terms describe how your Common Shares are held. If your Common Shares are registered directly in your name with Computershare, Inc., our transfer agent, then you are a “shareholder of record.” If your Common Shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, then you are a “street name” holder.

How Do I Vote My Common Shares?

If you are a “shareholder of record,” you have several choices. You can vote your Common Shares in one of the following ways:

►	via the Internet: www.proxyvote.com until 11:59 P.M. ET on June 14, 2020;

►	by telephone: 1-800-690-6903 until 11:59 P.M. ET on June 14, 2020;

►	by completing, signing and returning your proxy card by mail; or

►	logging into www.virtualshareholdermeeting.com/WPG2020 using your sixteen-digit control number to access the Annual Meeting and vote during the proceedings.

If you participate in the Computershare Investment Plan (the “CIP”) and hold your Common Shares directly in your name, then you will receive a Notice with respect to how to vote the Common Shares held directly in your name and for the Common Shares that you have acquired and hold through the CIP.  If you participate in the CIP and own your Common Shares in “street name” through a brokerage account, then you will receive a voter instruction form or proxy card covering the Common Shares held in the CIP from your bank, broker, trustee or other nominee.

In the event that you hold Common Shares in “street name,” your broker, bank, trustee or nominee will provide you with materials and instructions for accessing the Annual Meeting and voting your Common Shares as the rules of the New York Stock Exchange (“NYSE”) require your broker, banker, trustee or other nominee to first obtain your voting instructions with respect to those Common Shares before voting on non-routine matters such as the election of our directors presented in Proposal 1 and the vote concerning our named executive officer compensation presented in Proposal 2. The NYSE rules, however, permit, but do not require, your broker, banker, trustee or other nominee to vote on routine matters, such as ratifying the appointment of our independent registered public accounting firm presented in Proposal 3, without receiving your voting instructions. If you do not instruct your broker, banker, trustee or other nominee how to vote with respect to the matters presented in the Proposals then your broker, banker or other nominee may not vote with respect to these Proposals and those votes will be counted as “broker non-votes.”

What Are Broker Non-Votes?

A broker non-vote occurs when a nominee, such as a broker, holding Common Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its Common Shares. You may vote via the Internet or by telephone if your bank or broker offers these options. Please see the voting instructions provided by your bank or broker for use in instructing your banker or broker how to vote your Common Shares held in “street name.” Proposals 1 and 2 are the type of proposals where a broker non-vote could occur. If you do not provide your broker with voting instructions, none of your Common Shares held by the broker will be voted on any of these Proposals. Brokers, bankers, trustees or other nominees may, but are not required to, vote on Proposal 3 without receiving instructions from the beneficial owner as to how to vote its Common Shares.

Can I Vote My Common Shares During the Annual Meeting?

If you are a “shareholder of record,” you may vote your Common Shares during the Annual Meeting. If you hold your Common Shares in “street name,” you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote your Common Shares during the Annual Meeting.

How Will Abstentions and Broker Non-Votes be Treated?

Abstentions will have no effect on the outcome of any of the Proposals. There will be no broker non-votes regarding the ratification of the appointment of the Company’s independent registered accounting firm (Proposal 3). Broker non-votes will not be counted as votes “FOR” or “AGAINST” the election of directors (Proposal 1) or in the case of Proposal 2 and, therefore, will have no effect on the outcome of such Proposals. However, abstentions and broker non-votes will be considered present for the purposes of determining a quorum.

What Vote Is Required to Approve Each Proposal?

All Common Shares are entitled to one vote per share. To approve each of the Proposals, the following votes are required from the holders of Common Shares:

Proposal Number	Subject	Vote Required	Impact of Abstentions And Broker Non-Votes, If Any
1	To elect as directors, the seven (7) nominees named in this Proxy Statement.

The election of directors will be determined by a majority of the votes cast by the Common Shareholders entitled to vote during the Annual Meeting, and a “majority of votes cast” means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election.

Abstentions and broker non-votes will not affect the outcome of the vote.
2	An advisory vote to approve named executive officer compensation.

This proposal is advisory and not binding. We will consider Common Shareholders to have approved this proposal if the number of votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” it.

Abstentions and broker non-votes will not affect the outcome of the vote.
3	To ratify the appointment of our independent registered accounting firm for the fiscal year ending December 31, 2020.	The number of votes cast “FOR” this proposal must exceed the number of votes cast “AGAINST” it.	Abstentions will not affect the outcome of the vote. There are no broker non-votes on this proposal.

You May Receive More Than One Notice.

You will receive multiple Notices or voter instruction forms if you hold your Common Shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts.

Can I Change My Vote After I Have Submitted My Proxy?

If you are a Common Shareholder of record, you may revoke your proxy in any one of the following ways:

►	by sending a written notice of revocation to our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215 that is received prior to the Annual Meeting, stating that you revoke your proxy;

►	by signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card;

►	by granting a subsequent proxy by telephone or through the Internet; or

►	logging into www.virtualshareholdermeeting.com/WPG2020 using your sixteen-digit control number to access the Annual Meeting and vote during the proceedings.

If your Common Shares are held in “street name,” you should follow the instructions provided by your broker, bank, trustee or nominee.

How Will My Common Shares be Voted If I Do Not Specify How They Should be Voted?

If you sign and return a proxy card without indicating how you want your Common Shares to be voted, the persons named as proxies will vote your Common Shares “FOR” each of the Board’s nominees for election as director and “FOR” Proposals 2 and 3. As a holder of our Common Shares in “street name” through a broker, banker, trustee or other nominee, if you fail to provide voting instructions with respect to the matters presented in the Proposals then your broker, banker or other nominee may not vote with respect to these Proposals and those votes will be counted as “broker non-votes.”

Who Will Count the Votes?

Broadridge Financial Solutions, Inc. will count the votes and will serve as the inspector of election for the Annual Meeting.

Who Pays the Cost of This Proxy Solicitation?

We will pay the cost of preparing, filing, assembling and mailing the proxy materials. We may also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. Additionally, we have retained Georgeson LLC to assist in the solicitation of proxies, for which it will receive customary fees and the reimbursement of reasonable expenses.

Is this Proxy Statement the Only Way That Proxies are Being Solicited?

Certain employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

What Do I Need To Do to Access the Annual Meeting?

Only Common Shareholders as of the close of business on the Record Date are entitled to access the Annual Meeting using your sixteen-digit control number. If your Common Shares are held in “street name” as of the close of business on the Record Date then you are entitled to access the Annual Meeting using the instructions provided by your broker, bank, trustee or nominee holding your Common Shares. Unauthorized access to the Annual Meeting or the use of deceptive actions, artifice, or tactics to gain access to the Annual Meeting is prohibited. Accessing the Annual Meeting after the proceedings have commenced or failing to comply with the rules for the Annual Meeting as well as the procedures discussed herein or described in the materials you received regarding the Annual Meeting could adversely affect your ability to participate in the Annual Meeting.

PROPOSALS FOR SHAREHOLDER CONSIDERATION DURING THE ANNUAL MEETING

The following Proposals will be presented during the Annual Meeting to be voted on by Common Shareholders as the close of business on the Record Date and represented, virtually or by proxy, at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of seven members with no vacancies. All of the nominees for election to the Board are incumbent directors whose current terms conclude at the commencement of the Annual Meeting. All directors are elected for one year terms. Upon the recommendation of the Governance and Nominating Committee, our Board has nominated all of the individuals currently serving as a director to stand for re-election at our virtual Annual Meeting.

Each director elected during the Annual Meeting will hold office until the next succeeding annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each nominee listed below has consented to be named in this Proxy Statement and has agreed to serve as a director if elected, and we expect each nominee to be able to serve if elected. If any nominee is not able to stand for election or serve, the persons named as proxies will have authority, according to their judgment, to vote or refrain from voting for such alternate nominee as may be designated by the Board.

Pursuant to our Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”), director nominees in a non-contested election are elected by a vote of the majority of votes cast by Common Shareholders entitled to vote during the Annual Meeting with respect to that director, which means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election.

Nominees for Election to the Board

The following table shows the name, age, and current position(s) or roles held by each director nominee.

Name of Director Nominee	Age(1)	Position(s) Held(1)
Robert J. Laikin	56	Chairman of the Board, Compensation Committee and Governance and Nominating Committee member
Sheryl G. von Blucher	58	Director, Audit Committee member and Sustainability Committee Chairperson
J. Taggart (“Tag”) Birge	49	Director, Compensation Committee and Sustainability Committee member
Louis G. Conforti	55	Chief Executive Officer and Director
John F. Levy	64	Director, Audit Committee Chairperson, Governance and Nominating Committee member, and an Audit Committee Financial Expert
John J. Dillon III	60	Director, Compensation Committee Chairperson, Audit Committee member, and Sustainability Committee member
Jacquelyn R. Soffer	54	Director and Governance and Nominating Committee Chairperson

(1)The age and position(s) listed are all as of the Record Date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. LOUIS G. CONFORTI, ROBERT J. LAIKIN, J. TAGGART (“TAG”) BIRGE, JOHN F. LEVY, JOHN J. DILLON III, AND MMES. JACQUELYN R. SOFFER AND SHERYL G. VON BLUCHER AS DIRECTORS TO SERVE UNTIL THE 2021 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

PROPOSAL 2:	ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our goal for our executive compensation program is to motivate and retain qualified executive level employees in a way that establishes an appropriate relationship between executive pay and the creation of shareholder value on a long-term basis. The Compensation Discussion and Analysis section of this Proxy Statement describes our executive compensation program and the decisions made by the Compensation Committee that affected the compensation of the named executive officers listed in the Summary Compensation Table located in the section of this Proxy Statement entitled “Summary Compensation Table & Other Supporting Tables.” As it pertains to compensation paid or earned in 2019, highlights of that discussion include the following:

►	an explanation of the objectives and principal elements of our executive compensation program and the composition of the compensation paid to the named executive officers;

►	an explanation of our annual cash bonus and equity-based incentive compensation plans; and

►	the decisions the Compensation Committee made that impacted the compensation of the named executive officers.

We are requesting that our Common Shareholders vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules and Section 14A of the Exchange Act, which disclosures include the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This advisory vote is generally referred to as a “say-on-pay vote.”

Accordingly, we, on behalf of the Board and its Compensation Committee, recommend that Common Shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because this resolution relates to the information about executive compensation contained in this Proxy Statement, beginning with the section entitled “Compensation of Our Executive Officers,” Common Shareholders should review that information in considering their vote on the resolution. Unlike Proposal 1, the results of this shareholder vote are not binding on the Company, the Board or the Compensation Committee of the Board. Furthermore, the results of the vote on this resolution will not overrule any decisions previously made by the Company, the Board or the Compensation Committee with respect to executive compensation and will not create any duty for the Company, Board or the Compensation Committee to take any action in response to the outcome of the vote. Additionally, the results of the Common Shareholder vote on this Proposal 2 and the aforementioned resolution will not serve to modify or invalidate any other previous shareholder vote on the Company’s named executive officer compensation. However, the Compensation Committee may take into account the outcome of the vote in making compensation decisions and considering other compensation opportunities in the future. Neither the director compensation disclosed in this Proxy Statement nor the pay ratio disclosure are subject to or covered by this advisory vote. The Company’s non-binding shareholder advisory vote on named executive officer compensation occurs on an annual basis. At the Company’s 2021 Annual Meeting of Shareholders, the Company’s Common Shareholders will next vote on the frequency with which the non-binding advisory vote on named executive officer compensation shall occur.

VOTE REQUIRED

This proposal is advisory and not binding on the Company, the Board or the Compensation Committee of the Board. Common Shareholders will have approved this proposal if the number of votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” it. Abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” THE FOREGOING RESOLUTION APPROVING THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Common Shareholders have the opportunity to ratify that selection in an advisory vote. One or more representatives of EY are expected to access the Annual Meeting and be available to respond to appropriate questions and, although EY has indicated that no statement is expected to be made, an opportunity for a statement will be provided if the EY representative(s) desire to do so and so indicate to the chairperson of the Annual Meeting.

If the votes cast in favor of this proposal do not exceed the votes cast against it, the Audit Committee will take into consideration the views of the Common Shareholders and may, but will not be required to, appoint a different independent registered public accounting firm.

VOTE REQUIRED

The number of affirmative votes “FOR” this proposal must exceed the number of votes cast “AGAINST” it in order for the proposal to be approved. Abstentions and broker non-votes will not affect the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

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Independent Registered Public Accounting Firm’s Fees

We have incurred fees for EY’s services as shown below. EY has advised us that it has billed or will bill us the amounts shown below for the related categories of services for the years ended December 31, 2019 and 2018, respectively:

	Year Ended December 31,
Type of Fee	2019	2018
Audit Fees(1)	$1,557,800	$1,557,000
Audit-Related Fees(2)	$508,200	$522,500
Tax Fees	—	—
All Other Fees	—	—
Total	$2,066,000	$2,079,500

(1) Audit Fees include fees for: (i) the audit of the annual financial statements and the effectiveness of internal control over financial reporting of WPG and, our operating partnership, Washington Prime Group, L.P. (“WPGLP”), (ii) the review of financial statements included in our Quarterly Reports on Form 10-Q, and (iii) other services provided in connection with other regulatory filings and out-of-pocket expenses.

(2) Audit-Related Fees include fees for stand-alone audits of the annual financial statements for certain consolidated entities with mortgage debt and joint venture entities and out-of-pocket expenses.

Pre-Approval of Audit and Non-Audit Services

As provided in the Audit Committee’s Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services, including the terms thereof, to be performed for us by our independent public accounting firm, subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to completion of the audit. The Audit Committee may form and delegate authority to a subcommittee consisting of one or more members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services. However, any pre-approval decisions made by such a subcommittee must be presented to the full Audit Committee at its next scheduled meeting.

EXCEPT WHERE OTHERWISE INSTRUCTED AND AS PERMITTED UNDER NYSE RULES, COMPLETED PROXIES THAT HAVE BEEN SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED: (1) FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED UNDER PROPOSAL 1, (2) FOR APPROVAL OF THE RESOLUTION STATED UNDER PROPOSAL 2, AND (3) FOR THE RATIFICATION OF THE APPOINTMENT OF EY AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

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INFORMATION ABOUT OUR DIRECTORS & EXECUTIVE OFFICERS

The following information is provided with respect to the incumbent members of the Board, each of whom have been nominated to stand for re-election to the Board, and the executive officers of the Company. In addition to the biographical information presented, also included for each director is a listing of the particular skills, qualifications, experience, or attributes that led the Board to conclude that the respective director should be nominated for re-election to the Board. The executive officers listed are elected by the Board and hold the respective offices adjacent to their names set forth below as of the Record Date. The biographical information provided has been furnished to the Company by the respective individuals listed below and is current as of the Record Date. The information on the skills, qualifications, experience, or attributes of each director nominee is current as of the date of the Meeting Notice. As of the Record Date, none of the directors or executive officers of the Company are related to one another. Set forth below is the biographical and skills information of the members of our Board standing for re-election during the Annual Meeting.

J. Taggart (“Tag”) Birge became a director of the Company in May 2017. Mr. Birge has over twenty years of healthcare real estate development, leasing and sales experience. Mr. Birge currently serves as President and Principal of Cornerstone Companies, Inc. (“Cornerstone”), a healthcare real estate development, leasing, property management, consulting, and investment company, and has held this position since 2008. Prior to serving in this role with Cornerstone, Mr. Birge served from 2004 to 2006 as Senior Vice President of Healthcare at Lauth Property Group, an Indiana based commercial real estate development company. Additionally, in March 2008, Mr. Birge co-founded Birge & Held (“B&H”), national apartment real estate, private equity and investment firm, and has served as B&H’s Chief Executive Officer since 2008. From 1997 to 2004, Mr. Birge practiced real estate law with the law firm of Bose McKinney & Evans, LLP in its Indianapolis, Indiana office. Mr. Birge’s practice focused on representing private real estate developers with office and medical sales and development across the United States. Mr. Birge graduated cum laude from Indiana University with a Bachelor of Arts degree in Political Science and holds a Juris Doctorate from the University of Virginia. Mr. Birge has served as a member of the Board of Directors of Bowen Engineering since 2002, the Board of Directors of the Tindley School since 2015, and the Board of Directors of the Indiana Sports Corp. since 2004.

Skills and Qualifications: Mr. Birge has experience in real estate, sales and real estate development along with substantial entrepreneurial and general business skills as well as legal expertise.

Louis G. Conforti became a director of the Company on May 27, 2014 and served as our Interim Chief Executive Officer from June 20, 2016 until October 6, 2016 when he became our Chief Executive Officer. Prior to joining the Company in his current position, Mr. Conforti served as Principal/Executive Director of Colony Capital, Inc. as the Global Head of Strategy as well as focusing on publicly traded investing from April 2014 until June 20, 2016.

Skills and Qualifications: Mr. Conforti has substantial real estate industry experience, with strong skills in real estate investment, executive and corporate management, corporate finance, banking, capital markets, financial statement and accounting matters, general business and other public company matters.

John J. Dillon III became a director of the Company on June 20, 2016. Mr. Dillon is currently serving as Managing Director at NFP Corp. (“NFP”), a broker and insurance consulting firm specializing in securing property and casualty insurance and employee benefits coverage for large corporations and institutions. Mr. Dillon has held this position since January 2017. Mr. Dillon previously served as Executive Vice President of the insurance division of City Financial Corporation (“CFC”) from March 2008 until January 2010 when CFC was restructured to become City Securities Insurance, LLC (“CSI”). Mr. Dillon also served on the CFC executive committee between March 2008 until January 2010 following CFC’s restructuring. Mr. Dillon served as President of CSI and served on its board of directors from January 2010 until January 2017 when NFP acquired CSI. Mr. Dillon has been a founding member of the Board of Directors for the Indiana Business Bank from December 2004 until its sale in October 2016, serving on the executive committee and Chairman of the Asset/Liability Committee. Mr. Dillon also serves on the Butler University School of Insurance Board and has held this position since 2012. Mr. Dillon is a graduate of DePauw University with a Bachelor of Arts degree in Economics.

Skills and Qualifications: Mr. Dillon has experience and expertise in the areas of real estate, risk management, insurance, finance, accounting, corporate governance, public company operations, banking, finance, politics and governmental relations, audit, compliance, charitable and philanthropic matters, real estate development, entrepreneurism, sales, media/public relations, corporate management, general management, and the retail business.

Robert J. Laikin serves as our Chairman of the Board.  Mr. Laikin became a director and was appointed as Lead Independent Director of the Company in May 2014. Mr. Laikin held the Lead Independent Director role until the position was eliminated by the Board and he at that time became Chairman of the Board. Mr. Laikin is currently the managing member of L7 Investments LLC, a closely held company that invests primarily in multi-family apartments as well as single-purpose buildings, hotels, divestitures and single-family homes, and has held this position since January 2016. Mr. Laikin also served as Executive Advisor to the CEO and Government Relations Executive of Ingram Micro Inc., a wholesale technology distributor and supply-chain management and mobile device lifecycle services company, from November 2012 to December 31, 2019.

Skills and Qualifications: Mr. Laikin has an established track record of launching and building successful enterprises, with significant experience in the areas of executive leadership, corporate management, retail, real estate, business strategy and corporate finance, banking, financing, accounting, corporate management, general business and global business operations, accounting, corporate governance, public company compliance, political/governmental matters, audit/compliance, entrepreneurism, real estate development, sales, charitable/philanthropic matters, marketing, risk management/insurance, legal, investor, media and public relations, negotiation and deal structure.

John F. Levy became a director of the Company on June 20, 2016. Mr. Levy currently serves as the Chief Executive Officer and principal consultant for Board Advisory, a consulting firm established to assist public companies, or companies aspiring to be public with corporate governance, corporate compliance, ethics, financial reporting and financial strategies. He has held this role since May 2005. Additionally, Mr. Levy serves as the Chief Executive Officer of Sticky Fingers Restaurant, LLC (“Sticky Fingers”), a South Carolina based barbeque restaurant chain, and has held this position since September 2019. Mr. Levy previously served as a business consultant with Sticky Fingers from February 2019 to August 2019 when he assumed his current role with the company. Mr. Levy is a recognized corporate governance and financial reporting expert with over 30 years of progressive financial, accounting and business experience; including nine years in public accounting with three national accounting firms and having served as Chief Financial Officer of both public and private companies for over 13 years. In addition to his service on the WPG Board, Mr. Levy currently serves on the board of directors of two other public companies: Applied Minerals, Inc. (since January 2008), a mine owner that extracts, processes, markets halloysite clay and iron oxide for sale to a range of end markets, and Happiness Biotech Group Limited (since October 2019), a Chinese-based nutraceutical and dietary supplements company. Mr. Levy also served on the board of directors of Takung Art Co. Ltd., an electronic online platform operator for artists, art dealers and art investors to offer and trade in ownership units over valuable artwork, until June 2019; Applied Energetics, Inc., a company specializing in the development and application of high power lasers, high voltage electronics, advanced optical systems and energy management systems technologies, until January 2016; and China Commercial Credit, Inc., a financial services firm operating in China, until December 2016. Mr. Levy also served as a board member and program chair for the New Jersey Chapter of the National Association of Corporate Directors (“NACD”) from October 2007 to June 2012. Mr. Levy is a frequent speaker on the roles and responsibilities of board members and audit committee members. He has authored and presented numerous courses on finance, management and governance to state accounting societies including THE 21ST CENTURY DIRECTOR: Ethical and Legal Responsibilities of Board Members. Mr. Levy is a Certified Public Accountant with several years of experience. Mr. Levy is a graduate of the Wharton School of the University of Pennsylvania, and received his MBA from St. Joseph's University in Philadelphia. Mr. Levy has completed the NACD’s Board Leadership Fellow program of study.

Skills and Qualifications: Mr. Levy has general business, finance, accounting, corporate governance, public company, banking, financing, audit, compliance, entrepreneurial, and general corporate management experience.

Jacquelyn R. Soffer became a director of the Company on May 27, 2014. Ms. Soffer is a principal for Turnberry Associates, a real estate development and property management company, which she joined in 1989, where she oversees the company's retail, residential, hospitality and office divisions including its landmark Aventura Mall, a super-regional shopping center located in South Florida. Ms. Soffer holds the positions of Chairman and Chief Executive Officer of Turnberry Associates. Soffer is a member of the Dean’s Leadership Council at Harvard University Graduate School of Design and a member of Cornell University’s Center for Real Estate and Finance. In addition, Ms. Soffer sits on the Executive Committee of the Board of Trustees at the University of Miami, and the Board of Trustees for the Institute of Contemporary Art in Miami, FL.

Skills and Qualifications: Ms. Soffer has extensive executive management experience in the retail, hospitality and office real estate sectors and real estate generally, with strong overall entrepreneurial skills and extensive experience and skills in the areas of real estate development and property management.

Sheryl G. von Blucher became a director of the Company on August 30, 2016. Ms. von Blucher currently works in private equity portfolio management as a partner and managing director for the JMJS Group, a private equity partnership. Ms. von Blucher previously served as Chief Operations Officer and Board Director of Churchill Capital Corp, an information and analytics focused company, prior to its merger with Clarivate Analytics Plc., global analytics company. Ms. von Blucher also served as Co-Chief Executive Officer of DTN LLC from January 2017 to July 2018. Prior to this, Ms. von Blucher served as an Advisor to the Chairman & CEO of IHS from 2007 through December 2017. Ms. von Blucher has over thirty years of experience in a variety of roles in the global integrated energy, technology services and software, and public and non-profit sectors. She has led strategic and portfolio planning, operations, and corporate finance and development for both domestic and international organizations. Ms. von Blucher currently serves on the Board of Directors of Clarivate Analytics Plc and Capital Canyon Club and Golf Development LLC as well as on the Board of Trustees for Guideposts. Ms. von Blucher holds a bachelor’s degree from Rice University and a master’s degree from Harvard University.

Skills and Qualifications: Ms. von Blucher has experience and expertise in the areas of risk management, insurance, finance, accounting, governmental matters, charitable/philanthropic, media/public relations, environmental, audit and compliance, corporate governance as well as substantial entrepreneurial skills, public company experience and overall general business and corporate management expertise.

EXECUTIVE OFFICERS

The name, age and position(s) held by each of our current executive officers are set forth in the table below. Each person has been identified by the Board as an “executive officer” of our Company as that term is used under Item 401(b) of Regulation S-K (17 C.F.R. §229.401(b)) and defined under Exchange Act Rule 3b-7 (17 C.F.R. §240.3b-7).

Name	Age(1)	Position(s) Held(1)
Louis G. Conforti	55	Chief Executive Officer and Director
Robert P. Demchak	49	Executive Vice President, General Counsel and Corporate Secretary
Stephan G. Gerber	58	Senior Vice President, Head of Property Management
Melissa A. Indest	56	Executive Vice President, Finance and Chief Accounting Officer
Joshua P. Lindimore	46	Executive Vice President, Head of Leasing
Mark E. Yale	54	Executive Vice President and Chief Financial Officer

(1)The age and position(s) listed are all as of the Record Date.

Biographical information concerning Mr. Louis G. Conforti is set forth under the heading “Information About Our Directors and Executive Officers.” Biographical information concerning each of our other executive officers is set forth below.

Robert P. Demchak became the Company’s Executive Vice President, General Counsel and Corporate Secretary on June 16, 2016. In his current role, Mr. Demchak oversees all of WPG’s legal, compliance, and corporate governance matters. Previously, Mr. Demchak served as our Executive Vice President, Assistant General Counsel and Assistant Secretary from October 2015 until assuming his current role. Additionally, Mr. Demchak served as General Counsel and Secretary of the Company from May 2014 until October 2015. Mr. Demchak has a Bachelor of Arts degree from the State University of New York at Albany and a Juris Doctorate from St. John’s University School of Law.

Stephan G. Gerber has served as Senior Vice President, Head of Property Management of the Company since May 2018. Previously, Mr. Gerber was the Company’s Vice President, Regional Director of Property Management from January 2015 to May 2018. Mr. Gerber also held this position with Glimcher Realty Trust (“GRT”), which was acquired by the Company in January 2015 (the “Merger”). In his current role, Mr. Gerber leads the Property Management department for the Company where he is responsible for all aspects of property management and operations functions and is actively involved in strategic initiatives at the property level, including the rollout of the Company’s ‘Goodwill Ambassador’ initiative in 2018. Additionally, he supports innovation initiatives and the Company’s collaborations. Mr. Gerber is currently involved in numerous philanthropic and community endeavors including Pelotonia, a grass-roots annual bike tour that funds cancer research at The Ohio State University Comprehensive Cancer Center - Arthur G. James Cancer Hospital and Solove Research Institute. Mr. Gerber has served as captain of the Company’s Pelotonia team since 2016. Mr. Gerber is also a Class One certified high school baseball umpire and football referee.

Melissa A. Indest became our Executive Vice President, Finance and Chief Accounting Officer on February 12, 2019. She had previously served as our Senior Vice President, Finance and Chief Accounting Officer from January 15, 2015 following the Merger until promoted to her current position. She had served as GRT’s Chief Accounting Officer and Senior Vice President, Finance since January 2014. In her current role, she oversees all operations of the Company’s accounting and finance departments, including external financial reporting, treasury operations, lease accounting and credit, as well as the Company’s investor relations and corporate communications functions. She serves on the Board of Directors for Lifeline of Ohio Organ Procurement, Inc. (“LOOP”), a nonprofit organization, and is a member of the Board of Directors of the Network for Life, an affiliated organization of LOOP. She received her Bachelor of Science degree from the University of Akron.

Joshua P. Lindimore currently serves as the Company’s Executive Vice President, Head of Leasing and has held this position since May 2019. Previously, Mr. Lindimore served as the Company’s Senior Vice President, Head of Leasing from October 2017 to May 2019 and as Senior Vice President, Leasing from January 2015 to October 2017. In his current role, Mr. Lindimore manages the Company’s leasing function and leads the leasing operations and strategy for the Company’s national portfolio of enclosed, open air, and joint venture properties, in addition to managing and mentoring other key members of the Company’s leasing team. Mr. Lindimore holds a Bachelor of Arts degree from Ohio University. Mr. Lindimore is a member of the International Council of Shopping Centers.

Mark E. Yale became our Executive Vice President and Chief Financial Officer on January 15, 2015 following the Merger. In this position, Mr. Yale is responsible for the Company’s financial management and reporting. Also, he directly oversees accounting, finance, tax, internal audit, and information services for the Company. Mr. Yale holds a Bachelor of Science degree from the University of Richmond. He is a member of the board of directors for the Wexner Heritage Village.

CORPORATE GOVERNANCE

Governance Principles

Our Board has adopted a set of Governance Principles to assist it in guiding our corporate governance practices. The Governance Principles are from time-to-time re-evaluated by the Governance and Nominating Committee in light of changing circumstances in order to continue serving our best interests and the best interests of our shareholders. Our Governance Principles are available on the Corporate Governance page of the Investor Relations section of our website at www.washingtonprime.com, or by requesting a copy in print, without charge, by contacting our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215.

Director Independence and Independence Determinations

Our Governance Principles provide that at least a majority of our Board must be independent at all times. Independence is determined in accordance with the corporate governance requirements of the NYSE listing standards, and other applicable laws, rules and regulations regarding director independence in effect from time-to-time. The Governance and Nominating Committee annually reviews all commercial and charitable relationships between the Company and the directors and presents its findings and recommendations to the Board, which makes a final determination regarding the independence of the directors. For relationships not covered by the standards described above, the determination of whether a director is independent or not is made by the directors who satisfy those standards. Upon the recommendation of the Governance and Nominating Committee, the Board determined that the following six (6) incumbent directors satisfy the aforementioned independence standards and are independent: Mmes. Sheryl G. von Blucher and Jacquelyn R. Soffer and Messrs. John J. Dillon III, Robert J. Laikin, John F. Levy and. J. Taggart (“Tag”) Birge.

Board Leadership Structure

Our Board believes that it is in our best interests and the best interests of our shareholders for the Board to determine which director is best qualified to serve as Chairman of the Board. Accordingly, our Board does not have a policy as to whether the Chairman should be independent. Instead, our Board selects the Chairman in the manner that it determines to be in the best interests of our shareholders, and the Governance and Nominating Committee evaluates and makes recommendations to our Board concerning its leadership structure, including whether the offices of the Chairman and the Chief Executive Officer should be held by the same person. For fiscal year 2019, Mr. Robert J. Laikin, an independent director and non-management member of the Board, served as Chairman of the Board.

Under the Bylaws, the duties of the Chairman of the Board are to preside over meetings of the Board and such person may also preside over shareholder meetings. Other than the Chairman of the Board, our Bylaws and Governance Principles do not provide for any other position to provide leadership over the entire Board or its independent members.

Lastly, the leadership structure of the Board also includes the various chairpersons that lead its standing committees. The Board’s standing committees have a chairperson role held by four different directors. Currently, there is no prohibition in our governance policies preventing a director from serving as chairperson for more than one committee. The chairpersons of the Audit Committee, Governance and Nominating Committee, Compensation Committee and the Sustainability Committee (the “Committees”) are currently held by independent directors as required, with respect to the Audit Committee, Governance and Nominating Committee and Compensation Committee, by the listing standards of the NYSE. Under our Governance Principles, the chairperson for each of the Committees is required to report committee actions and any recommendations to the Board after committee meetings. In addition to their reporting and committee management responsibilities, committee chairpersons, with the assistance of Company management as needed, are responsible for setting the agendas for committee meetings.

Board’s Role in Oversight of Risk Management

While risk management is primarily the responsibility of management, our Board nevertheless provides overall risk oversight with a focus on the most significant risks that we face including, but not limited to, financial risk, legal or compliance risk, audit risk, credit risk, liquidity risk, and business or operational risk. We have implemented a Company-wide enterprise risk management process to identify and assess the major risks we face and developed strategies for controlling, mitigating and monitoring risk. As part of this process, we have gathered information throughout our company to identify and prioritize these major risks. The Board has appointed its Audit Committee to assist it in its oversight responsibilities in this area. The Compensation Committee of the Board administers an annual risk assessment of the Company’s compensation programs and policies. An overview and description of its review is provided in the section of this Proxy Statement entitled “Compensation Risk Assessment.”  The Sustainability Committee assists the Company in identifying and evaluating inherent fiscal, operational, and execution risk present in the Company’s efforts to design, fund and complete projects to address sustainability initiatives involving the Company’s business and operations.

In discharging the Board’s risk oversight function, the Audit Committee receives periodic reports from the Company’s internal audit department as well as EY on potential financial and non-financial risks existing in the Company’s operations and the steps management is taking or has taken to identify and minimize such risks. One report, a financial risk assessment, is completed in connection with the Company’s annual and quarterly audit of its internal control over financial reporting and the Audit Committee also receives a report of any adverse findings in connection with the internal control audit reports of both EY and the Company’s internal audit department.  The Audit Committee Chairman shares the findings from this report on a quarterly basis with the Board. The Audit Committee also reviews a detailed list, prepared by the Company’s financial reporting and legal departments, which describes the specific risk factors affecting the Company’s business and results of operations.  This list is included in the Company’s Annual Report on Form 10-K (and any periodic updates as needed in the Company’s Form 10-Qs, Form 8-Ks, prospectuses, and registration statements).  The Board, and as needed the Audit Committee, reviews the risk factors included in the Form 10-K and, on an as needed basis, any prospectuses or registration statements before they are filed with the SEC. The Audit Committee solely reviews any changes to the risk factors included in any Form 10-Q filed by the Company with the SEC.

The Audit Committee further discharges its responsibilities with respect to risk oversight by discussing the Company’s policies over risk assessment and risk management, including financial risk exposure, with certain members of the Company’s senior management team. The Audit Committee periodically discusses our identified financial and operational risks with the Company’s Chief Executive Officer and Chief Financial Officer and receives regular reports from other members of senior management with regard to our identified risks. The Audit Committee Chairman also shares the findings from these discussions with the Board.  The Audit Committee also discusses the Company’s fraud risk with management and separately with EY.  In connection with the annual update concerning the Company’s compliance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee receives the findings of fraud testing conducted by the Company’s internal audit department in three key areas of the Company’s operations and processes – payroll, travel and entertainment expense, and specialty leasing.  The Audit Committee Chairman also shares the findings from these discussions with the Board. The identified risks and risk mitigation strategies are validated with senior management and discussed with the Audit Committee on an ongoing basis. Lastly, the Compensation Committee is responsible for overseeing the process for identifying and addressing any material risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements of our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive risk taking by our employees, including our senior executive officers.

The manner in which the Board administers its risk oversight function is reflected in the leadership structure of the Board.  EY reports directly to the Audit Committee and the Vice President, Internal Audit reports directly to the Audit Committee Chairman. Under our Governance Principles, however, the Audit Committee Chairman reports to the Board on the deliberations and decisions of the Audit Committee, including the deliberations and decisions relating to the Board’s risk oversight functions.  The same is true for the Compensation Committee Chairman with respect to the Compensation Committee’s risk assessment of the Company’s compensation programs and policies. Our management will regularly conduct additional reviews of risks, as needed, or as requested by our Board or the Audit Committee.

Nominations for Director and Elections of Directors

The Governance and Nominating Committee will consider director nominees recommended by shareholders in accordance with the requirements of the Bylaws. A shareholder who wishes to recommend a director candidate should send such recommendation to our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215, who will forward it to the Governance and Nominating Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at the annual meeting of shareholders, rather than recommend the individual to the Governance and Nominating Committee as a nominee, must comply with the requirements described above and, in addition, must comply with the advance notice requirements for shareholder nominations set forth in our Bylaws.

As discussed earlier, under the Bylaws, director nominees in a non-contested election are elected by a vote of the majority of votes cast with respect to that director. The term “majority of votes cast” is defined in the Bylaws to mean that the number of shares voted “for” a director’s election must exceed the number of shares voted “against” such director’s election. Votes cast exclude abstentions. Under our Articles, Bylaws and Governance Principles, an incumbent director who fails to receive a “majority of votes cast” for his or her re-election in an uncontested election shall tender his or her resignation for consideration to the Board. The Governance and Nominating Committee then will promptly consider the tendered resignation and recommend to the Board whether to accept the tendered resignation or reject it, or whether other action should be taken. The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days following the date of the certification of the shareholder vote. Following the Board’s decision, the Company will promptly disclose the decision by a press release, a filing with the SEC or other broadly disseminated means of communication. Our Bylaws and Articles provide that in a contested election – an election in which the number of nominees exceeds the number of directors to be elected, a plurality standard will apply.

Our Governance Principles provide that all candidates for election to the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. Our Governance Principles further provide that our directors should not serve on more than four public company boards, including the Board, unless the Board or Governance and Nominating Committee determines that serving on more than four public company boards does not impair the ability of the director to serve as an effective member of the Board. In recommending candidates to the Board for election as directors, the Governance and Nominating Committee will consider the foregoing minimum qualifications as well as each candidate’s credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as expertise in or knowledge of specific areas that are relevant to our business activities.

Board and Committee Meetings and Attendance

Our business and affairs are managed under the direction of our Board. During 2019, our Board met six (6) times. Our Board conducts many of its oversight responsibilities through its committees. During 2019, the Audit Committee met five (5) times, the Compensation Committee met nine (9) times, Governance and Nominating Committee met four (4) times, and the Sustainability Committee met four (4) times. Each of the incumbent members of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which each respective director served during their period of service.

Executive Sessions of Independent Directors

The independent directors met periodically during 2019 in executive sessions without management present. During 2019, the independent directors of the Board held four (4) executive sessions. Mr. Laikin presided over these executive sessions.

Board Committees

We have the following standing Board committees: Audit Committee, Compensation Committee, Sustainability Committee, and Governance and Nominating Committee. Each of these Committees is composed entirely of independent directors. The written charters for each of the Committees are available on the Corporate Governance page of the Investor Relations section of our website at www.washingtonprime.com, or by requesting a copy, in print, without charge by contacting our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215.

The following table sets forth the membership of the Committees as of the Record Date:

Name	Audit Committee	Compensation Committee	Sustainability Committee	Governance and Nominating Committee
J. Taggart (“Tag”) Birge		x	x
John J. Dillon III	x	Chair	x
Robert J. Laikin		x		x
John F. Levy	Chair			x
Jacquelyn R. Soffer				Chair
Sheryl G. von Blucher	x		Chair

Audit Committee

The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements.

The Audit Committee has sole authority to appoint or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors.

Among other roles specified in its charter, the Audit Committee reviews and discusses the following matters with management and our independent registered public accounting firm: (i) our annual audited financial statements, (ii) our quarterly earnings releases and financial statements, (iii) significant financial reporting issues and judgments made in connection with the preparation of our financial statements, and (iv) any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears in the section of this Proxy Statement entitled “Audit Committee Statements.”

The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Exchange Act, and the rules and regulations of the SEC. The Board has determined that each of Messrs. Dillon, Levy and Ms. von Blucher is financially literate under NYSE rules and that Mr. Levy is qualified to serve as an “audit committee financial expert” as defined by SEC rules and served in that role for all of 2019.

Compensation Committee

The Compensation Committee is appointed to discharge the Board’s responsibilities relating to the establishment and administration of the Company’s policies, programs and procedures for the annual and long-term compensation of our senior executive officers. The Compensation Committee also administers our equity-based compensation plans and programs. Pursuant to its charter, the Compensation Committee also has the power, authority, and discretion to retain, at the Company’s expense, independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

Among other roles specified in its charter, the Compensation Committee periodically reviews, and makes necessary changes to, our compensation philosophy, reviews and approves the compensation structure for our senior executive officers and other officers, makes recommendations to the Board regarding all equity-based plans and other compensation arrangements which require approval by our shareholders, and approves and authorizes the Company to enter into any employment agreements, severance arrangements, change in control agreements or provisions, or other compensation-related agreements, with our senior executive officers. It also issues a report on its activities which appears in the section of this Proxy Statement entitled “Compensation Committee Report.”

The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the SEC. Messrs. Dillon, Birge, and Laikin served on the Compensation Committee for all of fiscal year 2019 and each satisfied during all of 2019 the independence requirements of the NYSE for compensation committee members.

During 2019, Frederic W. Cook & Co., Inc. (“FW Cook”) served as independent consultant to the Compensation Committee. In this role, FW Cook provided the Compensation Committee with peer executive compensation data, as well as expertise and advice on various matters brought before the Compensation Committee relating to executive compensation. FW Cook has, through written correspondence, provided the Compensation Committee affirmation of its independence for fiscal year 2019 as well as the independence of its partners, consultants, and employees as measured by the independence factors for compensation consultants under the listing standards of the NYSE. Based on a review of this information, the Compensation Committee determined that no work provided by its independent consultant raised any conflict of interest.

In making its compensation decisions, the Compensation Committee relies upon performance data, statistical information and other data regarding executive compensation programs and peer practices provided from time to time from its consultant and from the Company’s human resources department, finance department and the Company’s senior management team, including our senior executive officers. The Compensation Committee has access to individual members of management and employees and may invite them to attend any Compensation Committee meeting.

Governance and Nominating Committee

The Governance and Nominating Committee is appointed by the Board to address the broad range of issues surrounding the composition and operation of the Board, develop and recommend to the Board the governance guidelines or principles applicable to the Company and the Board, lead the Board in its annual review of Board performance, review, consider and recommend to the Board the candidates to be nominated for election to the Board to fill new or vacant positions to serve as independent members of the Board, and periodically review and make recommendations to the Board regarding compensation for independent members of the Board. The Governance and Nominating Committee has the authority to retain legal, accounting or other advisors. The charter of the Governance and Nominating Committee requires that each member meet the independence requirements of the NYSE. Ms. Soffer and Messrs. Laikin and Levy served on the Governance and Nominating Committee during all of 2019 and satisfied the independence requirements of the NYSE.

Sustainability Committee

The Sustainability Committee is a standing committee of the Board, the purpose of which is to: (1) review, assess, monitor and evaluate the Company’s efforts to address sustainability issues inherent in the Company’s business and operations; (2) review economic incentives for applicable projects offered by local, state or federal governments; (3) make an assessment and recommend, where appropriate, to the Board if the Company should pursue and adopt such incentives; and (4) perform such additional duties as stated in its charter or required by applicable laws or regulations. The Sustainability Committee shall also assist the Board and the Company in fulfilling its responsibilities and objectives in matters related to implementing sustainable business practices and the Company’s role as a responsible corporate citizen; this includes but is not limited to, environmental performance and opportunities, community engagement and investment, and sustainable energy consumption.

WPG Sustainability

Environmental

Our sustainability vision is to be recognized as a leader in the sustainable operation of retail properties. Our focus includes energy efficient light-emitting diode (“LED”) lighting, electric vehicle charging stations, rooftop solar energy, smart-irrigation water conservation systems, energy storage batteries and more. WPG will continue to work diligently to find ways to manage the carbon footprint of our properties and identify environmentally-friendly alternatives that reduce waste, maximize energy efficiency and improve recycling efforts.

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Rooftop Solar Energy. Solar energy is the most abundant energy resource on earth – 173,000 terawatts of solar energy strikes the earth continuously which is more than 10,000 times the world's total energy use. WPG is committed to harnessing this abundant resource with the installation of solar panels and battery storage at suitable properties, enabling us to obtain a scalable solution over time. In 2019, we partnered with Safari Energy to install solar panels on the rooftops of Jefferson Valley Mall, a regional shopping center located in Yorktown Heights, NY, and Weberstown Mall, a regional shopping center located in Stockton, CA. With an approximately 1,100 kilowatt (“kW”) rooftop solar system at Jefferson Valley Mall and approximately 1,300 kW rooftop solar system at Weberstown Mall, we are converting unused roof space into a productive source of energy for the respective center. The systems combined are expected to generate more than 2.5 million kW hours of green energy per year, the lifetime equivalent of eliminating more than 80,000 barrels of oil.

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LED Lighting. We continue to install efficient LED lighting at nearly all of our properties. This includes interior LED lighting retrofits at our enclosed town centers and exterior lighting portfolio-wide.

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Sustainable Construction. With each construction and redevelopment project, we address the impact on the greater environmental community, taking the necessary steps to promote sustainable development practices, including considering energy efficient solutions, salvage and recycling programs, the use of local suppliers and materials, the use of recycled materials, and the conservation of natural resources. We also often incorporate green building practices that go beyond the traditional definition – taking a more holistic look at a building’s function and how the space will be designed and used.

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Waste Management. Sustainable management of waste is crucial to providing environmental, social and economic benefits to current and future generations. We have partnered with recycling service providers at several of our properties, and we continue to expand recycling across our portfolio. In addition, we have recycling programs at our corporate offices.

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Driving Energy Reduction. We want to demonstrate that a transition to electric vehicles is possible, bringing benefits for both the global climate and the local environment to our properties. That is why we are excited about a partnership with Electrify America, Tesla and other stakeholders to accelerate the change towards more sustainable transportation. Our network of electronvolt (“eV”) charging stations provides conveniently located options for eV and plug-in hybrid drivers to charge while they shop, dine or grab a cup of coffee at our properties. As of August 2019, WPG’s expanding network of stations totaled nearly 200 chargers at thirteen locations, with an additional 75 to 100 charging stations in progress.

Social

The team at WPG thrives on change and collaboration as we work to reinvent the retail experience. We take pride in our relationships with our colleagues, tenants, partners, guests and the communities where we operate. We also care deeply about our personnel and what makes them unique.

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Diversity and Inclusion. In 2019, we put an emphasis on building WPG’s diversity and inclusion programs that will take us into the future. For us, diversity and inclusion means ensuring that colleagues feel respected, appreciated and part of the WPG team. It also means creating an environment where our team members feel they can be their best selves while at work. These are important components to helping our colleagues achieve success.

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Gathering Place in the Community. Our properties are town centers, and that includes providing gathering places for the community and giving back to meet the area’s needs. Our General Managers have been charged with serving as Goodwill Ambassadors, and these local leaders play a critical role in ensuring we engage our communities and give back. From hosting buses in the common area stuffed with donated supplies for local school districts, to providing educational, arts- and wellness-focused free programming nearly every day of the week, to offering up our assets as locations for blood drives and non-perishable food drives, to hosting thousands of guests for free outdoor concerts by local and national artists, our town centers are continuously providing community goodwill and the chance for guests to connect with friends, family and neighbors.

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Emergency Response. When disaster strikes, our town centers are often uniquely situated to assist with relief efforts. Following weather emergencies such as hurricanes, tornadoes or flooding, our properties have opened their doors to be used as community gathering places. Often, our restaurant tenants are the first to serve food to the community following a weather emergency. Importantly, emergency first responders and aid workers use our locations as hubs, meeting places and distribution centers.

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Superhero Parking Spaces. At WPG properties, you can find Superhero Parking – designated parking spaces reserved for active military, veterans, law enforcement and fire, EMS and search and rescue first responders. We make this amenity available to thank them for their service and aim to make them feel supported at our town centers.

Communications with the Board

Our Governance Principles include procedures by which shareholders and other interested parties may communicate with our Board, or one or more specific members thereof, by writing a letter to our Board, c/o the Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215. The Corporate Secretary will regularly forward to the addressee all letters other than mass mailings, advertisements and other materials not relevant to our business or the Board’s operations.

Attendance at Annual Shareholder Meetings by Directors

All of the members of the Board attended the 2019 Annual Meeting of Shareholders. We encourage all of the members of the Board to access the Annual Meeting.

Policies on Business Ethics

We have adopted a Code of Business Conduct and Ethics, which we refer to as our code of conduct, which requires all business activities to be conducted in compliance with laws, regulations and ethical principles and values. All of our directors, officers and employees are required to read, understand and abide by the requirements of the code of conduct.

The code of conduct is accessible on the Corporate Governance page of the Investor Relations section of our website at www.washingtonprime.com. Any amendment to, or waiver from, a provision of the code of conduct may be granted only by an employee’s immediate supervisor and only after advance notice to, and consultation with, the General Counsel, or in those instances required by the code of conduct, the Chief Executive Officer. Waivers involving any of our executive officers or directors may be made only by the Audit Committee, and all waivers granted to executive officers and directors will be disclosed to our shareholders as required under applicable law and regulations. Our General Counsel, who is responsible for overseeing, administering, and monitoring the code of conduct, reports to the Chief Executive Officer with respect to all matters relating to the code of conduct.

Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters

In accordance with the Sarbanes-Oxley Act of 2002, our Audit Committee has adopted procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, and auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.

Policies and Procedures for Reviewing and Approving Related Person Transactions

As contemplated by our code of conduct, the Audit Committee must review and approve or ratify all related person transactions. Under the code of conduct, a “related person transaction” is a transaction, arrangement or relationship in which the Company (including any subsidiary) was, is or will be a participant, and in which any related person had, has or will have a material direct or indirect interest. Our code of conduct defines a “related person” to be: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, an executive officer, director, or director nominee, (ii) any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and (iii) any family members of any of the foregoing persons. Pursuant to the charter of the Audit Committee, the Audit Committee in reviewing a related person transaction shall consider, among other things, whether the transaction in question is in, or not inconsistent with, the best interests of the Company and, where applicable, the terms of such transaction are at least as favorable to the Company as could be obtained from an unrelated third party. Under our code of conduct, related person transactions are prohibited unless approved or ratified by the Audit Committee.

Corporate Compliance and Ethics Program

The Board has adopted a corporate compliance and ethics program. The program is designed to prevent and detect criminal and other wrongdoing that violates the Company’s existing policies, guidelines, codes, bylaws, and procedures. The program incorporates the terms and conditions of the Company’s existing compliance policies, guidelines, codes, bylaws, and procedures where appropriate and establishes the processes and procedures by which certain personnel of the Company shall report ethics and compliance violations to the Board or a duly authorized committee of the Board. The Company’s General Counsel and its Vice President, Internal Audit have been appointed by the Audit Committee of the Board to have shared responsibility for the day-to-day administration and oversight of the program. The Vice President, Internal Audit oversees and monitors compliance with the Company’s audit, tax, accounting, financial reporting, and finance policies and procedures that are covered by the program while the Company’s General Counsel oversees and monitors compliance with the Company’s ethics, governance, operational, records retention, and legal policies and procedures that are covered by the program. On an annual basis, the Company’s General Counsel reports to the Audit Committee on the implementation and effectiveness of the program.

The Disclosure Committee

The Disclosure Committee currently consists of Ms. Janette P. Bobot, Chairperson of the Disclosure Committee and also Vice President of the Company’s internal audit department, and four (4) additional persons consisting of, as of the Record Date, Messrs. Louis G. Conforti, Mark E. Yale, Robert P. Demchak and Ms. Melissa A. Indest. The function of the Disclosure Committee is to ensure the accuracy, completeness, and timeliness of any and all material disclosures made to the Company’s shareholders, the investment community, and the SEC, that pertain to Company matters, including, but not limited to, the Company’s financial condition and results of operations. The Disclosure Committee is not a committee of the Board. The Disclosure Committee met four (4) times during the fiscal year ended December 31, 2019. The Chief Executive Officer and the Chief Financial Officer have adopted a Disclosure Committee Charter and it sets out the responsibilities, authority, and specific duties of the Disclosure Committee.

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AUDIT COMMITTEE STATEMENTS

Management has the primary responsibility for the preparation, presentation and integrity of our consolidated financial statements; accounting and financial reporting principles; maintaining effective internal control over financial reporting and issuing management’s report on internal controls over financial reporting, and procedures in accordance with applicable laws and regulations.

EY, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on whether our consolidated financial statements present fairly, in all material respects, our consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. EY is also responsible for expressing an opinion on the effectiveness of internal controls over financial reporting.

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2019 and discussed them with our management team and our independent registered public accounting firm.

The Audit Committee also has received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the overall scope and plan for the audit, as well as the matters required to be discussed under applicable PCAOB standards.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB and the SEC regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm their independence. When analyzing EY's independence, we considered if the services EY provided to the Company beyond those rendered in connection with its audit of the Company's consolidated financial statements including (i) its audit of the effectiveness of internal controls over financial reporting and (ii) its reviews of the Company's quarterly unaudited consolidated financial statements, and whether such items were compatible with EY maintaining its independence. We concluded that the provision of such services by EY in the past year has not jeopardized EY's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

February 25, 2020	Respectfully submitted, John F. Levy, Chairman John J. Dillon III Sheryl G. von Blucher

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COMPENSATION RISK ASSESSMENT

In addition to the risk oversight responsibilities of the Board and Audit Committee that were discussed earlier, the Compensation Committee conducts, in accordance with applicable SEC rules, an annual risk assessment of the Company’s compensation plans, policies, programs and practices to determine whether such plans, policies, programs and practices create risks that are reasonably likely to have a material adverse effect on the Company. The review conducted by the Compensation Committee focused on a number of aspects relating to our compensation program, but primarily on whether any compensation related risks have developed inherently or otherwise in connection with the operation of our business, modification of our compensation programs, periodic adjustments to existing compensation arrangements and plans, and if any compensation incentives have been adopted that encourage high risk behavior at the expense or detriment of long-term Company value and which are reasonably likely to create a material adverse effect. Based on this assessment, the Compensation Committee concluded that the Company’s compensation plans, policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. As part of its assessment, the Compensation Committee reviewed the Company’s compensation plans, policies, programs and practices, including, but not limited to, the plans and policies relating to the Company’s salaried compensation, cash incentive plans, and long-term equity incentive awards, to determine their propensity to cause undue risk taking by employees, including the Company’s executive officers, relative to the level of risk associated with the Company’s business model and operations.

As of the end of 2019, our company, on a consolidated basis, had 851 employees, of which approximately 97 were part-time. Certain employees are compensated on an hourly basis and others receive salaried compensation with some eligible for additional equity compensation as well as incentive cash compensation. With regard to executive officer pay in 2019, the emphasis continues to be on improving long-term performance to enhance shareholder return and enterprise value. Furthermore, the Company incorporates a number of design features to mitigate undue risk in its compensation programs including, limits on both annual and long-term incentive plan payouts, the use of multiple performance metrics to measure individual and corporate performance, stock ownership guidelines, and equity compensation that encourages a long-term perspective on performance. The Company has clawback policies applicable to performance-based compensation as well as internal controls and financial transparency that limit the degree of financial risk that can be undertaken without scrutiny. Furthermore, the Company has anti-hedging policies in place that prohibit executive officers and Board members from pledging securities of the Company. Lastly, the Compensation Committee received during 2019 market compensation data and counsel from its external compensation consultant to consider in making compensation related decisions. The Compensation Committee completed its annual assessment shortly after the end of 2019 as part of its obligation to oversee the Company’s compensation risk assessment process and made the findings summarized above available to the full Board.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion & Analysis (“CD&A”) section of this Proxy Statement describes our executive compensation philosophy and programs, the decisions the Compensation Committee made with regard to fiscal year 2019 compensation for the named executive officers (“Named Executives” or “NEOs”), and the factors considered in making those decisions. The Named Executives for 2019 were:

Name	Title
Louis G. Conforti	Chief Executive Officer (“CEO”) and Director
Mark E. Yale	Executive Vice President and Chief Financial Officer
Robert P. Demchak	Executive Vice President, General Counsel & Corporate Secretary
Melissa A. Indest	Executive Vice President, Finance and Chief Accounting Officer
Joshua P. Lindimore	Executive Vice President, Head of Leasing
Former Executive
Paul S. Ajdaharian	Former Executive Vice President, Head of Open Air Centers*

*Mr. Ajdaharian’s employment was terminated on February 5, 2019.

Unless otherwise indicated or the context otherwise suggests, all references in this CD&A to the “Named Executives” shall mean the individuals listed above on a collective basis.

Executive Summary

For 2019, our primary focus was on the following:

●	adaptive reuse of vacant department store locations;

●	ensure sufficient liquidity to meet the capital requirements to stabilize cash flow;

●	reenergize our assets through diversifying tenant mix and creative activations; and

●	develop and communicate sustainability strategy and framework.

2019 Business Highlights

Adaptive reuse of vacant department store locations

In late 2018, we were faced with numerous vacant department stores due primarily to the liquidation of Bon-Ton Stores, Inc. as well as the bankruptcy filing related closures by Sears. As a result of these closures, WPG was presented an opportunity to enhance the offerings at the impacted properties in 2019. We identified 30 strategic vacancies for adaptive reuse to offer interesting goods and services that would better meet the needs of shoppers who visited these properties. Of these 30, five were still occupied by Sears at the end of 2019, giving us control of 25 of these key locations. We have addressed 18 of 25 (72%), three of which were opened in 2019, and an additional 10 are under construction. These redevelopment projects provide not only a direct return on investment from the replacement tenants, but also enhance performance of our in-line retailers by attracting more shoppers with the new lifestyle offerings such as entertainment, dining, fitness and home furnishings.

Ensure sufficient liquidity to meet the capital requirements to stabilize cash flow

We completed several financial transactions in 2019 and have demonstrated continued ability to access new strategic capital including:

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we closed on a $180.0 million non-recourse mortgage note payable with a ten-year term and a fixed interest rate of 4.86% secured by Waterford Lakes Town Center (“WLTC”), a tier one (“Tier One”) asset located in Orlando, Florida. The property was previously unencumbered and the net proceeds were primarily used to reduce the outstanding balance on our corporate credit facility (the “Facility”);

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we repaid the $47.6 million mortgage loan previously secured by four open air assets, and simultaneously closed on a new $117.0 million loan secured by the same four assets. This resulted in approximately $68.1 million of net loan proceeds;

●	the net proceeds from the aforementioned WLTC and four open air asset transactions, provided the necessary liquidity to repay $250 million Exchange Notes which we did on March 2, 2020;

●	we proactively retired $29.1 million of outstanding principal related to the Senior Notes due 2024;

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mortgage loans secured by three noncore assets were extinguished upon the respective property transitioning to the respective lender during 2019, resulting in extinguishment of $94.7 million in mortgage loan debt;

●	we completed the sale leaseback of fee interest in land at four enclosed assets resulting in net proceeds of approximately $44 million; and

●	we signed a definitive agreement for the sale of 20 additional outparcels to FCPT Acquisitions, LLC for $38 million.

We finished 2019 with approximately $442.8 million of current available liquidity when considering cash on hand and capacity on the Facility.

Reenergize the assets through diversifying tenant mix and creative activations

●	Leasing volume during 2019 exhibited approximately a 6% year-over-year (“YOY”) increase totaling 4.4 million square feet (“SF”) and the number of lease transactions increased 11% YOY;

●	This follows leasing volume of approximately 4.2 million SF and 4.0 million SF in 2018 and 2017, respectively, totaling approximately 12.6 million SF during the previous three years;

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Of the approximately 4.4 million SF leased in 2019, approximately 57% of new leasing was attributable to lifestyle tenancy which includes food, beverage, entertainment, home furnishings, fitness and professional services; and

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During 2019, the Company hosted 3,297 events and activations at our properties, digital media efforts produced 1,454 corporate managed advertisements, and a robust social media initiative resulted in 33,871 and 25,420 additional Instagram and Facebook followers, respectively.

Develop and communicate sustainability strategy and framework

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In 2019, we developed our sustainability framework focusing on three key areas – environmental, social and governance (“ESG”) efforts, and defined sustainability as a strong commitment to the communities where we operate that allows us to embrace opportunities to improve the lives of our colleagues, guests and the environment.

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In August 2019, we launched our new ESG website disclosures which received the 2019 Platinum MarCom Award. Also throughout 2019, ESG stories and case studies were featured in our newly implemented PRIMEWEEKLY internal newsletter.

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We implemented solar panels, LED energy efficient systems and charging stations (Environmental); introduced a new time-off policy that promotes volunteerism amongst Company personnel and formally surveyed personnel to understand interest in diversity and inclusion programs (Social); and continue to engage with the Board’s Sustainability Committee (Governance).

Company Consideration of Past Shareholder Voting Results in Determining Fiscal Year 2019 Executive Compensation

At the 2019 Annual Meeting of Shareholders (the “2019 Meeting”), we held a non-binding advisory vote on executive compensation. Over 97% of the Common Shares voted at our 2019 Meeting on the proposal relating to our executive compensation were in favor of the proposal. No material changes or modifications to structure or components of our executive compensation program or policies were made during fiscal year 2019 in response to the voting results from the 2019 Meeting for the non-binding shareholder advisory vote on our executive compensation. Despite the positive response of our shareholders to the non-binding advisory proposal on executive compensation presented at the 2019 Meeting, our Board and Compensation Committee will continue to engage with shareholders on executive compensation matters and review and examine the results of non-binding advisory shareholder votes on executive compensation that we hold in the future in light of our existing governance policies and procedures, bylaws, as well as our executive compensation programs, policies, and objectives.

The majority of the fiscal 2019 target total direct compensation (“TDC”) opportunity for our Named Executives was “at risk” and tied to pre-established performance goals.

(1) Includes the one-time special equity award granted to Mr. Conforti in 2019 in connection with renewal of his employment agreement for a five-year term.

(2) Other NEOs include Messrs. Yale, Demchak, and Lindimore, and Ms. Indest, who were employed for all of 2019. It excludes Mr. Ajdaharian, whose employment terminated February 5, 2019.

Our pay-for-performance philosophy is further illustrated when considering “realized/realizable” pay, after taking into account actual performance as provided below.

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Based on our operational and strategic performance and each NEO’s individual performance versus the goals in our annual cash bonus plan, actual bonuses for the past three fiscal years have been below target.

●	Performance share units (“PSUs”) granted in 2017 were not earned.

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As of February 28, 2020, PSUs granted as part of our annual awards granted in February 2018 and February 2019 are tracking below threshold based on our relative total shareholder return (“TSR”) performance versus the payout schedule, meaning that none of the PSUs would be earned if the respective performance periods had ended on February 28, 2020.

●	Additionally, Mr. Conforti’s special PSU award granted in August 2019 is tracking below threshold as of February 28, 2020 based on our TSR performance versus the payout schedule.

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Finally, our Common Stock price at February 28, 2020 was lower than the Common Stock price on the date of grant for our aforementioned annual equity awards and for Mr. Conforti’s special equity award in August 2019, which reduced the value of both the restricted stock units (“RSUs”) and PSUs that were awarded.

As a result, as of February 28, 2020, “realizable” compensation for our NEOs was substantially less than target TDC in the past three years.

Business challenges in the retail sector have continued to impact the shareholder returns of landlords, in particular retail REITs. As previously discussed, our TSR compared to the broader retail REIT peer group used for measuring relative performance for our PSUs granted in 2017, 2018, and 2019 was below the 30th percentile threshold required for any outstanding PSUs to be earned. However, we continued to outperform our direct competitors CBL & Associates Properties, Inc. (NYSE: CBL) and Pennsylvania Real Estate Investment Trust (NYSE: PEI), which have assets most similar to ours. As shown in the following table, our TSR outperformed these direct competitors during the period beginning on the date Mr. Conforti became Interim CEO to the end of fiscal year 2019.

REIT	Annualized TSR During Mr. Conforti’s Tenure (6/20/2016-12/31/2019)
WPG	-16.0%
CBL & Associates Properties, Inc.	-45.6%
Pennsylvania Real Estate Investment Trust	-29.6%

Changes to the 2019 Annual Incentive Cash Bonus Plan to be More Financially Result Oriented

To strengthen our commitment to pay for performance, the Compensation Committee determined that for 2019, the performance goals for our 2019 Executive Bonus Plan (the “Bonus Plan”) would be weighted 75% on Funds From Operations (“FFO”) per share goals (an increase from 50% weighting in 2018), 12.5% on strategic goals (a decrease from 25% in 2018) and 12.5% on the participant’s personal goals (a decrease from 25% in 2018). These changes resulted in weighting more of the Bonus Plan participants’, including certain of the Named Executives, cash bonus on financial performance metrics of the Company rather than other performance goals. Additionally, as we will discuss in greater detail later, the maximum payout for each of the performance components under the Bonus Plan was 100% of the target rather than 150% of target as in prior years. Linear interpolation between performance levels of threshold and target for the FFO objective was not built into the Bonus Plan; however, the Committee retains full discretion in approving and adjusting awards under the Bonus Plan. Interpolation remained for the strategic objectives and individual objectives components of the Bonus Plan. These changes to limit potential payouts under the Bonus Plan were made in recognition of the fact that while the financial goals for 2019 were challenging to achieve in the current economic climate, they were set lower than actual results for the prior year.

Compensation and Corporate Governance

Our commitment to strong corporate governance can be understood by reviewing the following list of what we do and do not do:

What We Do	What We Don’t Do

✓ Majority of executive pay is tied to performance.

✓ Through our stock ownership guidelines and other mechanisms, we require our senior executives and non-employee directors to acquire and maintain meaningful ownership of our stock to ensure their interests are aligned with the long-term financial interests of our shareholders.

✓  We maintain an executive compensation clawback policy.

✓ The majority of our outstanding, unvested and unearned equity awards are subject to double-trigger vesting acceleration in connection with a qualifying termination that occurs following a change in control.

✓ We conduct an annual risk assessment of all of our compensation programs to ensure they are not likely to have a material adverse impact on the Company.

✓ The Compensation Committee engages an independent consultant that provides no other services to the Company.

x We do not provide golden parachute excise tax or other tax gross-ups.

x We do not provide significant perquisites or supplemental executive retirement plans.

x Our equity plans expressly forbid option repricing and exchange of underwater options for other awards or cash, without shareholder approval.

x We prohibit executives and directors from short-selling or hedging Company stock.

x We do not pay dividends or dividend equivalents on unearned performance shares or units unless and until the underlying shares or units are earned and vested and a dividend has been declared by the Board with respect to the Common Shares.

x We do not provide guaranteed performance bonuses.

Compensation Decision-Making Process

Role of the Compensation Committee. Our Compensation Committee reviews and approves the compensation, including severance compensation, for our executive officers, reviews our overall compensation structure and philosophy, and authorizes awards under our incentive plans.

Role of Management. Management provides input into the design of incentive compensation programs, to ensure these programs support the Company’s business objectives and strategic priorities. With respect to performance measures and goals, the annual operating plan initially established by management and approved by our Board, is an important factor in the Compensation Committee’s decision-making process. Additionally, our CEO works with the Compensation Committee and its independent compensation consultant to develop recommendations for pay levels for executives other than himself, based on competitive market data, internal compensation consistency between executives, past performance and future potential. Upon invitation, members of the management team attend Compensation Committee meetings, but are not present for executive sessions. The Compensation Committee makes all final decisions with respect to compensation of our Named Executives, which it then recommends to the Board for approval where appropriate.

Role of Compensation Consultant. The Compensation Committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants as it deems necessary to assist in the evaluation of executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant. In 2019, the Compensation Committee retained FW Cook as its independent advisor. As requested by the Compensation Committee, FW Cook periodically provides reviews of the various elements of our compensation programs, including evolving compensation trends and market data.

As one of many inputs into the Compensation Committee’s decision-making process for designing the pay elements used in the 2019 executive compensation program and approving compensation opportunities for fiscal year 2019, the Compensation Committee considered a competitive analysis conducted by FW Cook in 2018. This analysis compared our target executive compensation opportunities to those in place at a peer group of retail REITs of similar size to us in terms of enterprise value or total capitalization. The peer group used for the competitive analysis included the following companies (the “Pay Study Peer Group”):

Acadia Realty Trust	The Macerich Company	SITE Centers Corp.
CBL & Associates Properties, Inc.	Pennsylvania Real Estate Investment Trust	Tanger Factory Outlet Centers, Inc.
Federal Realty Investment Trust	Regency Centers Corporation	Taubman Centers, Inc.
Kimco Realty Corporation	Retail Opportunity Investments Corp.	Urban Edge Properties
Kite Realty Group Trust	Retail Properties of America, Inc.	Weingarten Realty Investors

Findings from this study indicated that base salaries for our executive officers were generally in the median range, target annual cash bonuses were above the median range, and target long-term incentive values were below the median range. The resulting target TDC was generally in the median range compared to named executive officers at the companies within the Pay Study Peer Group. The Compensation Committee used the competitive market data as one of many factors in making its compensation decisions for fiscal year 2019. Other factors considered included, but were not limited to, the scope of the executive’s role and the importance of the role or executive to the organization, the individual’s experience, performance, and future potential, past performance, internal pay equity considerations, succession planning considerations and promotions. For 2019, target TDC opportunities remained largely unchanged compared to 2018, other than adjustments for Ms. Indest and Mr. Lindimore in connection with their promotions. Of the NEOs that are the subject of this CD&A, only Mr. Lindimore’s compensation was not addressed in the 2018 study.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to achieve the following objectives:

►

to pay for performance based upon both our near-term and long-term financial and strategic results, the performance of our shares over time, and the executive’s leadership and contributions to our company;

►	to attract and retain senior executive officers who are important to the success of our company by awarding compensation that is tied to continued long-term employment;

►

to align the interests of executives with those of our shareholders by providing a significant portion of total compensation in the form of equity and by maintaining meaningful stock ownership requirements; and

►	to maintain high standards of corporate governance relating to executive compensation.

How the Compensation Elements of Our Executive Compensation Program Achieve the Objectives of Our Program

The table below indicates how each compensation element for the Named Executives is intended to achieve each of the aforementioned objectives.

Element of Compensation	Rewarding Performance	Aligning Interests	Attracting and Retaining	Comments/Summary
Base Salary	X		X

Initially set by the terms of employment agreement and may be adjusted by the Compensation Committee from time to time. Modest adjustments were made to the salaries of Ms. Indest and Mr. Lindimore in 2019, but not to the salaries of any other Named Executives.

Annual Cash Bonus	X		X

Cash bonus awards to the Named Executives for 2019 made pursuant to the Bonus Plan in which the actual payout is “at risk” and tied to pre-established individual and corporate performance goals and objectives. Generally, eligibility and target award size are determined by the recipient’s employment agreement, but these terms do not guarantee or definitively set any particular payout levels.

Long-Term Incentive Equity Awards	X	X	X

The 2019 annual equity awards granted in February 2019 consisted of a combination of RSUs and PSUs. The size of an individual’s grant is based, in some cases, on the terms of a recipient’s employment agreement and, in other cases, on the Compensation Committee’s assessment of the recipient’s prior performance and future potential as well as the terms of the Company’s long-term incentive compensation program. In this case, the entire grant is performance-based, even the time-vesting portion. The PSUs are also tied to future performance in that recipients may earn from 0% to 150% of PSUs allocated (target number) based on WPG’s relative TSR performance over a three-year performance period that commences on the grant date. The RSUs vest in three installments on each anniversary of the grant date. The intent for all of these awards is to align the interests of recipients with value creation and share ownership. Additionally, in connection with the renewal of his employment agreement, the CEO received a special award in August 2019, of which 50% of the target shares were RSUs and 50% were PSUs. The RSUs in this special grant vest over a five year period, one-third on each of the third, fourth and fifth anniversaries of the grant date. The PSUs in this special grant may be earned from 0% to 200% of the target number of PSUs based on our annualized TSR over the three-year performance period from August 2019 to August 2022. For any of these PSUs to be earned, our annualized TSR must be at least 15%, annualized, over the performance period. The target number of shares will be earned if our annualized TSR is 15% to 25%, and the maximum number of PSUs will be earned if our annualized TSR is more than 25%. Any such earned PSUs will vest one third at the end of the three-year performance period, and one-third on each of the next two anniversaries (i.e., total five-year vesting).

Termination Payments and Change in Control Benefits		X	X

Severance benefits provide financial protection in the event of a termination of employment outside of the Named Executive’s control and serve as a financial bridge between employment opportunities. Change in control benefits mitigate Company risk in the event of a potential transaction that may directly impact a Named Executive’s employment. These financial protections allow executives to focus on the transaction and further align executives’ interests with those of shareholders. In connection with his termination in February 2019, Mr. Ajdaharian received a severance payout.

Other Benefits			X

Named Executives currently employed with us are entitled to participate in our 401(k) retirement plan, medical insurance plan, disability plans and other benefits on the same basis as other salaried employees. As with other salaried employees, these benefits are provided as part of the compensation package to improve employee health and well-being and to comply with government regulations. Oversight by the Compensation Committee is also provided for this compensation element as applicable and when necessary.

Fiscal Year 2019 Compensation for the Named Executives

2019 Salary Compensation

Base salaries were initially set for each of the Named Executives under the employment agreements each has with the Company. Under these agreements, periodic adjustments to base salaries are permitted or contemplated as circumstances warrant. Historically, the Compensation Committee annually evaluates base salaries to determine whether adjustments are warranted to achieve better market comparability, to enhance internal pay equity among the Company’s senior executive personnel, recognize promotions, and to reward performance. Except for Mr. Lindimore and Ms. Indest, the base salaries for the Named Executives were not modified in 2019 from 2018 levels. Mr. Lindimore received a 3% increase in base salary in 2019 in connection with his promotion to Executive Vice President and Ms. Indest received a 5% increase in base salary in 2019 following her promotion to Executive Vice President. The salaries reported in the Summary Compensation Table for these executives do not fully reflect the salary adjustments because the modifications became effective after the beginning of the 2019 fiscal year. The fiscal year 2019 base salaries for the Named Executives are listed in the table below. All amounts have been rounded to the nearest dollar.

Named Executive	Base Salary
Mr. Louis G. Conforti	$900,000
Mr. Mark E. Yale	$512,500
Mr. Robert P. Demchak	$400,000
Ms. Melissa A. Indest	$326,999
Mr. Joshua P. Lindimore	$364,662
Former Executive
Mr. Paul S. Ajdaharian	$404,513*

*Mr. Ajdaharian received $57,565 in salary compensation (inclusive of vacation and holiday pay) in 2019 up to and including his termination date which was based on the annual base salary stated above.

During fiscal year 2019, our CEO and Chief Financial Officer each had, respectively, the highest salary compensation among the Named Executives because of their management and oversight responsibilities. These differences in compensation are also reflected in our bonus, equity incentive opportunities, and change in control arrangements for the same reasons. In establishing base salaries for fiscal year 2019, the eventual amount of a Named Executive’s 2019 annual base salary was not affected or influenced by the amount of any other compensation element within our executive compensation program. However, annual paid salary or, in some instances, base salary is a variable used in the formula to determine the annual performance bonus targets for certain Named Executives and the target grant value of the annual equity awards for certain Named Executives. Annual base salary is a variable in the formula to determine parts of certain Named Executive’s particular severance or change in control payout under our executive severance arrangements. Salaries earned by the Named Executives for fiscal year 2019 are reflected in column (c) of the Summary Compensation Table.

On April 8, 2020, the Company and the Named Executives currently employed with the Company agreed to temporary reductions in base salaries as set forth in the chart below. These salary reductions are in effect, as of April 5, 2020, until the earlier to occur of: (a) September 30, 2020, (b) the date immediately before a change in control (as that term is defined in the 2019 Washington Prime Group, L.P. Stock Incentive Plan) and (c) a date determined by the Compensation Committee of the Board (amounts rounded to the nearest dollar).

Named Executive	Base Salary
Mr. Louis G. Conforti	$675,000
Mr. Mark E. Yale	$410,000
Mr. Robert P. Demchak	$320,000
Ms. Melissa A. Indest	$277,949
Mr. Joshua P. Lindimore	$309,963

2019 Annual Incentive Cash Bonus Plan

The annual cash bonuses for our senior executive officers, including the eligible Named Executives, are designed to motivate the senior executive officers to achieve our company’s short-term goals and objectives. The amount of the 2019 bonus payment for our senior executive officers, including eligible Named Executives, is for performance during 2019, determined based upon the terms and conditions of the Bonus Plan or, in certain instances, the terms of the respective Named Executive’s employment agreement relating to bonus compensation. Mr. Ajdaharian did not qualify for a bonus award for fiscal year 2019 as his employment was terminated before the Compensation Committee approved the terms of the Bonus Plan and identified the persons eligible for awards under its terms. In order to receive any bonus under the Bonus Plan, the Bonus Plan participant must be full-time and “actively” employed on both the date the bonus payment is approved by the Compensation Committee and the date that the Compensation Committee designates for the bonus to be paid. The Compensation Committee may exercise discretion with respect to a payout in the event of death, disability, or other intervening circumstances that occur prior to any of the aforementioned dates. In this section, the definition of Named Executives shall not include Mr. Ajdaharian.

Target Bonus Opportunities

As shown by the table below, each participant in the Bonus Plan has a target bonus opportunity equal to a percentage of base salary. Except for Mr. Lindimore and Ms. Indest, the target bonus percentage for the Named Executives eligible for a payout from the Bonus Plan were unchanged from 2018 levels. Mr. Lindimore and Ms. Indest’s target bonus opportunities were increased to 100% of base salary as part of their respective promotions. Dollar amounts are rounded to the nearest dollar.

Named Executive	Target Bonus (% of Salary*)	Target Bonus Payout Amount
Mr. Conforti	150%	$1,350,000
Mr. Yale	125%	$640,625
Mr. Demchak	150%	$600,000
Ms. Indest	75%/100%	$315,559±
Mr. Lindimore	75%/100%	$327,553±

*Per the Bonus Plan, based on actual base earnings during 2019 or the length of time in the qualifying position as determined by the Company.

± Bonus payouts for Ms. Indest and Mr. Lindimore will be based on the proration of their target bonus opportunities before promotion (75%) and after promotion (100%) applied to actual base earnings for the portions of fiscal year 2019 before and after promotion, respectively.

Performance Measures and Weightings

The Bonus Plan is funded if a specified threshold level of FFO per diluted Common Share, as adjusted and described in more detail below, is achieved by WPG for fiscal year 2019. If actual FFO per diluted Common Share, as adjusted, is below the threshold level, the Bonus Plan is not funded and no bonuses are paid to any Bonus Plan participants including eligible Named Executives.

Under the Bonus Plan, performance is measured in three categories with the following weightings for each Bonus Plan participant:

Measure	Weighting
FFO Per Diluted Common Share (“FFO Component”)	75% of Target Bonus Payout Amount
Strategic Objectives Component	12.5% of Target Bonus Payout Amount
Individual Objectives Component	12.5% of Target Bonus Payout Amount

Each of the components above are performance-based using goals or objectives that are set at, or near, the beginning of the performance period. In structuring the Bonus Plan, the Compensation Committee determined that the maximum payout would be capped at 100% of target, unlike prior years where the maximum opportunity was set at 150% of a participant’s Target Bonus Payout Amount. In addition, for 2019, there was no interpolation for results achieved between the performance levels of Threshold and Target for the FFO Component. Interpolation remained for the other performance components of the Bonus Plan. These changes were made for the Bonus Plan to recognize that although the FFO Component goals were challenging to achieve in the current economic environment, the goals were lower than prior year actual results. For the various performance measures, payout levels under the Bonus Plan are as follows:

Performance Level	FFO Component	Strategic Objectives and Individual Objective Components
Below Threshold	0%	0%
Threshold	25%	25%
Target	100%	100%

a.	FFO per Diluted Common Share

Our company is a REIT that primarily owns, leases, acquires, develops, and operates enclosed retail properties and community shopping centers. In order to maintain WPG’s REIT status, we must distribute at least 90% of our ordinary taxable income, exclusive of net capital gains, to WPG’s shareholders. We use FFO as a supplemental metric to net income to measure our operating performance. FFO is the commonly accepted and recognized measure of operating performance for REITs by the real estate industry. FFO is defined by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (or loss) computed in accordance with generally accepted accounting principles, or GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items and cumulative effects of accounting changes, excluding gains and losses from the sale or disposal of previously depreciated retail operating properties, excluding gains and losses upon acquisition of controlling interests in properties, excluding impairment charges of depreciable real estate, plus the allocable portion of FFO of unconsolidated entities accounted for under the equity method of accounting based upon economic ownership interest. We believe that per share growth in FFO is an important factor in enhancing shareholder value. Therefore, a component of our executive compensation program is designed to reward achievement of our company’s fiscal year FFO goals. Although FFO is partly influenced by market forces that are beyond our control, we feel that our senior executive officers, including the Named Executives currently employed by us, have the greatest opportunity to influence performance in this area. Therefore, we base a large portion of their total cash compensation on an evaluation of WPG’s annual FFO results. FFO does not represent cash flow from our operations as defined by GAAP and our FFO may not be directly comparable to similarly titled measures reported by other REITs. Moreover, FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of operating performance, as an indication of our financial performance, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our executive bonus plan uses FFO performance targets to determine a portion of each eligible Named Executive’s annual bonus. We calculate WPG’s reported FFO (with adjustment for non-recurring items) per Common Share for reporting purposes by dividing WPG’s FFO by the weighted average number of diluted Common Shares outstanding for the fiscal year which WPG’s per Common Share FFO is being determined. Please refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations section in our 2019 Annual Report on Form 10-K for a reconciliation of FFO to net income and FFO per Common Share to net income per Common Share.

The following items, whether positive or negative and to the extent not contemplated in the Company’s fiscal year 2019 consolidated corporate budget (the “Budget”), may be excluded from the calculation of the Company’s year-end FFO per share, as adjusted, that is used to determine the payout for the FFO Component (“Measurable FFO”): (i) merger and/or transaction costs, (ii) the financial impact of acquisitions, ventures, dispositions, or similar transactions, (iii) non-cash asset write downs or impairments, and (iv) the financial impact of charges and expenditures associated with the early extinguishment of debt and the discontinuation of certain transactions or pre-development and development projects. The Compensation Committee retains full discretion to reject the adjustments described in the preceding sentence in approving Measurable FFO that is used to determine the FFO Component of the bonus award and full discretion to make any other adjustments they believe appropriate in approving Measurable FFO that is used to determine the FFO Component of the bonus award.

Notwithstanding the foregoing and in order to calculate Measurable FFO, the terms of the Bonus Plan permit the Compensation Committee to include the following criteria for that calculation: (i) generally exclude any gain or loss on debt extinguishment; (ii) generally exclude any expense related to severance payments of Company personnel not already factored into the Budget in excess of $0.01 per Common Share of FFO; (iii) exclude any gain or loss on the disposition of outlot sales in excess of $0.07 per Common Share of FFO, net of any unbudgeted lost rent; (iv) exclude any income related to payments received in connection with the settlement involving The Mills at Jersey Gardens in Elizabeth, N.J in excess of income factored into the Budget; (v) exclude any expenses related to the change in accounting treatment for deferred leasing costs in excess of $0.07 per Common Share of FFO; (vi) exclude any incremental interest expense on unsecured debt resulting from a credit downgrade in excess of $0.04 per Common Share of FFO; and (vii) exclude any other one-time gains or losses not included in the Budget (except for those involving the Company’s innovation investments).

b.	Strategic Objectives

With respect to incentive compensation for fiscal year 2019 performance, our Company’s strategic performance is rewarded through our annual cash bonus awards based upon the Compensation Committee’s assessment of the Company’s performance compared to our corporate strategic objectives (the “Strategic Objectives”). The Strategic Objectives are reviewed and approved annually by the Compensation Committee at the time the annual cash bonus plan and annual equity awards are approved, typically in the first fiscal quarter of the performance period. Performance on each objective is evaluated at the threshold or target levels with target achievement constituting expected performance and threshold achievement constituting acceptable performance that is below target performance. The Company believes achievement of each of the Strategic Objectives is critical to long-term value creation and as such, is critical to aligning the interests of the Company’s senior executive officers, including the Named Executives currently employed by us, with shareholders as well as with the long-term success of our company.

c.	Individual Performance

Individual performance is evaluated and rewarded based primarily upon an assessment of the executive’s achievement of predetermined individual objectives that are linked thematically to our overall corporate goals and the Strategic Objectives for the plan year. Generally, individual objectives of the executives differ for each officer and are established prior to or near the beginning of the evaluation year in connection with the adoption of the executive bonus plan for that year.

Actual Performance for 2019

a.	Evaluation of the FFO Component

Following the Compensation Committee’s review and evaluation of our year-end FFO performance, the amount of the FFO Component of a Named Executive’s annual bonus under the Bonus Plan was determined using the following scale:

	Evaluation Levels for Per Common Share FFO Performance
	Threshold			Target	Actual
FFO Component	$1.15	$1.19	$1.23	$1.33	$1.15(1)
Payout (% of Target for FFO Component)	25%	50%	75%	100%	25%

(1)2019 Measurable FFO. Unadjusted FFO per diluted Common Share was reported at $1.45.

The FFO targets contained in the Bonus Plan include a range for FFO per diluted Common Share performance that the Company initially announced at the beginning of 2019 and, as necessary, adjusted throughout 2019. The Company’s unadjusted FFO per diluted Common Share for fiscal year 2019 was $1.45. Per the terms of the Bonus Plan, the gain on debt extinguishment recognized by the Company during 2019 in connection with property dispositions to the respective mortgage lenders constituted $0.28 per Common Share of FFO and is excluded from the unadjusted FFO per Common Share resulting in FFO per Common Share of $1.18, which constitutes the Company’s reported adjusted FFO per Common Share for fiscal year 2019. As permitted under the Bonus Plan, the following adjustments were then approved by the Compensation Committee to calculate Measurable FFO used to determine the FFO Component of the bonus award: (i) the exclusion of the excess gain on the Company’s sale of outparcels during 2019 above and beyond the Budget which constitute approximately $0.04 per Common Share of FFO, (ii) the add back of approximately $0.01 per Common Share of FFO for non-cash impairments and write downs during 2019, and (iii) the exclusion of the net impact from Budget of financial charges or expenditures relating to pre-development activity associated with development projects and other transactions that the Company did not pursue for strategic reasons, variance in payments received in connection with the settlement involving The Mills at Jersey Gardens in Elizabeth, N.J. from Budget and severance payments of Company personnel. After taking into the account the aforementioned adjustments, Measurable FFO per Common Share is determined to be $1.15 per Common Share which results in a 25% payout for the FFO Component under the Bonus Plan.

b.	Strategic Objectives

In determining the payout for the Strategic Objectives Component of the annual bonus, the Compensation Committee assessed the Company’s performance in achieving the following Strategic Objectives established for fiscal year 2019 as noted below.

Category	Objective	Evaluation/Result
Operational	Continue to diversify tenancy which is best illustrated by increasing food, beverage, entertainment, home furnishings, etc., while alleviating the dependence upon the junior fashion category.	For 2019, 57% of the Company’s new leasing volume was attributable to lifestyle tenancy.
	Continue to activate common area via installations either for existing or prospective tenants as well as events and activities relevant to the targeted demographic constituency of a specific asset.	Through the end of the Company’s 2019 third fiscal quarter, the Company conducted 2,163 activation events.

Continue to enfranchise local management by providing property General Managers (“GMs”) and others with a menu of offerings whereby they are able to select events, marketing activities and installations in accordance with the catchment they serve.

Established new system to implement marketing activations and track results.

Category	Objective	Evaluation/Result
Operational (cont’d)	In conjunction with the aforementioned objective, continue to transform GMs into Goodwill Ambassadors whereby they focus upon satisfying the needs of property guests, tenants and sponsors.

This program was initiated in 2017 and since inception, more than half of the GMs have been replaced. In 2019, GM turnover stabilized from 29% in 2018 to 15% as these new Goodwill Ambassadors and top talent in place at the program's inception have embraced the role from that of an asset caretaker to customer, tenant and community focused ambassador.

Continue to mandate interdisciplinary collaboration by and between various departments whereby there exists a focused and concerted effort to address revenue generation by utilizing the complementary skill sets of Company employees.

Objective was achieved at the target level of performance.
Financial	Deliver comparable net operating income (“NOI”) in accordance with previously submitted 2019 fiscal guidance for Tier One and open air assets.	NOI objective not achieved due to significant number of bankruptcy filings by several national tenants.

Continue to provide cash flow visibility and stability, e.g., minimal variance of germane financial and operating metrics as the Company transforms its assets into the dominant town centers within the catchments where they are situated.

Occupancy, sales per square foot and occupancy cost have all demonstrated stability in our core portfolio, in spite of significant national retailer bankruptcies. Occupancy at December 31, 2019 was 93.4% in spite of several bankruptcy liquidations by national retailers.

Continue to address the financial wherewithal of WPG by increasing indebtedness duration as well as improving other relevant financial metrics to the extent these measures do not impede growth.

(i) Successfully extended mortgage debt maturities, (ii) retired approximately $29 million of 2024 bonds, (iii) closed on a $98 million 30-year sale lease-back transaction relating to four enclosed properties, (iv) completed the disposition to lender of two non-core properties and (v) raised sufficient capital in 2019 to address $250 million of bonds which mature in April 2020.

	Continue to decrease NOI allocation for tier two (“Tier Two”) assets and focus on Tier One assets.	NOI allocation of WPG’s Tier Two non-core assets has decreased from approximately 10.4% of NOI in 2018 to approximately 7% in 2019.
Transfer of assets classified as non-core.

Both non-core properties at the end of 2018 (Towne West Square and West Ridge Mall) were successfully transitioned to the lender during 2019. Three other assets have been identified as non-core as of the end of fiscal year 2019 and the process commenced with the expectation to transition those assets to the lender in 2020.

Category	Objective	Evaluation/Result
Strategic	As the Company has differentiated itself from its closest peer group, evaluate feasibility of acting as the aggregator within the secondary physical retail space.

As of the end of fiscal year 2019, publicly traded equity and debt securities of the Company are performing well above its nearest peer REIT competitor and demonstrate that WPG has differentiated itself from peer REIT competitors.

	Deliver prudent redevelopment with a commensurately risk adjusted return on investment capital which addresses a void within the marketplace.	The yield and investment levels of the Company’s redevelopment projects have been maintained at our targeted levels.
	Continue to reduce ‘big box’ exposure resulting from bankruptcy filings and/or store closures by national department store tenants.	As of the end of 2019, we have addressed approximately 72% of department store vacancies in our Tier One assets and open air portfolio.

Develop sustainability strategy (framework, objectives, goals and key performance measures). Communicate WPG's sustainability strategy to internal and external shareholders.  Consider specific environmental and social sustainability initiative to implement. Develop internal reporting and measurement process for WPG's energy, waste and water management and consumption.

● In 2019, WPG developed its sustainability framework focused on three key areas – environmental, social and governance or ESG efforts, and defined sustainability as a strong commitment to the communities where the Company operates that allow it to embrace opportunities to improve the lives of its personnel, guests and the global environment.

● In August 2019, WPG launched its new ESG website disclosures which received the 2019 Platinum MarCom Award. Also throughout 2019, ESG stories and case studies were featured in WPG's internal newsletter.

● Implemented solar panels, LED energy efficient systems and charging stations (environmental); introduced a new time-off policy promoting volunteerism, formally surveyed Company personnel to understand interest in diversity and inclusion programs (social); and continue to engage with Sustainability Committee of the Board (governance).

● Implemented new utility bill management system in order to position the Company to gather empirical data needed to begin formal ESG reporting.

The Compensation Committee evaluated the Company’s performance on the Strategic Objectives and assessed achievement at 100% of target level. This achievement percentage was applied to 12.5% of an eligible Named Executive’s Target Bonus Payout Amount in order to determine the payout for the Strategic Objectives Component.

c.	Individual Objectives

Individual objectives and performance assessment for each of the bonus eligible Named Executives who participated in the Bonus Plan are as follows:

Mr. Conforti: Had four objectives. A target evaluation for overall performance on these objectives is supported by: (1) Company’s completion of 17 of 23 department store adaptive re-use redevelopment projects; (2) 57% of the Company’s leasing activity in 2019 being categorized as lifestyle tenants; (3) the Company’s completion during 2019 of 2,163 common area activation programs, events, activities and installations held on behalf of existing introspective tenants and sponsors; (4) measurable enfranchisement of GMs and local property management that allowed GMs to participate in leasing and sponsorship incentives; (5), implementation, through oversight of the Board’s Sustainability Committee, of a comprehensive ESG platform to the Company’s website and ESG programming throughout the Company’s operational infrastructure as well as programming and policies for personnel; and (6) positive cash flow visibility and stability, disposal of non-core assets, and successful extension of debt maturity profile.

Mr. Yale: Had five objectives. A target evaluation for overall performance on these objectives is supported by: (1) creation and implementation of policy and procedure for tracking co-tenancy throughout the Company’s portfolio; (2) significant progress made in 2019 in overcoming and resolving inherent data efficacy issues in measuring visitor foot traffic trends at the Company’s properties such that data is ready to be shared with field personnel in 2020; (3) developed financial template to assist in the accurate assessment of the fiscal and operational effectiveness of marketing and sponsorship initiatives; (4) developed a plan to raise adequate liquidity to address 2020 bond maturity through completion in 2019 of mortgage financing of Tier One property and mortgage refinancing of four open air properties; and (5) solid progress in creation of corporate business plan model as evidence by improved data entry efficiency, financial modeling functionality, and data correction and change features.

Mr. Demchak: Had five objectives. Target achievement on all five objectives is supported by: (1) implementation of lease abstraction software in the Company’s other departments outside of the legal department; (2) successful completion of several asset financing and disposition transactions during 2019 that complemented the Company’s investment narrative; (3) finalizing and completing the Company’s 2019 proxy statement filing and solicitation as well as coordinating appropriate investor engagement and outreach with respect to the Company’s new equity plan proxy proposal and executive compensation matters in connection with the 2019 Meeting; and (4) successful completion of several capital market transactions that improved the Company’s secured indebtedness duration and promoted the Company’s focus on portfolio optimization of its Tier One and Tier Two assets.

Ms. Indest: Had five objectives. A target evaluation for overall performance on these objectives is supported by: (1) creation and implementation of policy and procedure for tracking co-tenancy throughout the Company’s portfolio; (2) implementation of internal newsletter and personnel survey each designed to improve internal communications with and among Company personnel; (3) developed financial template to assist in the accurate assessment of the fiscal and operational effectiveness of marketing and sponsorship initiatives; (4) vendor selection completed as well as pilot implementation of electronic payment system for two enclosed properties ahead of schedule; and (5) solid progress in creation of corporate business plan model as evidence by improved data entry efficiency, financial modeling functionality, and data correction and change features.

Mr. Lindimore: Had five objectives. Target achievement on all objectives is supported by: (1) satisfaction of the financial metrics set for 2019 by the Board; (2) completion of 48 portfolio leasing transactions that promoted the integration of the Company’s enclosed and open air leasing personnel into one leasing unit and conducted portfolio review meetings with existing and prospective tenants in manner in which leasing personnel could cross-sell both the enclosed and open air platforms; (3) effective integration of short-term leasing personnel and strategy into permanent/long term leasing oversight such that both disciplines work effectively together to achieve the fiscal and operational goals of the respective asset(s) and the Company in the aggregate; (4) improved communication, project and transactional coordination, and group strategy and goal setting among leasing, property management and development departments and personnel; and (5) increased and improved communication and involvement with senior management as well as joint venture partners in assessing and evaluating other assets as prospective acquisition targets.

As with the Strategic Objectives Component of the annual bonus, the achievement level of each eligible Named Executive on their respective individual objectives was applied to 12.5% of the Named Executive’s Target Bonus Payout Amount in order to determine the payout for the Individual Objectives Component.

Total Payouts to Eligible Named Executives Under the Bonus Plan

The chart below summarizes the payout amounts for each bonus-eligible Named Executive based upon the Company’s performance in FFO per diluted Common Share, the Strategic Objectives, and each person’s performance on his or her individual objectives (amounts are rounded to the nearest dollar):

Named Executive	FFO Component (25% of Target)	Strategic Objectives Component (100% of Target)	Individual Objectives Score (% of Target)	Individual Objectives Component	Total Bonus Award
Mr. Conforti	$253,125	$168,750	100%	$168,750	$590,625
Mr. Yale	$120,117	$80,078	100%	$80,078	$280,273
Mr. Demchak	$112,500	$75,000	100%	$75,000	$262,500
Ms. Indest	$59,167	$39,445	100%	$39,445	$138,057
Mr. Lindimore	$61,416	$40,944	100%	$40,944	$143,304

The bonus payout award under the Bonus Plan for each of the listed Named Executives is reflected in column (e) of the Summary Compensation Table.

2019 Long-Term Equity Compensation

Overview

Our long-term equity compensation program is designed to: (a) reward executives based on financial and market performance, (b) align the interests of executives and our shareholders, and (c) attract and retain qualified and experienced executives. Although we anticipate that the size and nature of our future equity compensation awards will be influenced by our compensation objectives generally; historical practices, market or peer group comparisons, and individual performance will also influence our decision-making and practices with respect to this aspect of our executive compensation program. In 2019, equity incentive compensation awards to executives and certain non-executive personnel (the “2019 Annual Awards”) consisted of three-year time-based RSU grants, which vest in thirds at the first, second and third anniversaries of the date of grant. Additionally, executive personnel received PSU awards as part of the 2019 Annual Awards with performance conditions measured over a three-year performance period. The Compensation Committee also approved a special one-time equity award of RSUs and PSUs to the CEO (the “CEO Special Award”) in connection with the renewal of his employment agreement.

2019 Annual Awards

In February 2019, the Compensation Committee approved the 2019 Annual Awards. Grant sizes were determined based upon either the terms of a recipient’s employment agreement or the terms and rules for our 2019 long-term incentive compensation awards (the “2019 Rules”) that were approved by the Compensation Committee at the time the awards were made. Under the employment agreements for Messrs. Conforti, Yale, and Demchak, the size of their 2019 equity awards was determined by dividing a target value as determined by the Compensation Committee and set forth in the 2019 Rules by $5.77 which was the closing price on the NYSE for our Common Shares on the award date. These awards were granted from the Washington Prime Group, L.P. 2014 Stock Incentive Plan (the “2014 Plan”), which had a limit on the number of target shares that could be granted to an individual in a single year of 500,000. As a result, Mr. Conforti’s 2019 Annual Award was limited to 250,000 RSUs and 250,000 target PSUs, which was fewer than the number of shares that would have been granted to him by converting his target grant value to Common Shares pursuant to the 2019 Rules. With respect to Ms. Indest and Mr. Lindimore, the Compensation Committee also determined a target value for each executive’s award as a multiple of their earned salary for fiscal year 2018 and the number of RSUs and PSUs determined by dividing that target value by $5.77. The target values as well as RSU and PSU award sizes for the 2019 Annual Awards to the Named Executives were as listed in the table below. Award amounts were rounded to the nearest whole unit at the time of the award.

Named Executive	RSU Target Value	PSU Target Value	RSU Award	PSU Award
Mr. Conforti	$1,500,000*	$1,500,000*	250,000	250,000
Mr. Yale	$300,000	$300,000	51,993	51,993
Mr. Demchak	$250,000	$250,000	43,328	43,328
Ms. Indest	$154,493	$154,493	26,775	26,775
Mr. Lindimore	$132,765	$132,765	23,010	23,010
*Mr. Conforti’s annual grant was limited to 500,000 total target shares and therefore target value granted was lower than these values.

CEO Special Award

In light of the scheduled expiration of Mr. Louis Conforti’s employment agreement with WPG on December 31, 2019, WPG and Mr. Conforti agreed to renew the term of Mr. Conforti’s employment and entered into an Amended and Restated Employment Agreement, dated August 2, 2019 (the “Conforti Agreement”), which has a five-year term. In connection with the execution of the Conforti Agreement, Mr. Conforti received the CEO Special Award which consisted of 500,000 RSUs and 500,000 PSUs at target. The Compensation Committee decided to make the CEO Special Award to retain Mr. Conforti as CEO for the next five years, during this critical period in WPG’s evolution and to allow him to continue to lead the turnaround efforts which are beginning to gain traction. In addition, the Compensation Committee wanted to provide incentives to Mr. Conforti to execute strategies that will generate strong shareholder returns. A significant portion of the award is performance-based and will not be earned unless our absolute TSR is at least 15%, annualized, over a three-year performance period. The target number of shares will be earned if our annualized TSR is between 15% and 25% and the maximum number of shares will be earned if our annualized TSR is more than 25%. Vesting of both the time-based and performance-based portions (to the extent earned) of the award is back-end loaded in years three, four, and five of the term of the Conforti Agreement.

Vesting Schedule and Values for 2019 Equity Awards

The values relating to above-described equity awards, which are reported in column (d) of the Summary Compensation Table for each Named Executive, represent the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) for each Named Executive’s respective award(s) during the listed year.

Payouts for PSUs awarded as part of the 2019 Annual Awards are limited to 100% of target PSUs awarded if absolute TSR is negative. The RSU awards that compromise a portion of the 2019 Annual Awards vest in one-third tranches over three years on the annual anniversary of the respective grant date, subject to the award recipient’s continued employment with the Company through each vesting date. The RSUs that comprise the CEO Special Award vest in one-third increments on each of the following dates: August 2, 2022, August 2, 2023 and August 2, 2024. Similar to the RSUs awarded in prior years, unvested RSUs awarded as part of the 2019 Annual Awards, as well as the CEO Special Award, are a derivative security of our Common Shares that entitle the holder, subject to vesting and continued employment, to one Common Share for each issued, outstanding and vested RSU. During the period(s) prior to vesting, and assuming that the Board has declared a dividend with respect to the Common Shares, dividend equivalents are to be paid with respect to the RSUs granted for the 2019 Annual Awards. With respect to the RSUs awarded as part of the CEO Special Award, dividend equivalents shall be paid in Common Shares to the extent that the Board has declared a dividend with respect to the Common Shares. Such dividend equivalents shall be held in escrow by the Company until the respective RSUs vest and are deemed reinvested in additional RSUs which will themselves accrue dividend equivalents.

With respect to the awarded PSUs in the 2019 Annual Awards, award recipients are eligible to receive actual PSUs ranging from 0% to 150% of the target number of PSUs awarded based on the achievement of the Company’s relative TSR performance compared to a pre-determined retail REIT peer group (the “Peer Group”) over a three year performance period that commenced on February 20, 2019, the award date for the 2019 Annual Awards. The Peer Group (as set forth in the terms of the 2019 Rules) is set forth below:

Acadia Realty Trust	Federal Realty Investment Trust	Retail Properties of America, Inc.
Brixmor Property Group Inc.	Kimco Realty Corporation	Taubman Centers, Inc.
CBL & Associates Properties, Inc.	Kite Realty Group Trust	Weingarten Realty Investors
SITE Centers Corp. (f/k/a/ DDR Corp.) Regency Centers Corporation	Pennsylvania Real Estate Investment Trust

During the three year performance period, for periods in which the Board declares a dividend with respect to the Common Shares, dividend equivalents will accrue and be deemed reinvested in additional PSUs and will be paid with respect to the number of PSUs that are actually earned at the end of the applicable performance period. With respect to the PSUs allocated as part of the CEO Special Award and similar to RSUs awarded as part of the CEO Special Award, dividend equivalents shall be paid in Common Shares for periods in which the Board declares a dividend with respect to the Common Shares and such dividend equiavalents shall be held in escrow by the Company until the respective PSUs are earned and are deemed reinvested in additional PSUs which will themselves accrue dividend equivalents for periods in which the Board declares a dividend with respect to the Common Shares. The Company shall deliver one Common Share for each vested PSU (including any dividend equivalent rights that are paid in shares of Common Stock). The TSR performance schedule for the PSUs awarded as part of the 2019 Annual Awards is as follows:

WPG 3-YR. TSR (Percentile rank to Peer Group)*	Amount of PSUs Earned (as percentage of PSUs awarded)*
<30th percentile	0%
30th percentile	25%
40th percentile	50%
50th percentile	75%
60th percentile	100%
70th percentile	125%
80th percentile	150%
*Payout for TSR results between stated values are mathematically interpolated.

For PSUs awarded as part of the CEO Special Award, Mr. Conforti is eligible to receive actual PSUs ranging from 0% to 200%, as shown in the chart below, of the number of PSUs awarded based on the annualized TSR of the Common Shares during a performance period that commenced on the award date of August 2, 2019 and ends on the earlier of August 2, 2022 or such earlier date in connection with certain employment termination events described in greater detail in the Conforti Agreement. Earned PSUs shall vest in one third tranches over a three year period beginning on August 2, 2022 and ending on August 2, 2024. The Company shall deliver one Common Share for each vested PSU (including any accrued dividend equivalent rights payable in shares of Common Stock). The annualized TSR performance schedule for the PSUs awarded as part of the CEO Special Award is as follows:

Annualized TSR of the Common Shares	Earned PSUs
Less than 15%	0
15% to 25%	500,000
Greater than 25%	1,000,000
*No linear interpolation is available for performance between performance levels.

2017 Annual Awards

The PSUs granted in 2017 (the “2017 PSUs”) had a design similar to the PSUs awarded as part of the 2019 Annual Awards. The 2017 PSUs could be earned from 0% to 150% of the target number of PSUs awarded to a respective award recipient based on the Company’s relative TSR performance compared to a peer group of retail REITs. Refer to our annual proxy statement filed with the SEC on March 30, 2018 for details. Our TSR for the three-year performance period from February 21, 2017 through February 21, 2020 was below the 30th percentile, which was the threshold performance level required for any of the 2017 PSUs to be earned. As a result, all of the 2017 PSUs were forfeited at the end of the performance period for all recipients including each of the NEOs. Mr. Ajdaharian’s 2017 PSUs were forfeited in connection with his termination.

Executive Employment Agreements and Other Arrangements

In addition to our formal compensation and benefit plans which are an important component of our executive compensation program, the primary elements of our program for fiscal year 2019 – salary, equity compensation, bonus/incentive compensation, and severance/change in control arrangements – are governed by the employment agreements we have with the Named Executives during 2019. The employment arrangements for each of the Named Executives were entered into at different times and under different circumstances.

Employment Agreement for Mr. Louis G. Conforti

During the majority of fiscal year 2019, Mr. Conforti’s employment was pursuant to an Amended and Restated Employment Agreement, dated October 6, 2016, (the “Prior Agreement”) by and between Mr. Conforti and WPG. The term of the Prior Agreement was scheduled to terminate on December 31, 2019 but, on August 2, 2019, Mr. Conforti and WPG entered into the Conforti Agreement pursuant to which Mr. Conforti would serve as the Company’s CEO for a term ending on August 2, 2024 (the “Employment Period”) unless the Employment Period is earlier terminated pursuant to the Conforti Agreement’s terms. Provided there is not an early termination of the Conforti Agreement, on August 2, 2024 and each annual anniversary of such date thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Employment Period shall automatically extend so as to terminate one year from such Renewal Date unless, at least 120 days prior to the Renewal Date, either party to the Conforti Agreement gives written notice to the other that the Employment Period shall not be so extended. The Conforti Agreement describes, among other things, Mr. Conforti’s salary, cash incentive, equity, severance, and change in control compensation. The Conforti Agreement retains Mr. Conforti’s annual base salary at Nine Hundred Thousand Dollars ($900,000) subject to review by the Compensation Committee for adjustment at least annually (“Conforti Base Salary”). Additionally, the Conforti Agreement provides that Mr. Conforti is eligible for an annual cash bonus pursuant to the terms of the Company’s annual cash incentive plan as in effect from time to time. Under the Conforti Agreement, Mr. Conforti’s target annual bonus shall be 150% of the Conforti Base Salary (“Bonus Target”) with the actual bonus payment ranging from 0% to up to 200% of the Bonus Target based upon the level of achievement of performance goals established under the respective bonus plan at the discretion of the Compensation Committee. The terms in the Conforti Agreement, as well as the Prior Agreement, relating to the performance bonus are satisfied by the terms, conditions and operation of the Bonus Plan. With respect to annual equity compensation awarded to Mr. Conforti in 2019, Mr. Conforti is eligible to receive RSUs, PSUs or other equity-based long term incentives as deemed appropriate by the Compensation Committee taking into account competitive market compensation opportunities, Mr. Conforti’s performance and other relevant factors the Compensation Committee deems appropriate. The Conforti Agreement also provided for the CEO Special Award to Mr. Conforti in connection with its execution. The terms of the Conforti Agreement that address severance and change in control compensation require that, if during the Employment Period (including any renewals thereof): (a) the Company terminates Mr. Conforti’s employment for cause (as defined in the Conforti Agreement), for any reason other than cause, or as a result of Mr. Conforti’s death or disability (as defined in the Conforti Agreement); or (b) Mr. Conforti terminates his employment for good reason (as defined in the Conforti Agreement) or without good reason, then the Company shall pay to Mr. Conforti (or his estate) certain cash payments and provide other specified benefits. Lastly, in the event of a change in control (as defined in the Conforti Agreement) of the Company, the Conforti Agreement permits the accelerated vesting of certain equity awards held by or earned by Mr. Conforti subject to the satisfaction of certain conditions and, in the event that Mr. Conforti’s employment is terminated upon or within two years following a change in control, then the Company shall pay and provide to Mr. Conforti, as applicable, certain cash payments and specified benefits. The details of Mr. Conforti’s severance and change in control compensation under the Conforti Agreement is explained more fully in the section of this Proxy Statement entitled “Potential Payments upon Termination or Change in Control.”

Employment Agreements for Messrs. Mark E. Yale and Robert P. Demchak

The amended and restated employment agreements for Messrs. Yale and Demchak describe the annual base salary, cash incentive, equity, severance, and change in control compensation for each. Generally, the agreements are comparable in terms of structure and scope with the principal differences being the specific terms for the aforementioned elements of compensation for each executive. Under Mr. Yale’s employment agreement (the “Yale Agreement”), he is to serve as the Executive Vice President and Chief Financial Officer of the Company for a term that ended on December 31, 2019. Similarly, Mr. Demchak’s employment agreement provides an initial term of employment for him to serve as Executive Vice President, General Counsel and Corporate Secretary of the Company that ended on December 31, 2019. The renewal terms of each of these agreements have commenced and each agreement shall automatically renew on December 31st for another one year period unless either party provides written notice of non-renewal by or before 120 days prior to the renewal date. If no such notice is given, the employment period shall be extended for another one year period.

The annual base salaries for Messrs. Yale and Demchak are initially set and then each is subject to review by the Compensation Committee for adjustment at least annually. Each executive was eligible for an annual cash bonus in 2019, and each year thereafter, during the employment period pursuant to the terms of the Company’s annual cash incentive plan as in effect from time to time. Mr. Yale’s target annual bonus shall be 125% of his base salary and Mr. Demchak’s target annual bonus shall be 150% of his base salary. The actual bonus payment in the case of each executive may range from 0% to up to 200% of the target bonus based upon the level of achievement of performance goals established under the cash incentive plan in place and, under certain circumstances, subject to the discretion of the Compensation Committee. Similar to Mr. Conforti’s arrangement, the terms of the Yale Agreement and Mr. Demchak’s agreement regarding bonus compensation are satisfied by the terms, conditions and operation of the Bonus Plan.

With respect to equity compensation, under the Yale Agreement and Mr. Demchak’s agreement, both executives, respectively, are eligible to receive RSUs, PSUs or other equity-based long term incentives as deemed appropriate by the Compensation Committee taking into account competitive market compensation opportunities, individual performance and other relevant factors the Compensation Committee deems appropriate. With respect to severance and change in control compensation, the terms of the Yale Agreement and the agreement for Mr. Demchak are comparable to the terms of the Conforti Agreement and are more fully discussed in the section of this Proxy Statement entitled “Potential Payments upon Termination or Change in Control.”

Employment Agreements for Mr. Lindimore and Ms. Indest

At the beginning of 2019, Mr. Lindimore and Ms. Indest were parties to new employment agreements with the Company that were executed in August 2018. Ms. Indest’s employment agreement was amended on February 12, 2019 and Mr. Lindimore’s agreement was amended May 16, 2019 in each case following their respective promotions. Each amendment reflected the respective title change for Mr. Lindimore and Ms. Indest, the increase in annual base salary, and increase in cash bonus award opportunity. Like the agreements for Messrs. Demchak and Yale, the initial term of the employment agreements for Ms. Indest and Mr. Lindimore, respectively, expired on December 31, 2019. Each agreement remains effective and automatically renews on December 31st for another one year period unless either party provides written notice at least 120 days prior to the applicable renewal date that the agreement shall not be renewed for another one year period. The provisions and structure of each of these agreements with respect to salary, bonus and equity compensation are similar in structure and scope to the Yale Agreement and Mr. Demchak’s employment agreement. The details regarding the severance and change in the control arrangements in each of the agreements is explained in further detail in the section of this Proxy Statement entitled “Potential Payments upon Termination or Change in Control.” Additionally, the provisions of each agreement regarding bonus compensation are satisfied by the terms, conditions and operation of the Bonus Plan.

Severance Compensation to Mr. Ajdaharian

At the time of his termination, Mr. Ajdaharian was party to an employment agreement with WPG similar in term, scope and structure to those of the other Named Executives. The severance provisions under Mr. Ajdaharian’s agreement entitled him to certain payments and benefits following a not for cause separation from the Company. Under his agreement, Mr. Ajdaharian’s severance compensation consisted of a severance payment (the “Severance Payment”) equal to two times the sum of his 2018 annual base salary and target bonus under the 2018 Executive Bonus Plan (the “2018 Bonus Plan”) that was paid out in installments over the twelve month period beginning March 1, 2019 following Mr. Ajdaharian’s date of termination. Additionally, per the terms of his employment agreement, Mr. Ajdaharian received accrued salary compensation through the date of his termination plus (a) the cash value of Mr. Ajdaharian’s unused vacation time accrued as of this termination date and (b) reimbursement of business expenses incurred by Mr. Ajdaharian as of the date of his termination ((a) and (b), collectively, the “Additional Payment”). Also, the vesting of all outstanding time-based equity awards held by Mr. Ajdaharian at the time of his termination were accelerated and the performance based equity awards were forfeited. Lastly, a lump sum payment was made by the Company, on behalf of and for the benefit of Mr. Ajdaharian, equal to the monthly amount of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) continuation coverage premium for eighteen (18) months following the date of Mr. Ajdaharian’s separation (the “Premium”). In total, following the Company’s receipt of the appropriate release from Mr. Ajdaharian, expiration of the applicable revocation period, and exclusive of the pro rata bonus payment under the 2018 Plan as well as accrued and unpaid base salary paid at termination, Mr. Ajdaharian received $1,680,581 in connection with his separation of which $1,618,052 constituted the Severance Payment, $21,229 comprised the Additional Payment, and the remaining $41,300 represented the Premium.

Other Benefits

Our senior executive officers are entitled to participate in our retirement plan, group medical insurance plan, short-term and long-term disability plan and other benefits on the same basis as other salaried employees. Our tax-qualified retirement plan, or 401(k) plan, is called the Washington Prime Group Retirement Savings Plan (the “WPG Savings Plan”). The WPG Savings Plan currently has a feature that permits the Company to partially match employee contributions, including contributions made by executive officers including certain Named Executives (the “Match Feature”). During 2019, under the Match Feature, the Company matched 100% of the first 3% of salary deferrals that an employee contributed to the WPG Savings Plan and 50% of the next 2% of salary deferrals that an employee contributed to the WPG Savings Plan. Compensation related to the Match Feature for the Named Executives is included in the amounts reported in column (f) of the Summary Compensation Table.  During 2019, for Named Executives who were participants in the WPG Savings Plan, we provided matching contributions via the Match Feature of up to $11,200 per person. Additionally, during 2019, WPG paid life insurance premiums for life insurance for the benefit of the Named Executives ranging from $149 to $1,806. Moreover, Mr. Yale, per the terms of the Yale Agreement and as included in column (f) for Mr. Yale, received $15,000 from the Company during fiscal year 2019 as reimbursement for premiums paid by him during 2019 for disability and life insurance policies covering him.

Compensation Policies and Practices

Common Share Ownership Guidelines

Our Board has established Common Share ownership guidelines (the “Guidelines”) for certain executive officers and all non-management Board members to encourage higher levels of Common Share ownership and further align director and management interests with those of our shareholders as well as mitigate any unnecessary risk-taking in trading in our securities by persons covered by the Guidelines.

Under the Guidelines, Common Shares acquired by the Company’s senior executive officers subject to the Guidelines through purchase, gift, exchange or other means are counted toward the ownership requirement level in addition to Common Shares received through grants, awards or payments from the Company. Also, earned PSUs, vested and unvested time-based RSUs, LTIP Units, or Common Shares may count toward a senior executive officer and Board member’s ownership requirement level under the Guidelines. Stock options, any stock appreciation rights, unearned LTIP Units, unearned PSUs, Common Shares issuable to a subject executive officer or director upon exchange or redemption of direct or indirectly owned operating partnership units in WPGLP (“O.P. Units”), or other securities of the Company do not count toward satisfying the ownership requirements under the Guidelines. Company executives covered by the Guidelines are prohibited from selling Common Shares received by such person in connection with the exercise of any Company stock option until such person is in compliance with his or her ownership requirement. Notwithstanding the aforementioned prohibition, executives may immediately sell Company stock acquired by exercising stock options for the limited purposes of paying the exercise price of the stock option and any applicable tax liability. Furthermore, under the Guidelines, unless an executive officer has satisfied his or her ownership requirement, he or she must retain 50% of his or her vested LTIP Units, RSUs, PSUs or other securities received as part of our long-term incentive compensation program or, with respect to non-employee directors, the annual equity retainer (after tax).

The ownership requirements established by the Guidelines are as follows:

Position	Ownership Guideline Common Shares with a Market Value as a Multiple of Base Salary/Cash Retainer
CEO	6x Base Salary
Chief Financial Officer and Chief Operating Officer	3x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Cash Portion of Annual Retainer

Under the Guidelines, a senior executive officer’s base salary shall be the actual paid annual salary received by the senior executive officer from the Company (or any applicable affiliated company or subsidiary) annualized for the Company’s fiscal year in which any compliance measuring occurs. For purposes of measuring compliance with the Guidelines, the applicable per share market value of the Common Shares shall be determined by using the average closing price of the Common Shares on the NYSE (or such other exchange that the Common Shares are principally traded on at the time compliance is measured) for the fiscal year immediately preceding the year in which compliance with the Guidelines is measured.

Clawback Provisions

We have an executive compensation clawback policy (the “Officer Policy”) that applies to Company associates that are designated by our Board as executive officers (other than our CEO and Chief Financial Officer (“CFO”)) and a specific policy applicable to our CEO and CFO (the “CEO-CFO Policy”). Under the Officer Policy, except as may otherwise be provided in any applicable employment, award or other Board or Compensation Committee approved agreement, a subject officer who the Compensation Committee determines engaged in fraud or intentionally illegal conduct that materially contributed to the need for a restatement of the Company’s financial statements may be compelled by the Compensation Committee to return all bonuses and other incentive and equity compensation awarded to the executive officer, the amount, payment and/or vesting of which was calculated based wholly or partly on the application of objective and financial performance criteria measured during any part of the period covered by the restatement. Pursuant to the Officer Policy, to the extent that the performance-based compensation paid or awarded to such executive officer is greater than it would have been had it been calculated based upon the restated financial results, then the Compensation Committee may seek to recover from the executive officer the after-tax portion of the difference. The Officer Policy empowers the Compensation Committee to use its discretion in determining the applicability of the Officer Policy to a particular situation and evaluate each situation based on its individual facts and circumstances. Under the Officer Policy, the Compensation Committee shall not seek recovery of such excess compensation if it determines that to do so would: (a) violate applicable law; (b) adversely impact the interests of the Company in any related proceeding or investigation; (c) incur costs in excess of the recoverable excess compensation; or (d) be unreasonable relative to the executive officer’s accountability for the error that resulted in the restatement. In the event the Company is entitled to, and seeks, recoupment under the Officer Policy, the executive officer shall, no later than sixty (60) days following the recoupment request, reimburse the amounts which the Company is entitled to recoup. If the executive officer fails to pay such reimbursement and to the extent permitted by applicable law, the Company shall have the right to: (a) deduct the amount to be reimbursed from the compensation or other payments due to the executive officer from the Company or (b) take any other appropriate action to recoup such payments; provided that any offsets against amounts under nonqualified deferred compensation plans (as defined in Section 409A of the Code) shall be made in compliance with Section 409A.

The CEO-CFO Policy applies in the event of a restatement of the Company’s consolidated financial statements. In addition, other terms of the CEO-CFO Policy are substantially similar to the Officer Policy except: (a) there is no requirement that either the CEO or CFO be found by the Board, Compensation Committee or any other Board committee to have committed any malfeasance or other conduct that materially contributed to the need for a restatement of the Company’s financial statements before recoupment of incentive compensation is requested following a restatement and (b) the Company is permitted under the CEO-CFO Policy to seek recoupment of incentive compensation following a Company restatement at any time the CEO or CFO is employed by the Company and for three years thereafter (unless a longer period is permitted under the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Anti-Pledging and Hedging Policies

We have adopted an anti-pledging policy pursuant to which Board members and Company associates designated by our Board as executive officers (the “WPG Officers”) are prohibited from pledging shares. Additionally, our policies regarding trading in our securities by any of the WPG Officers and Board members prohibit such persons from short selling or hedging their ownership of the Common Shares, including trading in publicly-traded options, puts, calls or other derivative instruments related to the Common Shares, our preferred shares, or debt securities. Also, any of the WPG Officers and members of the Board shall notify the General Counsel (or a designee thereof) before establishing a standing or limit order to buy or sell our securities. If the General Counsel (or a designee thereof) consents to any of the WPG Officers or a Board member’s establishment of a standing or limit order then such person shall provide the details of the order to the General Counsel (or a designee thereof) as well as any future changes or modifications to such order.

Independent Compensation Advisor

During fiscal year 2019, FW Cook was engaged by the Compensation Committee to serve as its independent compensation consultant. FW Cook provided advice and market data to assist the Compensation Committee in determining target executive pay opportunities for 2019 as well as the design and structure of the annual and long-term incentive programs. FW Cook also conducted a market study in 2019. The Compensation Committee has the sole authority under its charter to retain and terminate its compensation consultant and approve fees and other engagement terms. FW Cook did not provide during fiscal year 2019 any additional consulting services to the Company or any of its affiliates that were unrelated to its service as the Compensation Committee’s consultant.

Tax Treatment of Executive Compensation

Substantially all of the services rendered by our Named Executives during 2019 are performed on behalf of WPGLP. Section 162(m) of the Code disallows a tax deduction by any publicly-held corporation for individual compensation of more than $1.0 million paid in any taxable year to the CEO, CFO, and the three other most highly compensated officers (including any applicable former executive) (i.e., “covered employees”). The Internal Revenue Service (“IRS”) has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to named executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) of the Code to the extent such compensation is attributable to services rendered to the operating partnership. However, on December 20, 2019, the IRS and the U.S. Treasury Department published proposed regulations that, among other things, expanded the definition of compensation to include a publicly-held corporate partner’s distributable share of a partnership’s deduction for compensation expense attributed to compensation paid by the partnership for services performed by a covered employee of the publicly-held corporation, subject to certain transition relief. The expanded definition of compensation applies to any compensation deduction that is otherwise allowable for tax years ending on or after December 20, 2019 unless the compensation is treated as paid pursuant to a written binding contract in effect on December 20, 2019 that is not materially modified or renewed or cancelable by the corporation after such date. Any compensation paid by WPGLP to covered employees that is subject to Section 162(m) of the Code could result in an increase to our income subject to federal income tax and could require us to increase distributions to our shareholders in order to maintain our qualification as a REIT.

Section 409A of the Code imposes taxes and interest on compensation deferred under nonqualified deferred compensation plans unless the plan and any compensation paid under the plan qualifies for certain exemptions or exceptions from the applicability of Section 409A. At this time, we believe that the plan-based compensation of the Named Executives (including the former executive) inclusive of potential compensation payable from our equity compensation plans, cash incentive bonus plans, including, but not limited to, the Bonus Plan, and the severance arrangements under various executive employment agreements are either within an exception or exemption from the applicability of Section 409A and is not intended to be deferred compensation or, alternatively, the applicable plan or agreement complies with Section 409A. The Compensation Committee will continue to monitor the implications of Section 409A on our current executive compensation plans as well as future arrangements provided by the Company.

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SUMMARY COMPENSATION TABLE & OTHER SUPPORTING TABLES

The following tables and accompanying footnotes set forth certain information with respect to the cash and other compensation paid or accrued by the Company for the Named Executives for fiscal years ended December 31, 2019 and, as applicable, December 31, 2018 and December 31, 2017. All values stated are rounded to the nearest dollar.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards(1) ($) (d)	Non-Equity Incentive Plan Compensation(2) ($) (e)	All Other Compensation ($) (f)	Total(9) ($) (g)
Louis G. Conforti Chief Executive Officer and Director	2019 2018 2017	$900,000 $900,000 $900,000	$5,627,500 $2,700,000 $2,708,765	$590,625 $1,215,000 $1,325,010	$24,449(3) $11,966 $11,766	$7,142,574 $4,826,966 $4,945,541
Mark E. Yale Executive Vice President and Chief Financial Officer	2019 2018 2017	$512,500 $512,500 $512,500	$558,925 $540,000 $541,750	$280,273 $576,562 $680,664	$27,166(4) $26,966 $26,766	$1,378,864 $1,656,028 $1,761,680
Robert P. Demchak Executive Vice President, General Counsel and Corporate Secretary	2019 2018 2017	$400,000 $400,000 $399,039	$465,776 $450,000 $451,461	$262,500 $540,000 $748,197	$11,830(5) $11,630 $11,430	$1,140,106 $1,401,630 $1,610,127
Melissa A. Indest Executive Vice President, Finance and Chief Accounting Officer	2019	$324,543	$287,832	$138,057	$13,006(6)	$763,438
Joshua P. Lindimore Executive Vice President, Head of Leasing	2019	$361,802	$247,358	$143,304	$11,830(5)	$764,294
Former Executive(7)
Paul S. Ajdaharian Former Executive Vice President, Head of Open Air Centers	2019 2018 2017	$57,565 $404,513 $373,346	N/A $364,062 $321,797	N/A $161,805 $443,348	$1,690,345(8) $11,966 $11,919	$1,747,910 $942,346 $1,150,410

(1)

With respect to fiscal year 2019, the values represented for the applicable Named Executive are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the 2019 Annual Awards and, with respect to the Mr. Conforti, the CEO Special Award. The grant date fair values for the 2019 Annual Awards and CEO Special Award are, with respect to the allocated PSUs, based on the probable outcome of the performance conditions of the PSUs on the grant date (maximum achievement) for financial statement reporting purposes under FASB ASC Topic 718 and consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated or actual forfeitures. The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”), in Item 15 entitled “Exhibits and Financial Statement Schedules” in note 8 of the notes to consolidated financial statements.

(2)	The listed amounts for fiscal year 2019 represent cash bonus awards received by the respective Named Executive pursuant to the terms of the Bonus Plan (“Total Bonus Award”).

(3)

The listed amount represents the following: (a) $1,806 in life insurance premiums paid by WPG, (b) $11,200 in matching contributions made or credited by WPG for fiscal year 2019 under the WPG Savings Plan for Mr. Conforti’s benefit and (c) $11,443 which comprises: (i) the amount represents Mr. Conforti’s personal use of WPG provided vehicles and aircraft and (ii) legal fees paid by WPG that were incurred by Mr. Conforti in 2019 during the negotiation of the Conforti Agreement.

(4)

The listed amount represents the following: (a) $966 in life insurance premiums paid by WPG, (b) $15,000 paid by WPG to Mr. Yale during fiscal year 2019 as reimbursement, per the terms of the Yale Agreement, for premiums paid by Mr. Yale during 2019 for disability and life insurance covering him and (c) $11,200 in matching contributions made or credited by WPG for fiscal year 2019 under the WPG Savings Plan for Mr. Yale’s benefit.

(5)

The listed amount represents the following: (a) $630 in life insurance premiums paid by WPG and (b) $11,200 in matching contributions made or credited by WPG for fiscal year 2019 under the WPG Savings Plan for the listed Named Executive’s benefit.

(6)

The listed amount represents the following: (a) $1,806 in life insurance premiums paid by WPG and (b) $11,200 in matching contributions made or credited by WPG for fiscal year 2019 under the WPG Savings Plan for the Named Executive’s benefit.

(7)	Mr. Ajdaharian’s employment was terminated on February 5, 2019.

(8)

The listed amount represents the following: (a) severance payment (inclusive of $248,931 in installment payments made in 2020) of $1,618,052, (b) accrued and unused vacation time as of $14,637 as of Mr. Ajdaharian’s termination date, (c) COBRA premium payment of $41,300, (d) WPG paid life insurance premium of $149, (e) matching contributions of $9,615 made by WPG to the Savings Plan for Mr. Ajdaharian’s benefit until his termination date and (f) unreimbursed business expenses of $6,592 incurred prior to Mr. Ajdaharian’s termination date.

(9)	For each Named Executive, the amount listed represents the aggregate total of the amounts, if any, listed in columns (c) through (f).

GRANTS OF PLAN-BASED AWARDS

FOR 2019

The following table and accompanying footnotes set forth certain information concerning grants and allocations of cash and non-cash awards made to each of the Named Executives under the Company’s equity and non-equity incentive compensation plans during the fiscal year ended December 31, 2019. All monetary values are rounded to the nearest dollar and all share or unit amounts are rounded to the nearest whole share or unit. None of the Named Executives has transferred any of the awards that he received during the fiscal year ended December 31, 2019.

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards(6)
(a)	(b)	Threshold ($) (c)	Target ($) (d)	Threshold (#) (e)	Target (#) (f)	Maximum (#) (g)	or Units(5) (#) (h)	(i)
Mr. Conforti	2/20/19 2/20/19 2/20/19 8/02/19 8/02/19	$337,500 N/A N/A	$1,350,000 N/A N/A	62,500 N/A	250,000 500,000(4)	375,000 1,000,000(4)	250,000 500,000	PSUs: $1,245,000 RSUs: $1,442,500 PSUs: $1,150,000 RSUs: $1,790,000
Mr. Yale	2/20/19 2/20/19 2/20/19	$160,156	$640,625	12,998	51,993	77,989	51,993	PSUs: $258,925 RSUs: $300,000
Mr. Demchak	2/20/19 2/20/19 2/20/19	$150,000	$600,000	10,832	43,328	64,992	43,328	PSUs: $215,773 RSUs: $250,003
Ms. Indest	2/20/19 2/20/19 2/20/19	$78,890	$315,559	6,694	26,775	40,162	26,775	PSUs: $133,340 RSUs: $154,492
Mr. Lindimore	2/20/19 2/20/19 2/20/19	$81,888	$327,553	5,753	23,010	34,515	23,010	PSUs: $114,590 RSUs: $132,768
Former Executive
Mr. Ajdaharian	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Date also represents the date on which the Compensation Committee or Board approved the respective award.

(2)

Amounts represent an estimate of possible cash payouts to the respective Named Executive pursuant to the terms of our Bonus Plan. The range of payments listed in columns (c) and (d) represent the estimated possible bonus payment amounts under the Bonus Plan that the respective Named Executive would be eligible for under the following circumstances and assuming no use of discretion by the Compensation Committee in authorizing such payments:

Threshold:

The FFO Component of an individual’s bonus payment is awarded at threshold level with payout equal to 25% of target and threshold performance is attained for the Strategic Objectives Component and Individual Objectives Component with the payout for both at 25% of target.

Target:	100% of target for the respective Named Executive’s FFO Component, Strategic Objectives Component and Individual Objectives Component.

Actual payouts under the Bonus Plan are reported in column (e) of the Summary Compensation Table. Mr. Ajdaharian is not eligible for a bonus payout under the Bonus Plan as he was terminated in February 2019 and was not employed by the Company on the date the bonus payments for the Bonus Plan were approved by the Compensation Committee.

(3)

The numbers shown represent an estimate of the number of PSUs that could be issued with respect to the 2019 Annual Awards at the threshold, target and maximum performance levels. PSUs received by Mr. Ajdaharian were forfeited following his separation and he is not entitled to any payout. For the 2019 Annual Awards, maximum represents superior performance on the TSR criteria at or better than the 80th percentile such that the respective Named Executive qualifies to receive, in the form of earned PSUs, 150% of their respective PSU allocation. Target represents performance on the TSR criteria at the 60th percentile such that the respective Named Executive qualifies to receive, in the form of earned PSUs, 100% of their respective PSU allocation. Threshold represents performance at the minimum achievement on the TSR criteria at the 30th percentile such that the respective Named Executive qualifies to receive, in the form of earned PSUs, 25% of their respective PSU allocation. The performance period for the TSR criteria for each level of performance concludes on February 20, 2022.

(4)

The numbers shown represent an estimate of the number of PSUs that Mr. Conforti could be issued with respect to the CEO Special Award at the target and maximum performance levels. There was no threshold level of performance relating to this award. For this award, maximum represents superior performance on the annualized TSR criteria of greater than 25% such that Mr. Conforti qualifies to receive, in the form of earned PSUs, 200% of the PSU allocated to him as part of the award. Target equates to performance on the annualized TSR criteria of between 15% to 25% such that Mr. Conforti qualifies to receive, in the form of earned PSUs, 100% of the PSU allocated to him as part of the award. The performance period for the TSR criteria for each level of performance concludes on August 2, 2022 provided there is no earlier termination of Mr. Conforti’s employment.

(5)

For each Named Executive, other than Mr. Conforti, the listed amounts represent RSUs received as part of the 2019 Annual Awards. For Mr. Conforti, the amounts represent RSUs received as part of the 2019 Annual Awards and the RSUs received as part of the CEO Special Award.

(6)	The values relates to the fair value computed in accordance with FASB ASC Topic 718 for the RSUs and PSUs awarded.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The data listed in column (d) of the Summary Compensation Table for the year 2019 and column (i) of the Grants Plan-Based Awards for 2019 table represent the aggregate grant date fair value for the 2019 Annual Awards for the respective Named Executive and, with respect to the Mr. Conforti, the CEO Special Award in addition to the 2019 Annual Awards. With respect to the portion of the 2019 Annual Awards and CEO Special Award that have a market-performance component impacting whether the award is earned, the aggregate grant date fair value was determined using the Monte Carlo simulation model which establishes a value by first simulating one or more variables that may affect or influence the value of the allocated PSUs and then determines their average value over the range of resultant outcomes. Compensation related to the 2019 Annual Awards and the CEO Special Award is being recognized ratably from the beginning of the service period through the applicable vesting date or, as it pertains to the PSUs, the end of the performance period. The performance conditions for the 2019 Annual Awards and CEO Special Award are described in greater detail in the section of the CD&A subtitled “2019 Long-Term Equity Compensation.” The fair value of the RSU portion of the 2019 Annual Awards and CEO Special Award is determined by the closing price of the Common Shares on the respective grant date. The size of each Named Executive’s 2019 Annual Award was determined pursuant to the terms of 2019 Rules. The considerations taken into account by the Compensation Committee in determining the size and composition of the CEO Special Award are explained in the section of the CD&A subtitled “2019 Long-Term Equity Compensation.” Quarterly dividends are paid, in the form of dividend equivalents, on RSUs awarded as part of the 2019 Annual Awards at the same rates payable on the Common Shares that underlie the outstanding RSUs. In all cases, dividend equivalents are only payable for periods in which the Board declares a dividend with respect to the Common Shares. No dividends, distributions, or dividend equivalents were paid out or allocated during 2019 for the PSU portion of the 2019 Annual Awards. However, during the three-year performance period for the PSUs awarded in 2019 as part of the 2019 Annual Awards, as well as other PSUs awarded in past years, dividend equivalents accrue with respect to the number of PSUs that are earned and actually vest at the end of the applicable performance period corresponding to the amount of any dividends actually paid by the Company. For PSUs and RSUs awarded as part of the CEO Special Award, dividend equivalents are paid in Common Shares for periods in which the Board declares a dividend with respect to the Common Shares. Such dividend equivalents are held in escrow by the Company until the respective security vest or is earned in the case of PSUs. The dollar value of RSU dividends, dividend equivalents for the 2019 Annual Awards and the Common Share dividend equivalents that accrue for PSUs and the RSUs awarded as part of the CEO Special Award are factored into the FASB ASC Topic 718 grant date fair values reported in the tables above.

Compensation data for Mr. Lindimore and Ms. Indest is not provided for fiscal years 2018 and 2017 because neither of them qualified in those respective years to be named executive officers of the Company for its proxy statement executive compensation disclosures under the federal securities laws.

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OUTSTANDING EQUITY AWARDS AT

FISCAL YEAR-END 2019

The following table and accompanying footnotes set forth certain information concerning unvested RSUs, unexercised stock options and allocated yet unearned PSUs for each Named Executive that are outstanding or allocated as of December 31, 2019. All monetary values are rounded to the nearest dollar and, to the extent appropriate or necessary, all share or unit amounts are rounded to the nearest whole share or unit. None of the Named Executives has transferred any of the awards that are reported in the table below.

	Option Awards			Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($) (i)
Mr. Conforti	N/A	N/A	N/A	N/A	966,127(4)	$3,516,702	663,119	$2,413,753
Mr. Yale	N/A	N/A	N/A	N/A	111,791(5)	$406,919	33,122	$120,564
Mr. Demchak	N/A	N/A	N/A	N/A	91,557(6)	$333,267	27,602	$100,471
Ms. Indest Option Grant Dates 03/05/2010 Award	2,613	N/A	$5.76	03/04/20	50,077(7)	$182,280	14,191	$51,655
Mr. Lindimore Option Grant Dates 05/07/2014 Award 05/10/2013 Award 05/10/2012 Award 05/05/2011 Award	7,839 7,839 5,226 783	N/A N/A N/A N/A	$13.10 $16.56 $12.67 $11.97	05/06/24 05/09/23 05/09/22 05/04/21	46,015(8)	$167,495	13,038	$47,458
Former Executive
Mr. Ajdaharian	N/A	N/A	N/A	N/A	N/A(9)	N/A	N/A	N/A

(1)

The listed amounts represents the aggregate market value of the unvested securities listed in column (f) as computed by multiplying the Common Shares’ closing market price of $3.64 per share as listed on the NYSE as of December 31, 2019 by the number of unvested securities listed in the adjacent column (f).

(2)

The listed amounts for Messrs. Conforti, Yale, Demchak, Lindimore and Ms. Indest (the “Officers”) represent payouts for the threshold level (25% of allocated PSUs) of performance for the PSUs allocated as part of the 2019 Annual Awards and as part of the annual equity awards in fiscal years 2017 and 2018 as performance for each of these awards as of the end of fiscal year 2019 did not exceed threshold. For the CEO Special Award, the payout for the PSU portion of that award is reported at target as the performance for this award as of the end of fiscal year 2019 was slightly above threshold performance. With respect to the 2019 Annual Awards, the threshold level of performance for the Officers would be 62,500 PSUs for Mr. Conforti, 12,998 PSUs for Mr. Yale, 10,832 PSUs for Mr. Demchak, 6,694 PSUs for Ms. Indest and 5,752 PSUs for Mr. Lindimore. With respect to the 2018 annual awards (the “2018 Annual Awards”), the threshold level of performance for the Officers would be 61,475 PSUs for Mr. Conforti, 12,295 PSUs for Mr. Yale, 10,246 PSUs for Mr. Demchak, 4,647 PSUs for Ms. Indest and 5,283 PSUs for Mr. Lindimore. With respect to the 2017 annual awards (the “2017 Annual Awards”), the threshold level of performance for the Officers would be 39,144 PSUs for Mr. Conforti, 7,829 PSUs for Mr. Yale, 6,524 PSUs for Mr. Demchak, 2,850 PSUs for Ms. Indest and 2,003 PSUs for Mr. Lindimore. Mr. Conforti’s total also includes 500,000 PSUs that would constitute the payout for the target level performance for the PSU component of the CEO Special Award. The reported amount in column (i) for each of the Officers is the sum of the dollar value of the estimated payout for threshold performance for the PSUs allocated as part of 2019 Annual Awards, 2018 Annual Awards, 2017 Annual Awards and, with respect to Mr. Conforti, target performance for the PSU component of the CEO Special Award. The performance period of the 2017 Annual Awards ended on February 21, 2020. All PSUs held by Mr. Ajdaharian were forfeited in connection with his termination in 2019.

(3)

Listed amounts represent the aggregate market value of PSUs listed in column (h). The listed value was computed by multiplying the Common Shares’ closing market price of $3.64 as listed on the NYSE as of December 31, 2019 by the number of PSUs listed in the adjacent column.

(4)

Total represents unvested RSUs held by Mr. Conforti; 165,301 of the unvested RSUs vest on February 20, 2021, 83,333 of the unvested RSUs vest on February 20, 2022, and 500,000 of the unvested RSUs vest in three installments on August 2, 2022, August 2, 2023 and August 2, 2024. 52,192 of the unvested RSUs vested on February 21, 2020 and 165,301 of the unvested RSUs vested on February 20, 2020. All of the aforementioned vesting is subject to Mr. Conforti’s continued employment with the Company on the applicable vesting date. Each RSU represents a contingent right to receive one share of Common Stock.

(5)

Total represents unvested RSUs held by Mr. Yale; 51,055 of Mr. Yale’s unvested RSUs vest in installments in the future as follows: (a) 16,393 unvested RSUs shall vest on February 20, 2021 and (b) 34,662 unvested RSUs shall vest in equal installments on February 20, 2021 and February 20, 2022. 33,725 of Mr. Yale’s unvested RSUs vested on February 20, 2020 and another 27,011 unvested RSUs vested on February 21, 2020. Each RSU represents a contingent right to receive one share of Common Stock. All vesting of the aforementioned securities is subject to Mr. Yale’s continued employment on the applicable vesting date.

(6)

Total represents unvested RSUs held by Mr. Demchak; 42,547 of Mr. Demchak’s unvested RSUs vest in installments in the future as follows: (a) 28,104 unvested RSUs shall vest on February 20, 2021 and (b) 14,443 unvested RSUs shall vest on February 20, 2022. 28,104 of Mr. Demchak’s unvested RSUs vested on February 20, 2020 and another 20,906 unvested RSUs vested on February 21, 2020. Each RSU represents a contingent right to receive one share of Common Stock. All vesting of the aforementioned securities is subject to Mr. Demchak’s continued employment on the applicable vesting date.

(7)

Total represents unvested RSUs held by Ms. Indest; 17,850 of Ms. Indest’s unvested RSUs shall vest in equal installments on February 20, 2021 and February 20, 2022 and 6,196 RSUs vest on February 20, 2021. 15,120 of Ms. Indest’s unvested RSUs vested on February 20, 2020 and another 10,911 unvested RSUs vested on February 21, 2020. Each RSU represents a contingent right to receive one share of Common Stock. All vesting of the aforementioned securities is subject to Ms. Indest’s continued employment on the applicable vesting date.

(8)

The total represents unvested RSUs held by Mr. Lindimore; 23,634 of Mr. Lindimore’s unvested RSUs vest in installments in the future as follows: (a) 7,044 unvested RSUs shall vest on February 20, 2021, (b) 15,340 of Mr. Lindimore’s unvested RSUs shall vest in equal installments on February 20, 2021 and February 20, 2022 and (c) 1,250 unvested RSUs shall vest on August 30, 2020. 14,713 of the unvested RSUs vested on February 20, 2020 and 7,668 of the unvested RSUs vested on February 21, 2020. Each RSU represents a contingent right to receive one share of Common Stock. All of the aforementioned vesting is subject to Mr. Lindimore’s continued employment with the Company on the applicable vesting date.

(9)	Mr. Ajdaharian held no unvested RSUs at December 31, 2019.

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OPTION EXERCISES AND STOCK VESTED

DURING THE YEAR 2019

The following table sets forth certain information concerning the vesting of RSU awards held by the Named Executives during the fiscal year ended December 31, 2019. All reported dollar amounts are rounded to the nearest dollar.

Name	Stock Awards
(a)	Number of Shares Acquired on Vesting (#) (b)		Value Realized on Vesting ($) (c)
Mr. Conforti	418,642		$1,870,871(1)
Mr. Yale	43,406		$248,292(1)
Mr. Demchak	84,566		$399,273(1)
Ms. Indest	17,107		$97,835(1)
Mr. Lindimore	15,961		$88,307(1)
Former Executive
Mr. Ajdaharian	68,761	(2)	$389,875(3)

(1)

Represents the aggregate dollar value realized upon the vesting of RSUs listed in the adjacent column as determined by multiplying the number of Common Shares underlying the respective award included in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting date (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting date or following business/trading day if the vesting day is non-business/trading day).

(2)	Represents RSUs for which vesting was accelerated in connection with Mr. Ajdaharian’s termination.
(3)	Aggregate dollar value based on the per share closing market price of the Common Shares on the NYSE of $5.67 on Mr. Ajdaharian’s termination date of February 5, 2019.

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Pension Benefits and Non-Qualified Deferred Compensation

None of our Named Executives participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.

Potential Payments upon Termination or Change in Control

The arrangements we have with currently employed Named Executives for severance payments and benefits following a change in control, termination of employment, or a change in control in connection with or that precedes a qualifying termination are memorialized in the respective Named Executive’s employment agreement. With the exception of Mr. Ajdaharian, the payment and benefits discussed in this section will cover terminations of each of the Named Executives, for cause (defined below), no cause, good reason (defined below), death, disability (defined below), or following a change in control (defined below) of the Company. For purposes of this disclosure and except as otherwise provided, the triggering date for the payments and benefits described below shall be December 31, 2019 (the “Triggering Date”), the last business day for our company in 2019, when the per share closing market price for the Common Shares on the NYSE was $3.64. Additionally, in this section, we will also discuss and quantify the actual severance payment and related benefits provided to Mr. Ajdaharian in connection with his actual termination.

i.	Potential Payments upon Termination or Change in Control For Messrs. Conforti, Yale, Demchak, Lindimore and Ms. Indest

Payment and benefits upon termination for any reason other than cause or by an Executive for good reason

The termination and severance benefits disclosed in this section for Messrs. Conforti, Yale, Demchak, Lindimore and Ms. Indest (collectively, the “Executives” and each an “Executive”) are included in their respective employment agreements and remain enforceable for the term of the respective employment agreement, including any extensions. The change in control severance benefits under the employment agreements of the Executives are structured as “double trigger” benefits. In other words, change in control does not itself trigger the severance benefits; rather, the change in control severance benefits discussed herein only become payable in the event of a termination of employment upon or within two (2) years after a change in control.

Under the employment agreements for the Executives (all with the Yale Agreement and Conforti Agreement, collectively, the “Employment Agreements” and each, singly, an “Employment Agreement”), if during the respective employment period under one or more of the Employment Agreements, the Company terminates the employment of an Executive for a reason other than cause or the Executive terminates employment for good reason (defined below), then the Company shall pay and provide to the terminated Executive a lump sum cash payment within thirty (30) days after the date of termination (defined below) as follows: (i) the Executive’s unpaid annual base salary and vacation pay through the date of termination, (ii) subject to the terms of the bonus plan in effect during the applicable fiscal year, the Executive’s accrued annual bonus for the fiscal year immediately preceding the fiscal year in which the date of termination occurs (other than any portion of such annual bonus that was previously deferred, which portion shall instead be paid in accordance with the applicable deferral election) if such bonus has not been paid as of the date of termination, and (iii) the Executive’s business expenses that have not been reimbursed by the Company as of the date of termination and were incurred by the Executive prior to the date of termination in accordance with applicable Company policy, in the case of each of clauses (i) through (iii), to the extent not previously paid (the sum of the amounts described in clauses (i) through (iii) shall be referred to herein as the “Accrued Obligations.”

Furthermore, subject to the terminated Executive’s continued compliance with the restrictive covenants regarding non-competition, non-solicitation, confidentiality and non-disparagement in the applicable Employment Agreement (the “Covenants”) and timely delivery (and non-revocation) of an executed release of claims against the Company, its affiliates and certain agents (a “Release”), the Company will further pay or provide the following to the terminated Executive:

a)

payment in installments in accordance with the Company’s normal payroll practices an amount equal to two (2) times the sum of: (1) the respective Executive’s annual base salary and (2) target bonus opportunity (“Target Bonus Payout Amount”) in effect for the year in which the date of termination occurs (all such payments, as applicable, for each Executive, a “Cash Severance Payment”);

b)

to the extent permitted by the Company’s group health insurance carrier, subject to the Executive making a timely election to receive coverage provided to former employees under COBRA, and as would not cause the Company to incur tax or other penalties, the Company shall pay in installments to the terminated Executive an after-tax amount equal to the monthly amount of the COBRA continuation coverage premium under the Company’s group medical plans as in effect from time to time, for eighteen (18) months following the date of termination, in accordance with the Company’s normal payroll practices (the “Post-Employment Health Care Benefits”);

c)

full accelerated vesting of any outstanding time-based equity awards, such as RSUs, and the waiver of any service-based vesting conditions on any other outstanding equity-based or long-term performance awards; or, in the case of RSUs related to the CEO Special Award, accelerated vesting of a pro-rata portion of such RSUs equal to the total number of RSUs scheduled to vest on each vesting date of such award, multiplied by a fraction, the numerator of which is the number of days Mr. Conforti was employed with the Company from the grant date through the date of employment termination and the denominator of which is the number of days from the grant date through such vesting date (the “Time-Based Award Vesting Benefits”);

d)

with respect to any outstanding PSUs or other performance-based awards, except for the PSUs related to the CEO Special Award, such awards shall be vested based on actual performance over the applicable performance period without regard to any applicable service vesting condition; or for the PSUs related to the CEO Special Award, the applicable performance period shall be deemed to have ended on the applicable date of termination and the attainment of the performance goals calculated by reference to performance as of Mr. Conforti’s date of termination and the vesting of a pro-rata portion of the earned PSUs scheduled to vest on each vesting date shall be accelerated with such proration equal to the number of earned PSUs scheduled to vest on each vesting date of such award, multiplied by a fraction, the numerator of which is the number of days Mr. Conforti was employed with the Company from the grant date through the date of employment termination and the denominator of which is the number of days from the grant date through such vesting date (the “Performance Award Vesting Benefits”);

e)

subject to the terms of the applicable bonus plan in effect during the year in which the date of termination occurs, a pro rata portion of the Executive’s annual bonus for the year in which the date of termination occurs, based on: (1) the portion of such year the Executive was employed and (2) actual performance for such period (the “Pro-Rata Bonus”); and

f)

to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or that the Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies through the date of termination (such other amounts and benefits, the “Other Benefits”).

Payment and benefits upon termination for cause or by an Executive without good reason

Under the Employment Agreements, in the event the Company terminates the employment of an Executive for cause or the Executive terminates employment without good reason (which may include a termination of employment resulting from the Executive giving a notice to the Company of his or her non-renewal of the respective Employment Agreement), then the respective Employment Agreement, as applicable, shall terminate without further obligations to the Executive other than the obligation to provide the terminated Executive with the: (i) Accrued Obligations and (ii) Other Benefits. In the event the Executive is terminated for cause then the Accrued Obligations shall not include the Executive’s unpaid annual bonus for the year immediately preceding the year in which the date of termination occurred. Payments made under these circumstances shall be made at the same time and form as payments made for Accrued Obligations following a termination for any reason other than cause or by the Executive for good reason.

Payment and benefits to an Executive upon termination for death or disability

In the event the employment of an Executive is terminated due to death or disability then the respective Employment Agreement shall terminate without further obligations to the Executive’s legal representatives, in the case of death, or to the Executive, in the case of disability, other than payment or provision of the: (i) Accrued Obligations, (ii) Other Benefits, and (iii) subject to the timely delivery of a Release (from the Executive in the case of disability and the legal representative(s) of the Executive in the case of death), the Time-Based Award Vesting Benefits, the Performance Award Vesting Benefits, the Post-Employment Health Care Benefits, and the Pro Rata Bonus. The term “Other Benefits,” in the context of payments and benefits following a termination due to the death of an Executive, shall include death benefits as in effect on the date of the Executive’s death with respect to senior executives of the Company and, in the context of payments and benefits following a termination due to the disability of an Executive, shall include short-term and long-term disability benefits as in effect on the date of the Executive’s disability with respect to senior executives of the Company. Payments made and benefits provided under these circumstances shall be made at the same time and form as payments made and benefits provided following a termination for any reason other than cause or by the Executive for good reason.

Payment and benefits to an Executive upon termination following a change in control

In the event that during the respective employment period under any Employment Agreement either: (i) the Company terminates the employment of an Executive for any reason other than cause or due to the Executive’s death or disability or (ii) the Executive terminates employment with the Company for good reason, in either case upon or within two (2) years after a change in control, then the Company shall pay to and provide the Executive with the following:

a)	the Accrued Obligations;

b)	the Other Benefits;

c)	subject to the terminated Executive’s continued compliance with the Covenants and timely delivery of a Release, the following:

(1)	Cash Severance Payment;

(2)	Post-Employment Health Care Benefits;

(3)	full vesting of any outstanding RSUs (including PSUs converted into RSUs in connection with the change in control) or other service-based equity or equity-based awards;

(4)

any PSUs that remain outstanding at the time of the termination of employment shall vest based on actual performance over the applicable performance period without regard to any applicable service vesting conditions; and

(5)	pro rata portion of the Executive’s Target Bonus Payout Amount for the year in which the termination of employment occurs, based on the portion of such year the Executive was employed.

In the event of a change in control, with respect to any performance-based equity awards outstanding as of the date of the change in control, (A) the performance period shall be deemed to have ended on the date of the change in control and the attainment of the performance goals shall be calculated by reference to performance as of the date of the change in control, as determined by the Compensation Committee in good faith in its sole discretion and (B) the number of performance-based equity awards earned pursuant to clause (A) shall be converted to time-vesting RSUs which shall vest as follows: (I) if the surviving or successor entity in the change in control does not continue, assume or replace such RSUs with a substitute grant with the same intrinsic value (“Substitute Stock”), then such RSUs will vest on the date of the change in control; or (II) if the surviving or successor entity in the change in control continues, assumes or replaces such shares of stock with Substitute Stock, then such shares of Substitute Stock shall vest on the earlier of: (a) the last day of the original performance period (as set forth in the applicable award agreement between the Executive and the Company) if the Executive provides continuous service to the Company, the surviving or successor entity, or one of their respective affiliates until the last day of such performance period or (b) the date that Executive’s service to the Company, the surviving or successor entity, or one of their respective affiliates is terminated pursuant to the terms of the respective Employment Agreement, as applicable.

With respect to time-based equity awards outstanding as of the date of the change in control, such awards shall vest as follows: (A) if the surviving or successor entity in the change in control does not continue, assume or replace such RSUs with Substitute Stock, such RSUs will vest on the date of the change in control; or (B) if the surviving or successor entity in the change in control continues, assumes or replaces such shares of stock with Substitute Stock, then such shares of Substitute Stock shall vest on the earlier of: (I) the original vesting date or dates (as set forth in the applicable award agreement between the Executive and the Company) if the Executive provides continuous service to the Company, the surviving or successor entity, or one of their respective affiliates through such vesting date or (II) the date that Executive’s service to the Company, the surviving or successor entity, or one of their respective affiliates is terminated pursuant to the terms of the respective Employment Agreement, as applicable.

No Executive has any obligation to seek employment or take any other action in the event employment is terminated in order to mitigate amounts payable or level of benefits due under any Employment Agreement following a covered termination. Furthermore, nothing in any Employment Agreement is intended to prevent or limit continuing or future participation in any plan, program, policy, contract, agreement, or practice provided by the Company or any affiliate and for which an Executive qualifies to participate. Also, under Mr. Conforti’s Employment Agreement, WPG will reimburse Mr. Conforti to the fullest extent permitted by law for legal fees and expenses reasonably incurred by Mr. Conforti as a result of Mr. Conforti, the Company, or others seeking to enforce the terms of his Employment Agreement; provided, however: (i) if such contest is initiated on or after a change in control or a change in control occurs during the pendency of such a contest, reimbursement of such fees and expenses will not be provided if Mr. Conforti is found pursuant to a judgment, decree, or order to not have acted in good faith in bringing or defending the contest and (ii) if such contest is initiated prior to a change in control and a change in control does not occur during the pendency of the contest, reimbursement of Mr. Conforti’s legal fees and expenses shall be provided only if Mr. Conforti substantially prevails on at least one substantive issue in the contest.

The table below and its accompanying footnotes illustrate for each Executive the various payments and benefits due each under the respective Employment Agreements of each following the employment termination events described above. As stated earlier, the amounts in the table are provided under the assumptions that the employment termination occurred on the Triggering Date, the closing market price on the NYSE of the Company’s Common Stock is $3.64 per share, each of the aforementioned agreements are effective as of the Triggering Date (assuming the annual base salary in effect for each Executive is that in place as of the Triggering Date), there is no underlying dispute concerning the termination or the amounts to be paid, and no violation of the Covenants. For purposes of this disclosure, no compensation provided shall constitute deferred compensation or be deferred by the respective Executive, and the Compensation Committee did not exercise any discretion in approving any of the payments or benefits described below. Any performance assessments for cash bonus payments shall be based upon target performance unless otherwise indicated. Also, the disclosures in the table below assume that all pre-conditions to payments and benefits have been satisfied by the Company and the respective Executive including, but not limited to, the Company’s timely receipt of a Release and the expiration of the non-revocation period. With respect to a change in control, the occurrence of the change in control is assumed to have taken place at the appropriate time in relation to the termination event to justify the payment made or benefit incurred that is disclosed and discussed in the table. Additionally, no equity awards held by Executives have been replaced, substituted or exchanged in connection with a change in control. The amounts stated below represent aggregate or lump sum totals that may, in some instances, be paid out in installments or over time under the respective agreement. All monetary values are rounded to the nearest dollar and all share or unit amounts are rounded to the nearest whole share or unit.

	Termination by Us for Other than Cause or by the Executive for Good Reason (a)	Termination by Us for Cause or by the Executive without Good Reason (b)	Termination due to Death or Disability of the Executive (c)	Qualifying Termination upon or following a Change in Control (d)
Mr. Conforti
Cash Payments	$5,160,523(1)	$69,898(2)	$660,523(3)	$5,919,898(4)
Equity Award Vesting Benefits	$2,095,887(5)	N/A	$2,095,887(5)	$5,336,702(6),(8)
Additional Benefits	$0	N/A	$0	$0
Total Value of Payments & Benefits	$7,256,410	$69,898	$2,756,410	$11,256,600
Mr. Yale
Cash Payments	$2,624,093(1)	$37,570(2)	$317,843(3)	$2,984,445(4)
Equity Award Vesting Benefits	$406,919(7)	N/A	$406,919(7)	$406,919(6),(8)
Additional Benefits(9)	$34,352	N/A	$34,352	$34,352
Total Value of Payments & Benefits	$3,065,364	$37,570	$759,114	$3,425,716
Mr. Demchak
Cash Payments	$2,290,237(1)	$27,737(2)	$290,237(3)	$2,627,737(4)
Equity Award Vesting Benefits	$333,267(7)	N/A	$333,267(7)	$333,267(6),(8)
Additional Benefits(9)	$34,352	N/A	$34,352	$34,352
Total Value of Payments & Benefits	$2,657,857	$27,737	$657,857	$2,995,357
Ms. Indest
Cash Payments	$1,445,572(1)	$22,399(2)	$160,456(3)	$1,623,074(4)
Equity Award Vesting Benefits	$167,495(7)	N/A	$167,495(7)	$167,495(6),(8)
Additional Benefits(9)	$34,352	N/A	$34,352	$34,352
Total Value of Payments & Benefits	$1,164,419	$22,399	$362,303	$1,824,921
Mr. Lindimore
Cash Payments	$1,557,265(1)	$29,531(2)	$172,835(3)	$1,741,514(4)
Equity Award Vesting Benefits	$182,280(7)	N/A	$182,280(7)	$182,280(6),(8)
Additional Benefits(9)	$34,352	N/A	$34,352	$34,352
Total Value of Payments & Benefits	$1,773,897	$29,531	$389,467	$1,958,146

(1)

Following a termination of employment for other than cause or by the respective Executive for good reason, the severance payment under the Employment Agreements for the Executives would be the sum of the following: (A) accrued and unpaid annual base salary through the date of termination which for Messrs. Conforti, Yale, Demchak, Lindimore and Ms. Indest would be $41,538, $23,654, $18,462, $16,831 and $15,811, respectively; (B) vacation pay through the date of termination which for Messrs. Conforti, Yale, Demchak, Lindimore and Ms. Indest would be, $17,308, $9,856, $7,692, $7,013 and $6,588, respectively; (C) unreimbursed business expenses as of the date of termination which for Messrs. Conforti, Yale, Demchak, Lindimore and Ms. Indest would be $11,052, $4,060, $1,583, $5,687 and $0, respectively; (D) the Total Bonus Award received by the respective Executive under the Bonus Plan; and (E) two (2) times the sum of: (i) the annual base salary at the rate in effect on the Triggering Date which for Messrs. Conforti, Yale, Demchak, Lindimore and Ms. Indest would be $900,000, $512,500, $400,000, $364,662 and $326,999, respectively and (ii) the Target Bonus Payout Amount under the Bonus Plan, which for Messrs. Conforti, Yale, Demchak, Lindimore and Ms. Indest would be $1,350,000, $640,625, $600,000, $327,553 and $315,559, respectively.

(2)

Pursuant to the Employment Agreements for the Executives, following a termination of employment by us for cause or by the respective Executive without good reason, the severance payment would consist of the respective Executive’s: (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, and (C) unreimbursed business expenses as of the Triggering Date.

(3)

Pursuant to the Employment Agreements for the Executives, following a termination of employment on account of the death or disability of the respective Executive, the severance payment would consist of the respective Executive’s: (A) accrued and unpaid annual base salary through the Triggering Date, (B) vacation pay through the Triggering Date, (C) unreimbursed business expenses as of the Triggering Date, and (D) the respective Executive’s Total Bonus Award under the Bonus Plan.

(4)

Following a qualifying termination of employment upon or following a change in control, the severance payment under the Employment Agreements for the Executives would be the sum of the following for the respective Executive: (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, (C) unreimbursed business expenses as the date of termination, (D) the Target Bonus Payout Amount under the Bonus Plan, and (E) two (2) times the sum of: (i) the annual base salary at the rate in effect at the time of termination and (ii) the Target Bonus Payout Amount under the Bonus Plan.

(5)

The values representing the Equity Award Vesting Benefits were determined based on a Common Stock price of $3.64 multiplied by the WPG securities that vested or were earned on the Triggering Date. For Mr. Conforti, 466,127 RSUs vested. The PSUs allocated as part of the 2017 Annual Awards, 2018 Annual Awards and 2019 Annual Awards (collectively, the “Annual Awards”) are to remain outstanding and shall vest based on actual performance over the applicable performance period as the three year performance period, in the case of each award, had yet to end as of the Triggering Date. Mr. Conforti’s RSUs awarded as part of the CEO Special Award shall vest on a pro-rata basis resulting in 54,833 RSUs vesting. With respect to the PSUs allocated to Mr. Conforti as part of the CEO Special Award, the applicable three year performance period shall be deemed to end on the Triggering Date and Mr. Conforti shall receive 54,833 PSUs (in the form of Common Shares) representing a pro-rated portion of PSUs at the target payout level (100%) because the annualized TSR for these PSUs on the Triggering Date was at the target level of performance.

(6)

The values representing the Equity Award Vesting Benefits were determined based on a Common Stock price of $3.64 multiplied by the WPG securities that vested or were earned on the Triggering Date. The holdings of the following Executives vested or were earned on the Triggering Date: (A) Mr. Conforti: 966,127 unvested RSUs, (B) Mr. Yale: 111,791 unvested RSUs, (C) Mr. Demchak: 91,557 unvested RSUs, (D) Mr. Lindimore: 50,077 unvested RSUs and (E) Ms. Indest: 46,015 unvested RSUs. The PSUs allocated as part of the Annual Awards are to remain outstanding and shall vest based on actual performance over the applicable performance period as the three year performance period, in the case of each award, had yet to end as of the Triggering Date. With respect to the PSUs allocated to Mr. Conforti as part of the CEO Special Award, the applicable three year performance period shall be deemed to end on the Triggering Date and Mr. Conforti shall receive 100% of his allocated PSUs (500,000) because the annualized TSR for these PSUs on the Triggering Date was at the target level of performance.

(7)

The values representing the Equity Award Vesting Benefits were determined based on a Common Stock price of $3.64 multiplied by the WPG securities that vested or were earned on the Triggering Date. The holdings of the following Executives vested or were earned on the Triggering Date: (A) Mr. Yale: 111,791 unvested RSUs, (B) Mr. Demchak: 91,557 unvested RSUs, (C) Mr. Lindimore: 50,077 unvested RSUs and (D) Ms. Indest: 46,015 unvested RSUs. The PSUs allocated as part of the Annual Awards are to remain outstanding and shall vest based on actual performance over the applicable performance period as the three year performance period, in the case of each award, had yet to end as of the Triggering Date.

(8)

In the event a change in control occurred on the Triggering Date without a qualifying event of termination, the performance periods for the outstanding PSUs would conclude and the number of PSUs from the Annual Awards and CEO Special Award earned would be based on actual performance as of the Triggering Date, would convert to RSUs and vest subject to continued service through each original vesting date. Vesting of such RSUs would accelerate upon a subsequent qualifying event of termination. The per share value on the Triggering Date of the Common Shares underlying the vested RSUs held by Mr. Conforti would be $3.64 resulting in the aggregate value of $1,820,000 in Common Shares that Mr. Conforti would receive in connection with the vesting RSUs converting to Common Shares on a one-for-one basis. No other allocated PSUs held by any Executive would be earned under these circumstances as the performance criteria at the Triggering Date for the PSUs allocated as part of the Annual Awards was below threshold. Additionally, the unvested time-based RSUs held by each Executive prior to the change in control would also vest.

(9)

For Messrs. Yale, Demchak Lindimore and Ms. Indest, the “Additional Benefits” represent the amount comprising the Post-Employment Health Care Benefits payable under each applicable termination scenario.

With respect to Executives, each of their Employment Agreements provide that the Accrued Obligations include the respective Executive’s accrued annual bonus for the fiscal year immediately preceding the fiscal year in which the termination date occurs if such bonus has not been paid as of the date of termination. However, these amounts were not included in the table above for any of the Executives because fiscal year 2018 bonuses were approved by the Compensation Committee of the Board and paid prior to the Triggering Date. Additionally, pursuant to each of the Employment Agreements, none of the Executives are entitled to a gross-up payment if such person incurs an excise tax due to the application of Section 4999 of the Code. Rather, the amounts received by the Executives that are contingent upon a change in ownership or effective control of the Company will either be: (a) reduced to the extent necessary to avoid the excise tax, or (b) paid in full, whichever results in the higher after-tax benefits to the respective executive.

ii.	Actual Severance Payments Made to Mr. Ajdaharian

As discussed in the CD&A of this Proxy Statement, Mr. Ajdaharian’s employment was terminated on February 5, 2019. Similar to other Executives under the Employment Agreements, Mr. Ajdaharian’s employment agreement entitled him to certain severance benefits and compensation following a not for cause termination and such payments and benefits were designed to be the same, in structure and operation, to the severance benefits and payments payable to the Executives under the Employment Agreements following similar terminations. The provisions regarding termination, severance compensation and benefits under Mr. Ajdaharian’s employment agreement were in force and effective throughout the entire term of his agreement which became effective on January 1, 2018. Additionally, Mr. Ajdaharian’s employment agreement had restrictive covenants with terms and conditions comparable to the Covenants.

Following his termination and upon the satisfaction of applicable conditions precedent similar to those found in the Executives’ Employment Agreements, and receipt by the Company of a Release from Mr. Ajdaharian and expiration of the non-revocation period, he received: (i) accrued salary compensation and vacation pay through the date of his termination, (ii) reimbursement of business expenses incurred by Mr. Ajdaharian as of the date of his termination and unused vacation time, (iii) accelerated vesting of all outstanding time-based equity awards held by Mr. Ajdaharian at the time of his termination and (iv) a payment, made by the Company on behalf of and for the benefit of Mr. Ajdaharian, in six installments, equal to the monthly amount of COBRA continuation coverage premium for eighteen (18) months following the date of Mr. Ajdaharian’s separation. Mr. Ajdaharian’s PSU awards were forfeited. The table below and its accompanying footnotes contain and explain the total amount of payments and benefits received by Mr. Ajdaharian in connection with his termination of employment. All values are rounded to the nearest dollar and all share or unit amounts are rounded to the nearest whole share or unit.

	Severance Payment (a)	Additional Payments (b)	Mkt. Value of Vesting Equity Awards (c)	COBRA Premium Payment (d)	Other Benefits (e)	Total Value of Payments & Benefits Received (f)
Payment & Benefits Received	$1,618,052(1)	$32,120(2)	$389,875(3)	$41,300	$161,805(4)	$2,243,152(5)
(1)

Amount equal to two times (2x) the sum of $404,513, Mr. Ajdaharian’s 2018 base salary, and $404,513, Mr. Ajdaharian’s target bonus under the 2018 Plan. Per his employment agreement, this amount will be paid in installments over the twelve month period following the date of termination.

(2)

Amount represents: (i) accrued base salary due Mr. Ajdaharian’s as of his termination date, (ii) unreimbursed business expenses incurred prior to his termination date and in accordance with Company policy and (iii) the cash value of Mr. Ajdaharian’s unused vacation time accrued as of his termination date.

(3)

Amount represents the market value of 68,761 RSUs for which vesting was accelerated on the termination date. Value based on the per share closing market price on the NYSE of the Common Shares on February 5, 2019 of $5.67.

(4)	Payout for FFO Component under 2018 Bonus Plan at 80% of target.
(5)	The amount listed represents the aggregate total of the amounts listed in columns (a) through (e).

Definitions Used Above

For purposes of the discussion and disclosures provided above, the following definitions shall apply:

“cause” shall mean (i) an Executive’s willful failure to perform or substantially perform the Executive’s material duties with the Company; (ii) illegal conduct or gross misconduct by the Executive that, in either case, is willful and demonstrably and materially injurious to the Company’s business, financial condition or reputation, or, in the good faith determination of the Board, is potentially materially injurious to the Company’s business, financial condition or reputation; or (iii) a material breach by the Executive of the Executive’s obligations under the respective employment agreements, including without limitation, a material breach of the Covenants; or (iv) the Executive’s conviction of, or entry of a plea of guilty or nolo contendere with respect to, a felony crime or a crime involving moral turpitude, fraud, forgery, embezzlement or similar conduct; provided, however, that the actions in (i), (ii) and (iii) above will not be considered cause unless the Executive has failed to cure such actions within thirty (30) days of receiving written notice specifying, with particularity, the events allegedly giving rise to cause; and, further provided, that such actions will not be considered cause unless the Company provides such written notice within ninety (90) days of any executive officer of the Company (excluding the respective Executive, if applicable at the time of such notice) or, with respect to Mr. Conforti, any member of the Board having knowledge of the relevant action.  Further, no act or failure to act by the Executive will be deemed “willful” unless done or omitted to be done not in good faith or without reasonable belief that such action or omission was in the Company’s best interests, and any act or omission by the Executive pursuant to authority given pursuant to a resolution duly adopted by the Board or on the advice of counsel for the Company will be deemed made in good faith and in the best interests of the Company.

“good reason” shall mean the occurrence of any one of the following events without the prior written consent of the respective Executive: (i) a material reduction in the Executive’s annual base salary or a material diminution of the Executive’s duties or responsibilities, authorities, powers or functions; or (ii) a relocation that would result in the Executive's (excluding Mr. Conforti) principal location of employment being moved thirty-five (35) miles or more away from the Executive's (excluding Mr. Conforti) principal place of employment as of the date of the respective Employment Agreement and, as a result, the Executive's (excluding Mr. Conforti) commute increasing by 35 miles or more; or (iii) any material breach of the respective Employment Agreement by the Company, including without limitation any material breach of the award agreements contemplated hereby or the Executive (excluding Mr. Conforti) being required to report other than directly to the CEO or the Board or, with respect to Mr. Conforti, being required to report other than solely and directly to the Board; or (iv) the Company’s issuance to the Executive of a notice of non-renewal; provided, however, that the actions in (i) through (iii) above will not be considered good reason unless the Executive shall describe the basis for the occurrence of the good reason event in reasonable detail in a notice of termination provided to the Company in writing within sixty (60) days of the Executive’s knowledge of the actions giving rise to the good reason, and the Company has failed to cure such actions within thirty (30) days of receiving such notice of termination (and if the Company does effect a cure within that period, such notice of termination shall be ineffective) and, provided, further that the action in (iv) above will not be considered good reason unless the Executive shall duly serve through the end of the then-applicable employment period.  Unless the Executive gives the Company a notice of termination for good reason within 120 days of the initial existence of any event which, after any applicable notice and the lapse of any applicable 30-day grace period, would constitute good reason, such event will cease to be an event constituting good reason.

“disability” shall mean the “permanent and total disability” of the Executive as defined in Section 22(e)(3) of the Code, or any successor provision thereto.

“change in control” shall mean the happening of any of the following events:

(i)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(ii)

individuals who, immediately following the consummation of the distribution of the Common Stock to the shareholders of Simon, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 6, 2014 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)

a reorganization, merger or consolidation of the Company, in each case unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Company’s outstanding voting securities, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(iv)

the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities entitled to vote generally in the election of directors immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Company’s outstanding voting securities, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Additionally, to the extent the impact of a change in control on a payment would subject an Executive to additional taxes under the Section 409A of the Code, a change in control for purposes of such payment will mean both a change in control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A of the Code and the regulations promulgated thereunder as applied to the Company.

“date of termination” shall mean (i) if the Executive’s employment is terminated by the Company (A) for cause or (B) for any reason other than for cause, or due to the Executive’s death or disability, the date of receipt of the notice of termination or any later date specified therein (which date shall not be more than thirty (30) days after the giving of such notice), (ii) if the Executive’s employment is terminated by reason of death or by the Company for disability, the date of death of the Executive or the disability effective date, as the case may be, (iii) if the Executive’s employment is terminated by the Executive for good reason or without good reason, thirty (30) days from the date of the Company’s receipt of the notice of termination, or such later date as is mutually agreed by the Company and the Executive (subject to the Company’s right, if applicable, to cure the good reason event), or (iv) if Executive’s employment is terminated as a result of the Company’s issuance to him of a notice of non-renewal, the date of termination shall be the last day of the applicable employment period or such later date as is mutually agreed by the Company and the Executive. Notwithstanding the foregoing, in no event shall the date of termination occur until the Executive experiences a “separation from service” within the meaning of Section 409A of the Code and, notwithstanding anything contained herein to the contrary, the date on which such separation from service takes place shall be the date of termination.

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Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relation of the annual total compensation of our median employee and the annual total compensation of Mr. Conforti, our CEO. For purposes of reporting the annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee’s annual total compensation (“Median Employee Pay”) were calculated consistent with the disclosure requirements for executive compensation under the Summary Compensation Table.

In analyzing our compensation data to determine Median Employee Pay, we examined the 2019 annualized base salaries plus bonus for all individuals (excluding our CEO) employed by the Company (and its affiliates) on December 31, 2019. In calculating Median Employee Pay, no cost-of-living adjustments were made as all of our employees are located in the United States. We included all full-time and part-time employees. Compensation paid during fiscal year 2019 was used to identify Median Employee Pay, including cash bonuses for performance in fiscal year 2018. We believe that the use of base salaries plus cash incentive bonus for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees and because we believe that this measure reasonably reflects the total annual compensation of our employees. Furthermore, we believe that including the cash awards paid in 2019 for 2018 performance in determining the median employee does not cause any material difference in the pay ratio calculation as there was no material change or modification impacting award amounts to our bonus plans for executive and non-executive personnel during fiscal years 2018 and 2019.

After applying the methodology described above, our Median Employee Pay using the compensation components disclosable in the Summary Compensation Table was $55,668. The employee from whom the Median Employee Pay was ascertained for fiscal year 2019 was a different person than that used for our disclosure for fiscal years 2017 and 2018. The change is attributable to the growth in our employee population. Our CEO’s total annual compensation for 2019 as reported in the Summary Compensation Table is $7,142,574. Therefore, the ratio of our CEO’s total annual compensation to Median Employee Pay is 128.31:1.

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Compensation Committee Interlocks and Insider Participation

Messrs. John J. Dillon III, Robert J. Laikin and J. Taggart (“Tag”) Birge currently comprise the Board’s Compensation Committee and did so for all of fiscal year 2019. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2019 was a current or former officer or employee of the Company. Except for Mr. Laikin, no member of the Compensation Committee engaged in any transactions with the Company required to be publicly disclosed under the regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 31, 2019, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one whose executive officers served as a Board member or member of the Compensation Committee.

During 2019, Mr. Laikin was indirectly involved in a transaction that required disclosure under SEC rules. During fiscal year 2019, an affiliate of WPG employed Mrs. Hannah Laikin, the daughter-in-law of our Chairman of the Board and Compensation Committee member, Robert J. Laikin, in a non-executive role as Director, Special Projects. Mrs. Laikin compensation for the 2019 fiscal year was approximately $151,350. Mrs. Laikin is not an executive officer of the Company or any of its affiliates, but she is included in the Company’s count of its full-time employees as of the end of fiscal year 2019. Mrs. Laikin’s place of employment is the Company’s Indianapolis, IN corporate office in the Leasing Department. Mrs. Laikin has no direct reports and reports to the CEO. Mrs. Laikin is an at-will employee. Mrs. Laikin’s employment with the Company was approved by the Board’s Audit Committee after review of her relationship with our Chairman of the Board. Our Audit Committee does not expect this relationship to impair Mr. Laikin’s independence status because Mrs. Laikin is not an executive officer of the Company.

The Board has appointed the Compensation Committee (or a duly authorized subcommittee thereof) to serve as the administrator of the Company’s compensation and equity-based plans. The Compensation Committee is the administrator for the 2019 Washington Prime Group, L.P. Stock Incentive Plan (the “2019 Plan”), 2014 Plan, Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (the “2004 GRT Plan”), and the Glimcher Realty Trust 2012 Incentive Compensation Plan (the “2012 GRT Plan”). The Company assumed the 2004 GRT Plan and 2012 GRT Plan in connection with the Merger. The 2019 Plan was approved by WPG’s common shareholders in May 2019 at which time no additional shares or awards are be granted from the 2014 Plan. All equity awards issued by the Company during 2019 were from the 2019 Plan.

As the administrator, the Compensation Committee determines the number of RSUs, LTIP Units and other awards granted to the directors and employees of the Company under the 2019 Plan and, the 2004 GRT Plan, 2012 GRT Plan and 2014 Plan, to the extent that outstanding awards from those plans are modified or adjusted.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee has furnished the foregoing report.

March 6, 2020	John J. Dillon III, Chairperson
Robert J. Laikin
J. Taggart (“Tag”) Birge

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COMPENSATION OF OUR DIRECTORS & DISCLOSURE OF

RELATED PARTY TRANSACTIONS

Director Compensation

During 2019, the non-employee members of our Board received a compensation package consisting of a combination of cash payments and an equity grant (the “Director Retainer Package”). Additionally, Board members were permitted to elect to receive some or all of the cash portion of the Director Retainer Package in the form of RSUs (the “Equity Election”) that would vest on the same schedule as the RSUs that comprise the equity portion of the Director Retainer Package (i.e., from May to the following May). Two Board members made the Equity Election for fiscal year 2019 as reflected in the table below. The elections became effective May 16, 2019 and the new equity issued equaled the applicable portions of the installments of cash payments for fiscal year 2019.

For non-employee directors (other than the Board Chairman and one other director) who did not make the Equity Election, the aggregate value of the Director Retainer Package is $230,000 with the cash portion consisting of $110,000, or approximately 48%, of the aggregate value and the equity portion accounting for the remaining value of $120,000 (“Target Grant Value”). The value of the cash component of the Director Retainer Package for the Board Chairman is $220,000 (the “Chairman Fee”) with the equity component equal to the Target Grant Value plus $110,000 as a result of the Equity Election as reflected in the table below. Except for the Equity Election, the Director Retainer Package and Chairman Fee for fiscal year 2019 were substantively the same as that provided to non-employee Board members in 2018.

Cash fees are paid in quarterly installments. Equity compensation is awarded in the form of RSUs historically granted in May of each year. Each RSU is a contingent right to receive one Common Share. In 2019, RSU awards were approved on May 16, 2019 and granted to non-employee directors on May 20, 2019. These RSUs will vest on May 16, 2020, subject to the Board member’s continued service, and will be convertible into a Common Share when the Board member’s service on the Board ends. Outstanding RSUs earn Common Share dividend equivalent payments in cash, equal to regular cash dividends declared by the Board with respect to the Common Shares and actually paid on the Common Shares. The value of dividend equivalent payments is factored into the grant date fair value reported in the table below and computed in accordance with FASB ASC Topic 718.

The following table and accompanying footnotes set forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by the persons serving on the Board during the fiscal year ended December 31, 2019. All values stated are rounded to the nearest dollar.

DIRECTOR COMPENSATION TABLE FOR THE YEAR 2019(1)

Name (a)	Fees Earned or Paid in Cash(2) ($) (b)	Stock Awards(3) ($) (c)	All Other Compensation(4) ($) (d)	Total(5) ($) (e)
John J. Dillon III	$110,000	$120,000	$0	$230,000
Robert J. Laikin	$220,000	$230,000	$0	$450,000
John F. Levy	$110,000	$120,000	$0	$230,000
J. Taggart (“Tag”) Birge	$0	$230,000	$0	$230,000
Jacquelyn R. Soffer	$110,000	$120,000	$0	$230,000
Sheryl G. von Blucher	$110,000	$120,000	$0	$230,000

(1)

Mr. Louis G. Conforti, our CEO, served on the Board during 2019, but did not receive compensation as a non-independent employee Board member. The compensation received by Mr. Conforti for his service during 2019 as our CEO is set forth in the Summary Compensation Table.

(2)

For the respective named director except for Messrs. Laikin and Birge, the amounts listed represent the cash portion of the Director Retainer Package that the respective director received for serving on the Board as a non-employee director during 2019. For Mr. Laikin, the listed amount represents the Chairman Fee. Effective May 2019, Mr. Birge made the Equity Election to increase his Target Grant Value to $230,000 and reduce the cash portion of his Director Retainer Package by $110,000 over the period May 2019 to May 2020. Additionally, Mr. Laikin made the Equity Election to reduce his cash compensation by a third and increase his equity compensation by a third over the period May 2019 to May 2020.

(3)

Represents the grant date fair value computed in accordance with FASB ASC Topic 718 of the RSUs granted to the named directors during 2019 as part of the Director Retainer Package. For a description of the assumptions used in computing the aggregate grant date fair values of these awards, refer to Part IV of the Form 10-K in Item 15 entitled “Exhibits and Financial Statement Schedules” in note 8 of the notes to consolidated financial statements. The RSU holdings at December 31, 2019 for the named directors are as follows: (a) Messrs. Dillon and Levy – 71,347 each, (b) Mr. Laikin – 127,206, (c) Ms. Soffer – 86,859, (d) Mr. Birge – 100,363, and (e) Ms. von Blucher – 68,743. The aggregate number of RSUs held by Mr. Conforti at the end of fiscal year 2019 is reported in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year-End 2019.”

(4)

The total value of all perquisites and other personal benefits received by the respective named director during the fiscal year ended December 31, 2019, if any, was less than $10,000, and therefore is not included in this table.

(5)	For each respective named director, the amount listed represents the aggregate total of the amounts listed in columns (b) through (d).

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Certain Relationships & Related Party Transactions

Hannah Laikin

During fiscal year 2019, an affiliate of WPG employed Mrs. Hannah Laikin, the daughter-in-law of our Chairman of the Board, Robert J. Laikin, in a non-executive role as Director, Special Projects. Mrs. Laikin compensation for the 2019 fiscal year was approximately $151,350. Mrs. Laikin is not an executive officer of the Company or any of its affiliates, but she is included in the Company’s count of its full-time employees as of the end of fiscal year 2019. Mrs. Laikin’s place of employment is the Company’s Indianapolis, IN corporate office in the Leasing Department. Mrs. Laikin has no direct reports and reports to the CEO. Mrs. Laikin is an at-will employee. Mrs. Laikin’s employment with the Company was approved by the Board’s Audit Committee after review of her relationship with our Chairman of the Board. Our Audit Committee does not expect this relationship to impair Mr. Laikin’s independence status because Mrs. Laikin is not an executive officer of the Company.

Our Audit Committee reviews and ratifies all related person transactions as codified in the policies and procedures of our code of conduct.

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INFORMATION ABOUT SECURITY OWNERSHIP & OUR EQUITY COMPENSATION PLANS

The tables and accompanying footnotes set forth below under the heading “Security Ownership of Certain Beneficial Owners & Management” provide the beneficial ownership information for each director, the Named Executives, and all directors and executive officers of the Company as a group of the Company’s Common Shares and other equity securities as well as all other persons or entities known by the Company to be beneficial owners of more than five percent of the Company’s outstanding Common Shares and such other classes of equity securities of the Company as of the Record Date, except as otherwise noted. All partial Common Shares and units have been rounded up to the next whole Common Share or unit. The table under the heading “Equity Compensation Plan Information” discloses information about Common Shares issued or available to be issued pursuant to our equity compensation plans as of December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS & MANAGEMENT

COMMON STOCK OWNERSHIP

Name of Beneficial Owner(1)	Amount Beneficially Owned(2)	Percent Of Class
Louis G. Conforti	940,773(3)	(3)
Mark E. Yale	340,023(6)	(3)
Robert P. Demchak	149,940(7)	(3)
Melissa A. Indest	85,519(8)	(3)
Joshua P. Lindimore	54,552(9)	(3)
Paul S. Ajdaharian	11,459(10)	(3)
J. Taggart (“Tag”) Birge	128,663(11)	(3)
John J. Dillon III	71,347(12)	(3)
Robert J. Laikin	418,106(13)	(3)
John F. Levy	86,147(14)	(3)
Jacquelyn R. Soffer	186,859(15)	(3)
Sheryl G. von Blucher	93,743(16)	(3)
BlackRock, Inc.	33,578,325(17)	17.92%(4)
The Vanguard Group	30,858,639(18)	16.47%(4)
State Street Corporation	10,370,233(19)	5.54%(4)
All directors and executive officers as a group (12 persons)	2,610,615(20)	(3)

(1)	Unless otherwise indicated in the footnotes below, the address for each beneficial owner listed is 180 East Broad Street, Columbus, Ohio 43215.

(2)	Unless otherwise indicated in the footnotes below, the listed beneficial owner has sole voting and investment power with respect to the Common Shares.

(3)

As applicable and as of the Record Date, the percentage ownership of the listed person or group does not exceed one percent (1%) of WPG's outstanding Common Shares. Common Shares issuable upon exercise of stock options, RSU, PSU and LTIP Unit holdings are included in the adjacent column for the listed person only to the extent the related stock options, RSUs, PSUs and LTIP Units are exercisable or convertible into Common Shares within sixty (60) days following the Record Date.

(4)

For the entity listed, the Percent of Class was computed based on 187,356,814 Common Shares outstanding as of the Record Date and in the case of all directors and executive officers as a group, the number of Common Shares issuable upon the exercise of vested stock options, conversion of vested RSUs and redemption of vested LTIP Units, if any, held by all such members of such group in addition to the number of Common Shares outstanding on the Record Date. Common Shares issuable upon exercise of vested stock options, RSU holdings and LTIP Units are included only to the extent the related stock options, RSUs, and LTIP Units are exercisable or convertible into Common Shares within sixty (60) days following the Record Date.

(5)

Represents 925,990 unrestricted Common Shares held directly by Mr. Conforti. Also includes Mr. Conforti’s 14,783 vested RSUs. These RSUs represent a contingent right to receive one Common Share per vested RSU upon Mr. Conforti leaving the Board. Excluded from the total are 1,371,041 unvested RSUs of which 81,967 RSUs will vest in February 2021, 166,667 RSUs will vest in installments in February 2021 and February 2022, 500,000 RSUs shall vest in one-third installments in August 2022, 2023 and 2024; and 622,407 RSUs will vest in one-third installments in February 2021, 2022, and 2023; provided, in each instance that Mr. Conforti is in continued compliance with certain covenants in the Conforti Agreement and subject to certain provisions of such agreement relating to a change in control of the Company. Also excludes 1,618,309 unearned and unvested PSUs. These PSUs shall be earned based upon the satisfaction of certain TSR criteria with the number of PSUs Mr. Conforti can earn varying based on the Company’s TSR performance over a three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Mr. Conforti is in continued compliance with certain covenants in the Conforti Agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. All vesting of the aforementioned securities is subject to Mr. Conforti’s continued employment on the date the respective security vests or is earned. None of Mr. Conforti’s holdings are pledged as collateral or security.

(6)

Represents 340,023 Common Shares held directly by Mr. Yale. Excluded from the total are: (i) 53,232 vested LTIP Units which may be converted (at Mr. Yale’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, (ii) 175,536 unvested RSUs of which 16,393 RSUs will vest in February 2021, 34,662 RSUs which shall vest in installments in February 2021 and 2022, 124,481 RSUs which shall vest in one-third installments in February 2021, 2022 and 2023; provided, in each instance that Mr. Yale is in continued compliance with certain covenants in the Yale Agreement and subject to certain provisions of such agreement relating to a change in control of the Company, and (iii) 225,654 unearned and unvested PSUs which shall be earned based upon the satisfaction of certain relative TSR criteria with the number of earned PSUs ranging from 0% to 150% of the allocated amount awarded to Mr. Yale based on the Company’s TSR performance over the three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Mr. Yale is in continued compliance with certain covenants in the Yale Agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. All vesting of the aforementioned securities is subject to Mr. Yale’s continued employment on the date the respective security vests or is earned. None of Mr. Yale’s holdings are pledged as collateral or security.

(7)

Represents 149,940 unrestricted Common Shares held directly by Mr. Demchak. Excluded from the total are: (i) 28,162 vested LTIP Units which may be converted (at Mr. Demchak’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, (ii) 146,281 unvested RSUs of which 13,661 RSUs will vest in February 2021, 28,886 RSUs will vest in installments in February 2021 and 2022, and 103,734 RSUs shall vest in one-third installments in February 2021, 2022 and 2023, provided, in each instance that Mr. Demchak is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. Also excludes 188,046 unearned and unvested PSUs which shall be earned based upon the satisfaction of certain relative TSR criteria with the number of earned PSUs ranging from 0% to 150% of the allocated amount awarded to Mr. Demchak based on the Company’s TSR performance over the three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Mr. Demchak is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. All vesting of the aforementioned securities is subject to Mr. Demchak’s continued employment on the date the respective security vests or is earned. None of Mr. Demchak’s holdings are pledged as collateral or security.

(8)

Represents 85,519 unrestricted Common Shares held directly by Ms. Indest. Excluded from the total are: (i) 25,164 vested LTIP Units which may be converted (at Ms. Indest’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, (ii) 91,888 unvested RSUs of which 6,196 RSUs will vest in February 2021, 17,850 RSUs will vest in installments in February 2021 and 2022, and 67,842 RSUs shall vest in one-third installments in February 2021, 2022 and 2023, provided, in each instance that Ms. Indest is in continued compliance with certain covenants in her employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. Also excludes 113,204 unearned and unvested PSUs which shall be earned based upon the satisfaction of certain relative TSR criteria with the number of earned PSUs ranging from 0% to 150% of the allocated amount awarded to Ms. Indest based on the Company’s TSR performance over the three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Ms. Indest is in continued compliance with certain covenants in her employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. All vesting of the aforementioned securities is subject to Ms. Indest’s continued employment on the date the respective security vests or is earned. None of Ms. Indest’s holdings are pledged as collateral or security.

(9)

Represents 32,865 unrestricted Common Shares held directly by Mr. Lindimore and 21,687 fully vested stock options. Excluded from the total are: (i) 6,563 vested LTIP Units which may be converted (at Mr. Lindimore’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, (ii) 99,290 unvested RSUs of which 1,250 RSUs will vest in August 2020, 7,044 RSUs will vest in installments in February 2021, 15,340 RSUs shall vest in installments in February 2021 and 2022, and 75,656 RSUs shall vest in one-third installments in February 2021, 2022 and 2023, provided, in each instance that Mr. Lindimore is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. Also excludes 119,797 unearned and unvested PSUs which shall be earned based upon the satisfaction of certain relative TSR criteria with the number of earned PSUs ranging from 0% to 150% of the allocated amount awarded to Mr. Lindimore based on the Company’s TSR performance over the three-year performance period established at the time the respective PSU is allocated; provided, in each instance that Mr. Lindimore is in continued compliance with certain covenants in his employment agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. All vesting of the aforementioned securities is subject to Mr. Lindimore’s continued employment on the date the respective security vests or is earned. None of Mr. Lindimore’s holdings are pledged as collateral or security.

(10)

Represents 11,459 unrestricted registered Common Shares held directly by Mr. Ajdaharian. Excluded from the total are 17,357 vested LTIP Units which may be converted (at Mr. Ajdaharian’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units.

(11)

Includes 25,300 unrestricted Common Shares held directly by Mr. Birge as well as 100,363 RSUs that are vested or will vest within sixty (60) days of the Record Date. Vested RSUs represent a contingent right to receive one Common Share. Upon Mr. Birge leaving the Board, he will receive one Common Share for each vested RSU that he holds. None of Mr. Birge’s holdings are pledged as collateral or security.

(12)

Represents 71,347 RSUs that are vested or will vest within sixty (60) days of the Record Date. Vested RSUs represent a contingent right to receive one Common Share. Vested RSUs represent a contingent right to receive one Common Share. Upon Mr. Dillon leaving the Board, he will receive one Common Share for each vested RSU that he holds. None of Mr. Dillon’s holdings are pledged as collateral or security.

(13)

Includes 69,200 unrestricted Common Shares held directly by Mr. Laikin, 221,700 Common Shares held indirectly through Mr. Laikin’s retirement account, and 127,206 RSUs that are vested or will vest within sixty (60) days of the Record Date. Vested RSUs represent a contingent right to receive one Common Share. Upon Mr. Laikin leaving the Board, he will receive one Common Share for each vested RSU that he holds. None of Mr. Laikin’s holdings are pledged as collateral or security.

(14)

Includes 14,800 unrestricted Common Shares held directly by Mr. Levy as well as 71,347 RSUs that are vested or will vest within sixty (60) days of the Record Date. Vested RSUs represent a contingent right to receive one Common Share. Upon Mr. Levy leaving the Board, he will receive one Common Share for each vested RSU that he holds. None of Mr. Levy’s holdings are pledged as collateral or security.

(15)

Includes 100,000 unrestricted Common Shares held directly by Ms. Soffer as well as 86,859 RSUs that are vested or will vest within sixty (60) days of the Record Date. Vested RSUs represent a contingent right to receive one Common Share. Upon Ms. Soffer leaving the Board, she will receive one Common Share for each vested RSU that she holds. None of Ms. Soffer’s holdings are pledged as collateral or security.

(16)

Includes 25,000 unrestricted Common Shares held directly by Ms. von Blucher as well as 68,743 RSUs that are vested or will vest within sixty (60) days of the Record Date. Vested RSUs represent a contingent right to receive one Common Share. Upon Ms. von Blucher leaving the Board, she will receive one Common Share for each vested RSU that she holds. None of Ms. von Blucher’s holdings are pledged as collateral or security.

(17)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 4, 2020 in which BlackRock, Inc. ("BlackRock") reported that it held sole power to vote 32,957,442 of the Common Shares reported in the table above and owned beneficially and had sole power to dispose of all of the Common Shares reported in the table above. The address of BlackRock reported in the Schedule 13G/A is 55 East 52nd Street, New York, NY 10055.

(18)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 11, 2020 in which The Vanguard Group, Inc. (“Vanguard”) reported that it had sole dispositive power over 30,471,219 of the Common Shares reported in the table above, shared dispositive power over 387,420 of the Common Shares reported in the table above, sole voting power over 372,894 of the Common Shares reported in the table above, and shared voting power over 232,842 of the Common Shares reported in the table above. The address of Vanguard reported in the Schedule 13G/A is 100 Vanguard Blvd., Malvern, PA 19355.

(19)

Based solely upon information contained in a Schedule 13G filed with the SEC on February 14, 2020 in which State Street Corporation (“State Street”) reported that it had shared voting power over 8,540,193 of the Common Shares reported in the table above and shared dispositive power over all of the Common Shares reported in the table above. The address of State Street reported in the Schedule 13G is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(20)

Includes the beneficially owned amounts reported in the table for each Named Executive employed by the Company as of the Record Date and members of the Board plus 6,087 Common Shares (inclusive of 625 Common Shares underlying an equal number of unvested RSUs that are to vest within sixty (60) days of the Record Date) and 48,856 vested stock options by one other executive officer of the Company. All vesting of the aforementioned securities is subject to the continued employment of the executive officer on the date the respective security vests.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our senior executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership of our securities and changes in reported ownership. No WPG executive officers or Board members failed to file on a timely basis reports required by Section 16(a) during our fiscal year ended December 31, 2019.

EQUITY COMPENSATION PLAN INFORMATION

Information about our existing equity compensation plans as of December 31, 2019 is as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,140,744(1)	$12.96(2)	5,647,508

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	9,140,744	$12.96	5,647,508

(1)

Includes 494,325 outstanding inducement equity awards issued in 2014 and 2015, a total of 2,216,920 outstanding RSUs, 699,388 RSU dividend equivalents estimated at dividend rates in place as of December 31, 2019, 310,870 LTIP Units, 2,646,059 Common Shares reserved for payment of PSUs allocated as part of the 2017, 2018, and 2019 Annual Awards and the CEO Special Award (all estimated at maximum), 2,171,893 PSU dividend equivalents estimated at maximum payout at dividend rates in place as of December 31, 2019, and a total of 601,289 stock options of which 353,000 stock options were issued from the 2014 Plan and 248,289 stock options were issued from either the 2004 GRT Plan or the 2012 GRT Plan.

(2)	The weighted-average exercise price is only applicable to outstanding stock options.

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GENERAL INFORMATION

SHAREHOLDER PROPOSALS AT OUR 2021 ANNUAL MEETING

Rule 14a-8 Shareholder Proposals

To be considered for inclusion in the proxy materials for the 2021 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act, a shareholder proposal made pursuant to such rule must be received by our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215 by the close of business on January 6, 2021. If the date of such meeting is changed by more than thirty (30) days from June 15, 2021, the proposal must be received by us at a reasonable time before we begin to print and send our proxy materials. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable laws and regulations.

Shareholder Proposals or Other Business Outside of the Rule 14a-8 Process

Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal of business or nominate a director before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement pursuant to Rule 14a-8. Pursuant to our Bylaws, such a proposal of business or nomination of a director may be brought before the meeting by a shareholder who is entitled to vote at such meeting and who gives timely notice of such proposal or nomination and otherwise satisfies the applicable requirements set forth in our Bylaws. To be timely for the 2021 Annual Meeting of Shareholders, such notice must be received by our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215 by the close of business on January 6, 2021. If the date of the 2021 Annual Meeting of Shareholders is changed by more than thirty (30) days from June 15, 2021, the proposal must be received by us not later than the close of business on the later of 120 calendar days in advance of the 2021 Annual Meeting of Shareholders or ten (10) calendar days following the date upon which public announcement of the date of the meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single annual report to shareholders and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single annual report to shareholders and proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report to shareholders and proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Statement and annual report by contacting Investor Relations, Washington Prime Group Inc., 180 East Broad Street, Columbus, Ohio 43215, (614) 621-9000.

FINANCIAL AND OTHER INFORMATION

The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including certain financial statements and schedules, are being made available to the Company's shareholders concurrently with this Proxy Statement.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, executive officers, and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

OTHER BUSINESS

The Board does not know of any other matters that may be properly brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,
Robert P. Demchak Executive Vice President, General Counsel and Corporate Secretary

April 29, 2020

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

WASHINGTON
PRIME GROUP

WASHINGTON PRIME GROUP INC. **180 EAST BROAD STREET** **COLUMBUS, OH 43215**	**VOTE BY INTERNET - www.proxyvote.com** Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. **ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS** If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. **VOTE BY PHONE - 1-800-690-6903** Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. **VOTE BY MAIL** Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Washington Prime Group Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

To Vote, Mark Blocks Below In Blue or Black Ink As Follows: _______________ Keep This Portion For Your Records

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED   Detach And Return This Portion Only

WASHINGTON PRIME GROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

1. Election of Directors

Nominees:

	For	Against	Abstain
1a) J. Taggart ("Tag") Birge	☐	☐	☐
1b) Louis G. Conforti	☐	☐	☐
1c) John J. Dillon III	☐	☐	☐
1d) Robert J. Laikin	☐	☐	☐
1e) John F. Levy	☐	☐	☐
1f) Sheryl G. von Blucher	☐	☐	☐
1g) Jacquelyn R. Soffer	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3.

	For	Against	Abstain
2. To approve a non-binding and advisory resolution regarding the compensation of Washington Prime Group Inc.'s named executive officers.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as Washington Prime Group Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

NOTE: Transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made then this proxy will be voted FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.** Proxy holders are hereby authorized to vote in their discretion as to any other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

For address changes, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should sign personally. All holders must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and 10-K are available at www.proxyvote.com.

GLRTR2

WASHINGTON PRIME GROUP®

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

June 15, 2020

The undersigned shareholder(s) hereby appoint(s) Robert P. Demchak, Esq. and Mark E. Yale, or any one of them, as proxies for the undersigned, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Washington Prime Group Inc. that the undersigned shareholder(s) own as of April 17, 2020 and is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 A.M. ET on Monday, June 15, 2020, and at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders to be held on Monday, June 15, 2020 and of the accompanying proxy statement, the terms of each are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PROXY HOLDERS ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes: ______________________________

____

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE